UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
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[ ]	Preliminary Proxy Statement
[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12
PETROQUEST ENERGY, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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PETROQUEST ENERGY, INC.
400 E. Kaliste Saloom Road, Suite 6000
Lafayette, Louisiana 70508
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Convene on May 16, 2018
_________________
Dear Stockholders:
We cordially invite you to attend our 2018 annual meeting of stockholders. The meeting will convene on Wednesday, May 16, 2018, at 9:00 a.m. (Lafayette time), at the City Club at River Ranch at 1100 Camellia Boulevard, Lafayette, Louisiana 70508. At the meeting you will vote on proposals to:
1.    Elect the Board of Directors;
2.    Vote to adopt the amended and restated 2016 Long Term Incentive Plan;
3.    Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018;
4.    Hold an advisory vote to approve the company’s executive compensation; and
5.    Transact any other business as may properly come before the meeting.
Stockholders who owned our common stock at the close of business on March 22, 2018 may attend and vote at the meeting and at any adjournments or postponements of the meeting. A stockholders’ list will be available at our corporate office at 400 E. Kaliste Saloom Road, Suite 6000, Lafayette, Louisiana 70508 for a period of ten days prior, and throughout the entire time of, to the meeting. We hope that you will be able to attend the meeting in person.
Whether or not you plan to attend the meeting, please vote electronically via the Internet or by telephone, or, if you requested paper copies of the proxy materials, please complete, sign, date and return the accompanying proxy card in the enclosed postage-paid envelope. See “How do I cast my vote?” in the proxy statement for more details.
We look forward to seeing you at the meeting.
By order of the Board of Directors,

/s/ Edward E. Abels, Jr.

Edward E. Abels, Jr.
Executive Vice President – General Counsel and Secretary
Lafayette, Louisiana
April 5, 2018

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 16, 2018
Our Notice of Annual Meeting of Stockholders and Proxy Statement are available at:
www.proxyvote.com

PETROQUEST ENERGY, INC.
400 E. Kaliste Saloom Road, Suite 6000
Lafayette, Louisiana 70508
PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING
Our Board of Directors is soliciting proxies for the 2018 annual meeting of stockholders to be convened on Wednesday, May 16, 2018 at 9:00 a.m. (Lafayette time), at the City Club at River Ranch at 1100 Camellia Boulevard, Lafayette, Louisiana 70508, and at any adjournments or postponements of the meeting. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.
PetroQuest will pay the costs of soliciting proxies from stockholders. Our directors, officers and regular employees may solicit proxies on behalf of PetroQuest, without additional compensation, personally or by telephone.
QUESTIONS AND ANSWERS
Q:    Who can vote at the meeting?

A:
The Board set March 22, 2018 as the record date for the meeting. You can attend and vote at the meeting, and at any adjournments or postponements of the meeting, if you were a common stockholder at the close of business on the record date, March 22, 2018. On that date, there were 25,587,441 shares of our common stock outstanding and entitled to vote at the meeting.

Q:     What is the purpose of the meeting?

A:	At the meeting, stockholders are scheduled to vote upon the following proposals:

•	The election of directors;

•	The adoption of the amended and restated 2016 Long Term Incentive Plan (the “2016 Incentive Plan”);

•	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018; and

•	Advisory approval of the company’s executive compensation.

Q:	Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A:
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, on or about April 5, 2018 we are sending a Notice of Internet Availability of Proxy Materials to our stockholders of record and beneficial owners. All stockholders will have the ability, beginning on or about April 5, 2018, to access the proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice of Internet Availability of Proxy Materials. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Q:	Can I vote my shares by filling out and returning the Notice of Internet Availability of Proxy Materials?

A:
No. The Notice of Internet Availability of Proxy Materials identifies the items to be voted on at the meeting, but you cannot vote by marking the Notice of Internet Availability of Proxy Materials and returning it. The Notice of Internet Availability of Proxy Materials provides instructions on how to vote via the Internet, by telephone or by requesting and returning a paper proxy card, or by submitting a ballot in person at the meeting.

Q:	How can I get electronic access to the proxy materials?

A:	The Notice of Internet Availability of Proxy Materials will provide you with instructions regarding how to:

•	View our proxy materials for the meeting on the Internet; and

•	Instruct us to send future proxy materials to you electronically by email.
Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

Q:     How do I cast my vote?

A:
If your shares of common stock are registered in your own name, you may vote in person at the meeting. As an alternative to voting in person at the meeting, you may also vote via the Internet, by telephone or, for those stockholders who request a paper proxy card in the mail, by mailing a completed proxy card. The Notice of Internet Availability of Proxy Materials provides information on how to vote via the Internet or by telephone or request a paper proxy card and vote by mail. Those stockholders who request a paper proxy card and elect to vote by mail should sign and return the mailed proxy card in the prepaid and addressed envelope that was enclosed with the proxy materials, and your shares will be voted at the meeting in the manner you direct. In the event that you return a signed proxy card on which no directions are specified, your shares will be voted as recommended by our Board of Directors on all matters, and in the discretion of the proxy holders as to any other matters that may properly come before the meeting or any postponement or adjournment of the meeting. We do not know of any other business to be considered at the meeting.

If your shares of common stock are registered in the name of a broker, bank or other nominee (typically referred to as being held in “street name”), you will receive instructions from your broker, bank or other nominee that must be followed in order for your broker, bank or other nominee to vote your shares per your instructions. Many brokerage firms and banks have a process for their beneficial holders to provide instructions via the Internet or over the telephone. If Internet or telephone voting is unavailable from your broker, bank or other nominee, please complete and return the enclosed voting instruction card in the addressed, postage paid envelope provided.
In the event you do not provide instructions on how to vote, your broker may have authority to vote your shares. Under the rules that govern brokers who are voting with respect to shares that are held in street name, brokers have the discretion to vote such shares on “routine” matters, but not on “non-routine” matters. Routine matters include the ratification of the appointment of independent auditors, but not the election of directors, the adoption of the amended and restated 2016 Incentive Plan, the advisory proposal on executive compensation. Your vote is especially important. If your shares are held by a broker, your broker cannot vote your shares for these non-routine matters unless you provide voting instructions. Therefore, please instruct your broker regarding how to vote your shares on these matters promptly. See “Vote Required” following each proposal for further information.
If you hold shares through a broker, bank or other nominee and wish to be able to vote in person at the meeting, you must obtain a legal proxy from your broker, bank or other nominee and present it to the inspector of election with your ballot at the meeting. You will not be able to vote your shares of common stock without such legal proxy.
Q:    How do I attend the meeting in person? What do I need to bring?

A:
You are entitled to attend the meeting if you were a common stockholder at the close of business on the record date, March 22, 2018, of if you hold a valid legal proxy for the meeting. If your shares of common stock are registered in your own name, you may be asked to present valid picture identification, such as a driver’s license or passport, for admission to meeting.

If your shares of common stock are registered in the name of a bank, broker or other nominee, you may be asked to provide proof of beneficial ownership as of the record date, such as a brokerage account statement or voting instruction form provided by such bank, broker or other nominee, or other similar evidence of ownership, as well as picture identification, for admission. If you wish to be able to vote in person at the meeting, you must obtain a legal proxy from your bank, broker or other nominee and present it to the inspector of election with your ballot at the meeting.
Registration will begin at 8:30 a.m. (Lafayette time) on the date of the meeting. If you do not provide picture identification and comply with the other procedures outlined above, you may not be admitted to the meeting. We recommend that you arrive early to ensure that you are seated by the commencement of the meeting. You can obtain instructions to the meeting by contacting Investor Relations at PetroQuest Energy, Inc., 400 E. Kaliste Saloom Road, Suite 6000, Lafayette, Louisiana 70508; (337) 232-7028.
Q:    Can I revoke or change my proxy?

A:
Yes. You may revoke or change a previously delivered proxy at any time before the meeting by delivering another proxy with a later date, by voting again via the Internet or by telephone, or by delivering written notice of revocation of your proxy to our Secretary at our principal executive offices before the beginning of the meeting. You may also revoke your proxy by attending the meeting and voting in person, although attendance at the meeting will not, in and of itself, revoke a valid proxy that was previously delivered. If you hold shares through a broker, bank or other nominee, you must contact that nominee to revoke any prior voting instructions. You also may revoke any prior voting instructions by voting in person at the meeting if you obtain a legal proxy as described above.
Q:    How does the Board recommend I vote on the proposals?

A:
The Board recommends you vote “FOR” each of the nominees to our Board of Directors, “FOR” the adoption of the amended and restated 2016 Incentive Plan, “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018 and “FOR” the approval, on an advisory basis, of the company’s executive compensation.

Q:    Who will count the vote?

A:	The inspector of election will count the vote. PetroQuest’s Secretary will act as the inspector of election.
Q:    What is a “quorum?”

A:
A quorum is the number of shares that must be present to hold the meeting. The quorum requirement for the meeting is a majority of the outstanding shares of common stock as of the record date, present in person or represented by proxy. Your shares of common stock will be counted for purposes of determining if there is a quorum if you are present and vote in person at the meeting; or have voted on the Internet, by telephone or by properly submitting a proxy card or voting instruction card by mail. Abstentions also count toward the quorum. An abstention will have the same practical effect as a vote against the adoption of the amended and restated 2016 Incentive Plan, the ratification of the appointment of our independent registered public accounting firm and the advisory proposal on executive compensation. “Broker non-votes,” which occur when brokers, banks or other nominees that hold shares on behalf of beneficial owners do not receive voting instructions from the beneficial owners prior to the meeting and do not have discretionary voting authority to vote those shares, also count toward the quorum.

Q:    What vote is required to approve each item?

A:	The following table sets forth the voting requirement with respect to each of the proposals:

Proposal 1 — Election of directors.	The six nominees for election as directors at the annual meeting who receive the greatest number of “FOR” votes cast by the stockholders, a plurality, will be elected as our directors.
Proposal 2 — Adoption of the amended and restated 2016 Incentive Plan
To be approved by stockholders, this proposal must receive the affirmative “FOR” vote of the holders of a majority of the shares of common stock represented at the meeting, in person or by proxy, and entitled to vote.

Proposal 3 – Ratification of appointment of independent registered public accounting firm.
To be approved by stockholders, this proposal must receive the affirmative “FOR” vote of the holders of a majority of the shares of common stock represented at the meeting, in person or by proxy, and entitled to vote.

Proposal 4 – Advisory approval of the company’s executive compensation.
To be approved by stockholders, this proposal must receive the affirmative “FOR” vote of the holders of a majority of shares of common stock represented at the meeting, in person or by proxy, and entitled to vote.

Q:    What does it mean if I get more than one Notice of Internet Availability of Proxy Materials?

A:
Your shares are probably registered in more than one account. Please provide voting instructions for all Notices of Internet Availability of Proxy Materials, proxy and voting instruction cards you receive.

Q:    How many votes can I cast?

A:	On all matters you are entitled to one vote per share.
Q:    Where can I find the voting results of the meeting?

A:
The preliminary voting results will be announced at the meeting. The final results will be published in a current report on Form 8-K to be filed by us with the SEC within four business days of the meeting.

Proposal 1
ELECTION OF DIRECTORS
At the meeting, six directors are to be elected. Each director is to hold office until the next annual meeting of stockholders or until his successor is elected and qualified. After identifying the members of our Board of Directors who are up for re-election in 2018 and reviewing the criteria that the Nominating and Corporate Governance Committee uses when evaluating director nominees, the Board nominated the six directors for election at the meeting based on the recommendation of the Nominating and Corporate Governance Committee.
We are strongly opposed to a one-size fits all model of corporate governance and believe that each board should consider its own circumstance and that a reasonable approach is likely to ensure an appropriate balance between long-tenured and more recently added board members. However, we do not have a policy limiting the tenure of a director. In our view, the best method to ensure healthy board evolution is through rigorous and thoughtful consideration of the nomination of current directors prior to each election based on a variety of factors, including director performance, skills and expertise, the company’s needs, and board diversity, as well as length of board service, both on a board average and stand-alone basis.
With regard to the composition of our current Board of Directors, we see a strategic advantage of having them continue to serve. Not only do they bring experience and historical context to the vitality and growth of PetroQuest, they all bring expertise in the oil and gas industry to PetroQuest, together with the additional noteworthy attributes described in the individual biographies below. The nominees have consented to be nominated and have expressed their intention to serve if elected. We have no reason to believe that any of the nominees will be unable to serve if elected to office and, to our knowledge, the nominees intend to serve the entire term for which election is sought. Only the nominees or substitute nominees designated by the Board will be eligible to stand for election as directors at the meeting.
Nominees
Charles T. Goodson
Age:    62        Director since:    1998    Committees:    None
Skills and Qualifications: As a result of his professional experiences, and his longevity with the company, Mr. Goodson possesses broad and particular knowledge of all aspects of the oil and gas production industry as well as extensive leadership experience.
Positions held with the company:    Chairman of the Board, Chief Executive Officer and President
Other current public directorships: None
Mr. Goodson has served as our Chairman of the Board since May 2000, and has served as our Chief Executive Officer since September 1998. He has also served as our President since July 2004, and previously served in that position from September 1998 to May 2000. From 1995 to 1998, Mr. Goodson was President of American Explorer, L.L.C., a private oil and gas exploration and production company we subsequently acquired. Since 1985, he has served as President and 50% owner of American Explorer, Inc., an oil and gas operating company which formerly operated properties for us. From 1980 to 1985, he worked for Callon Petroleum Company, first as a landman, then District Land Manager and then Regional Land Manager. He began his career in 1978 as a landman for Mobil Oil Corporation. In addition, Mr. Goodson currently serves on the boards of directors of Iberia Bank (Lafayette Advisory Board Member), the Federal Reserve Bank of Atlanta – New Orleans Branch (Energy Advisory Council Member) and the Louisiana Oil & Gas Association. Mr. Goodson also is a retired board member of Our Lady of Lourdes Regional Medical Center.
William W. Rucks, IV

Age:	60 Director since: 1999 Committees: Audit Committee, Compensation Committee
and Nominating and Corporate Governance Committee
Skills and Qualifications: As a result of his professional experiences, including his prior service within management and as a member of the boards of directors of other public companies within our industry, Mr. Rucks possesses broad knowledge of all aspects of the oil and natural gas production industry and is able to share his insights as to best practices from those experiences.
Positions held with the company:    Director
Other current public directorships: None

Mr. Rucks is the President of Rucks Investments and has been a private investor since September 1997. He is a co-founder of Flores & Rucks, Inc., an oil and gas concern formerly traded on the NYSE. While at Flores & Rucks Inc., Mr. Rucks served as President and Vice Chairman from July 1995 until September 1996, and as President and CEO from its inception in 1992 until 1995. He served on the Board of Directors of Ocean Energy, Inc., the successor of Flores & Rucks, Inc., from 1995 until 1997. From 1985 until 1992, Mr. Rucks served as President of FloRuxco, Inc., an oil and gas exploration company. He also served as a director of OMNI Energy Services, Inc., a publicly traded oil and gas company from 1997 through 2001, and served as Chairman of the Board for most of 2001. Mr. Rucks earned a Bachelor of Science degree from Louisiana State University, graduating in 1979.
E. Wayne Nordberg

Age:	79 Director since: 2000 Committees: Audit Committee, Compensation Committee
and Nominating and Corporate Governance Committee
Skills and Qualifications: Mr. Nordberg is particularly familiar with the financial measures used to analyze business performance within the oil and natural gas production industry and with the capital markets. As a director of the company since 2000, Mr. Nordberg possesses a depth of knowledge concerning our company and its operations in particular and our industry in general.
Positions held with the company:    Director
Other current public directorships: Annaly Capital Management, Inc. and Reaves Utility Income Fund
Mr. Nordberg is currently Chairman of Hollow Brook Wealth Management LLC, an SEC registered investment advisor managing or advising investment assets of $700 million. From January 2003 to November 2007, he served as a senior director of Ingalls & Snyder LLC, a NYSE member and registered investment advisor. From 1998 to June 2002, Mr. Nordberg served as Vice Chairman of the Board of KBW Asset Management, Inc. KBW was an affiliate of Keefe, Bruyette, & Woods, Inc., a registered investment advisor offering investment management services to institutions and high net worth individuals. From 1988 to 1998, he served in various capacities for Lord, Abbett & Co., a mutual fund company, including partner and director of their family of funds. Mr. Nordberg is a director of Annaly Capital Management, Inc. and Reaves Utility Income Fund as well as a member of the Financial Analysts Federation and The New York Society of Security Analysts. He is a Trustee of the Atlantic Salmon Federation, and the National Wildlife Federation Endowment Fund. Mr. Nordberg received a Bachelor of Arts in Economics from Lafayette College, Easton, Pennsylvania, where he is a Trustee Emeritus.

W. J. Gordon, III

Age:	69 Director since: 2004 Committees: Audit Committee, Compensation Committee
and Nominating and Corporate Governance Committee
Skills and Qualifications: Mr. Gordon’s vast experience and extensive knowledge of our industry, having served in management domestically and internationally with a major oil and natural gas company, together with his strategic management and leadership experience in several industries, strengthen the Board’s collective qualifications, skills and experience.
Positions held with the company:    Director
Other current public directorships: None
Mr. Gordon served in various capacities with Conoco Inc. and ConocoPhillips for 32 years until his retirement in 2002, including President of Dubai Petroleum Company (Conoco’s Middle East subsidiary), President of Conoco Norway, Inc. and Regional Production Manager for Conoco’s Gulf of Mexico and Gulf Coast Region. While in Norway, Mr. Gordon was Chairman of the American Chamber of Commerce in Norway for three years.  From 2003 to 2016, Mr. Gordon served as the Chief Strategy Officer for the Franciscan Missionaries of Our Lady Health System.  He serves on the Advisory Board of IberiaBank Corporation and is a past Trustee, Vice Chairman and member of the Executive Committee of the University of Louisiana at Lafayette (“ULL”) Foundation.  He also serves on  the Executive Advisory Council of the Moody College of Business of ULL and is on the Board of Directors of AMI Kids of Acadiana.  He was elected and served three non-consecutive three-year terms on the Board of the Greater Lafayette Chamber of Commerce and was a founding board member of the Community Foundation of Acadiana.  Mr. Gordon received his Bachelor of Science in Physics (Cum Laude) and Military Science Degree from Southern University in Baton Rouge, Louisiana in 1970.  He now actively manages his personal investments.

Charles F. Mitchell, II, M.D.

Age:	69 Director since: 2005 Committees: Audit Committee, Compensation Committee
and Nominating and Corporate Governance Committee
Skills and Qualifications: Dr. Mitchell’s experience inside and outside of the energy industry, along with his leadership and analytical skills, working knowledge of securities and compliance laws, financial and business expertise, and his extensive history with our industry, our company, and our community qualify him for service on our Board as well as serving as chairman of the Compensation Committee.
Positions held with the company:    Director
Other current public directorships: None
Dr. Mitchell is a practicing surgeon and a founding partner of ENT Medical Center in Baton Rouge. For more than 30 years, the for-profit ENT Medical Center has been one of Louisiana’s top private ear, nose and throat centers. He along with nine other MD investors developed and managed the first multi-specialty Ambulatory Surgical Center in Louisiana. Dr. Mitchell has been an active private investor in and working interest owner of oil companies and drilling programs in some of the largest basins in the U.S., including the Gulf of Mexico, East Texas, Oklahoma and South Louisiana. As a result of his direct investment experience in the oil and gas industry, he was selected to serve on the board of directors of three NYSE-listed oil and gas companies from 1995 to 2005: Flores & Rucks, Inc., Ocean Energy, Inc. and Devon Energy Corporation. Dr. Mitchell serves on the Board of the Mendez Foundation in Tampa, Florida. The Foundation works with K through 12 children to educate them on the prevention of drug abuse and violence.
J. Gerard Jolly

Age:	66 Director since: 2016 Committees: Audit Committee, Compensation Committee
and Nominating and Corporate Governance Committee
Skills and Qualifications: Mr. Jolly has extensive financial experience within our industry, and his background, prior experiences, professional credentials and expertise qualify him to serve as a director as well as our Audit Committee financial expert and Chairman.
Positions held with the company:    Director
Other current public directorships: None
Mr. Jolly was a long-time partner in the nationally recognized accounting firm of KPMG until his retirement in 2012. Since 2012, Mr. Jolly has provided tax and consulting services specializing in strategic and succession planning, governance, estate planning and philanthropy. In his 38 year career with KPMG, Mr. Jolly served in a variety of roles including the firm’s National Managing Partner of its mid-market business and was a member of the firm’s Board of Directors. As a member of the KPMG board, Mr. Jolly served as Chairman of the Audit, Finance and Operations Committee as well as the Nominating Committee. He is a licensed CPA and holds a Bachelor of Science in Accounting from Louisiana State University. He is a member of the E.J. Ourso College of Business Hall of Distinction at Louisiana State University, the immediate past President of the Dean’s Advisory Council for the E.J. Ourso College of Business and the immediate past Chairman of the Pennington Biomedical Research Foundation.

Director Independence
The listing standards of the NYSE require that our Board of Directors be comprised of at least a majority of independent directors. For a director to be considered independent under those standards, the Board must affirmatively determine that the director does not have any material relationship with us.
Based on these standards, our Board of Directors has affirmatively determined that W. J. Gordon, III, J. Gerard Jolly, Charles F. Mitchell, II, M.D., E. Wayne Nordberg and William W. Rucks, IV are independent. Messrs.  Gordon and Jolly, and Dr. Mitchell have no relationship with us, except as directors and stockholders. In determining the independence of Dr. Mitchell, the Board considered the relationship of Dr. Mitchell’s son with us as a de minimus owner of a company that has a business relationship with us with respect to saltwater disposal activities.

Board Structure and Corporate Governance Guidelines

Our Board of Directors is governed by PetroQuest’s Certificate of Incorporation, Bylaws, Corporate Governance Guidelines, charters of the standing committees of the Board and the laws of the State of Delaware. The Corporate Governance Guidelines form an important framework for our Board’s corporate governance practices and assist the Board in carrying out its responsibilities.  The Board reviews these guidelines and the committee charters periodically to consider the need for amendments or enhancements.  The Corporate Governance Guidelines and committee charters are available in the “Investors – Governance” section of our website at www.petroquest.com, and are available in print to any stockholder who requests them. In addition to the above governing documents, the company’s Code of Business Conduct and Ethics that applies to all of our employees, as well as each member of the Board, can also be found in the “Investors –Governance” section of our website at www.petroquest.com, and is available in print to any stockholder who requests it. We intend to post amendments to or waivers from the Code of Business Conduct and Ethics (to the extent applicable to our chief executive officer or chief financial officer) at this location on our website.
Board Leadership Structure and Role in Risk Oversight
Our Board of Directors believes that our Chief Executive Officer is best situated to serve as Chairman of the Board because he is the director most familiar with our business and industry, and the director most capable of effectively identifying strategic priorities and leading the discussion and execution of our strategy. Independent directors and management have different perspectives and roles in strategy development. Our independent directors bring experience, oversight and expertise from outside PetroQuest and the oil and gas industry, while the Chief Executive Officer brings PetroQuest-specific experience and expertise. Our Board of Directors believes that the combined role of Chairman of the Board and Chief Executive Officer promotes strategy development and execution, and facilitates information flow and communication between senior management and the Board of Directors, which are both essential to effective governance.
One of the key responsibilities of the Board of Directors is to develop a strategic direction for PetroQuest and to hold management accountable for the execution of our strategy once it is developed. The Board of Directors believes that the combined role of Chairman and Chief Executive Officer, together with an independent Lead Director having the duties described below, is in the best interest of the stockholders because it provides the appropriate balance between strategy development and independent oversight of management.
As set forth in our Corporate Governance Guidelines, our Board of Directors is responsible for the oversight of the company and its business, including risk management. Together with the Board’s standing committees, the Board is responsible for ensuring that material risks are identified and managed appropriately. The Board and its committees regularly review material strategic, operational, financial, compensation and compliance risks with our senior management. The Audit Committee has oversight responsibility for financial risk (such as accounting, finance, internal controls and tax strategy), and also oversees compliance with applicable laws and regulations as well as our Code of Business Conduct and Ethics. The Compensation Committee oversees compliance with our compensation plans, and the Nominating and Corporate Governance Committee oversees compliance with our corporate governance principles. Each of the committees report to the Board regarding the areas of risk they oversee.
Lead Director
Our Board of Directors has a Lead Director whose primary responsibility is to preside over the executive session of the Board meetings in which our management director and members of management do not participate. The Lead Director also performs other duties that the Board may from time to time delegate to assist the Board in the fulfillment of its responsibilities. Based on the recommendation of the Nominating and Corporate Governance Committee, William W. Rucks, IV was re-designated by the Board to serve in this position in May 2017.
Communicating with our Board of Directors
Stockholders and other parties interested in communicating directly with our non-management members of our Board of Directors may do so by writing to: Corporate Secretary, PetroQuest Energy, Inc., 400 E. Kaliste Saloom Road, Suite 6000, Lafayette, Louisiana 70508. The Board has approved a process for handling letters received by PetroQuest and addressed to non-management members of the Board. Under that process, our Secretary reviews all such correspondence and regularly forwards to the Board a summary of all such correspondence and copies of all correspondence that, in the opinion of the Secretary, deals with the functions of the Board or committees thereof or that he or she otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by us that is addressed to non-management members of the Board and request copies of any such correspondence. Concerns relating to business ethics, accounting, internal controls or auditing matters are immediately brought to the attention of the Chairman of the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.

Although we do not have a formal policy regarding attendance by members of the Board at our annual meeting of stockholders, we encourage directors to attend and historically they have done so. For example, all of the directors attended the 2017 annual meeting.
Board and Committee Activity and Compensation
During 2017, our Board of Directors held nine meetings. All directors attended at least 75% of the total meetings of the Board and the committees on which they served. There are currently three standing committees of the Board: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The independent directors of the Board annually appoint one member of each committee as chairperson to serve a one-year term, after an initial term of two years, at the first meeting of the Board following our annual meeting of stockholders. Committee membership and the functions of those committees are described below.
Audit Committee. The current members of the Audit Committee are W. J. Gordon, III, J. Gerard Jolly (Chairman), Charles F. Mitchell, II, M.D., E. Wayne Nordberg and William W. Rucks, IV, and the committee met four times during 2017. Our Board of Directors has determined that all of the members of the committee are independent under the listing standards of the NYSE and the rules of the SEC, and that J. Gerard Jolly is an audit committee financial expert under the rules of the SEC. The committee operates under a written charter adopted by our Board of Directors. The committee assists the Board in overseeing (i) the integrity of PetroQuest’s financial statements, (ii) PetroQuest’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence, and (iv) the performance of PetroQuest’s internal auditors (or other personnel responsible for the internal audit function) and independent auditor. In so doing, it is the responsibility of the committee to maintain free and open communication between the directors, the independent auditor and the financial management of PetroQuest. The committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for PetroQuest. The independent auditor reports directly to the committee.
Compensation Committee. The current members of the Compensation Committee are W. J. Gordon, III, J. Gerard Jolly, Charles F. Mitchell, II, M.D. (Chairman), E. Wayne Nordberg and William W. Rucks, IV, and the committee met three times during 2017. Our Board of Directors has determined that all of the members of the committee are independent under the listing standards of the NYSE and the rules of the SEC. The committee operates under a written charter adopted by the Board. The committee is responsible for establishing PetroQuest’s compensation policies and monitoring the implementation of PetroQuest’s compensation system for its executives. The committee may delegate any of its responsibilities to subcommittees as the committee deems appropriate, provided the subcommittees are composed entirely of independent directors. The committee’s processes and procedures for determining executive compensation are described below under “Other Information – Compensation Discussion and Analysis.”
Nominating and Corporate Governance Committee. The current members of the Nominating and Corporate Governance Committee are W. J. Gordon, III (Chairman), J. Gerard Jolly, Charles F. Mitchell, II, M.D., E. Wayne Nordberg and William W. Rucks, IV. The committee met three times during 2017. Our Board of Directors has determined that all of the members of the committee are independent under the listing standards of the NYSE and the rules of the SEC. The committee operates under a written charter adopted by the Board. The committee is responsible for identifying and recommending qualified candidates to the Board for nomination as members of the Board and for recommending to the Board the corporate governance principles applicable to PetroQuest. Although not part of any formal policy, our goal is a balanced and diverse board of directors, with members whose skills, backgrounds and experiences are complimentary and, together, cover the spectrum of areas that impact our business. Attributes such as character, integrity, judgment, experience, professional achievements and financial and business acumen are cited in our Corporate Governance Guidelines as among the principal qualifications of an effective director.
Director Nominations Process. As indicated above, nominating functions are handled by the Nominating and Corporate Governance Committee pursuant to its charter.
Our Bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to our Board of Directors at our annual meeting of stockholders. Historically, we have not had a formal policy concerning stockholder nominations of individuals to stand for election to the Board, other than the provisions contained in our Bylaws. To date, we have not received any recommendations from stockholders requesting that the Board or the Nominating and Corporate Governance Committee consider a candidate for inclusion among the slate of nominees in this proxy statement, and therefore we believe that no formal policy, in addition to the provisions contained in our Bylaws, concerning stockholder recommendations is needed.
In addition to stockholder nominations, the Nominating and Corporate Governance Committee may utilize a variety of methods for identifying potential nominees for directors, including considering potential candidates who come to their attention through current officers, directors, professional search firms or other persons. Further, the Nominating and Corporate Governance Committee seeks age, gender and ethnic diversity among the members of the Board, as it believes that diversity can provide a more effective and dynamic board to mitigate risk and enhance long-term performance for stockholders. While the Board has not adopted a formal policy with respect to the consideration of diversity in identifying director nominees, the Nominating and Corporate Governance Committee and the Board believe that considering diversity is one of the many factors that they consider when identifying individuals for Board membership. Once a potential nominee has been identified, the Nominating and Corporate Governance Committee evaluates whether the nominee has the appropriate skills and characteristics required to become a director in light of the then-current makeup of the Board. This assessment includes an evaluation of the nominee’s judgment and skills, such as experience at a strategy/policy setting level, financial sophistication, leadership and objectivity, all in the context of the perceived needs of the Board at that point in time. Our Board of Directors believes that, at a minimum, all members of the Board should have the highest professional and personal ethics and values. In addition, each member of the Board must be committed to increasing stockholder value and should have enough time to carry out his or her responsibilities as a member of the Board.
Our Bylaws provide that nominations for the election of directors may be made by any stockholder entitled to vote in the election of directors; provided, however, that a stockholder may nominate a person for election as a director at a meeting only if written notice of such stockholder’s intent to make such nomination has been given to our Secretary as described in “Deadline for Receipt of Stockholder Proposals” in this proxy statement. Each notice must set forth: (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required in each case, pursuant to Regulation 14A under the Securities Exchange Act of 1934, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to the stockholder giving the notice, (i) the name and address, as they appear on PetroQuest’s books, of such stockholder and (ii) the class and number of shares of PetroQuest that are beneficially owned by such stockholder and that are owned of record by such stockholder; and (c) as to the beneficial owner, if any, on whose behalf the nomination is made, (i) the name and address of such person and (ii) the class and number of shares of PetroQuest that are beneficially owned by such person.
Compensation of Directors. Our one management director is not separately compensated for his service as a director. In 2017, each of our non-employee directors received an annual retainer fee of $75,000. The Chairman of the Audit Committee received an additional annual cash retainer of $15,000, the Chairman of the Compensation Committee and the Chairman of the Nominating and Corporate Governance Committee each received an additional annual cash retainer of $10,000, and the Lead Director received an additional annual cash retainer of $20,000. Each non-employee director also received an attendance fee of $1,500 per Board or committee meeting attended. In May 2017, Messrs. Gordon, Jolly, Nordberg, Rucks and Dr. Mitchell each received a grant of 7,500 shares of restricted common stock and 15,775 phantom stock units to be settled in cash. The shares and units vest on the earlier to occur of the first anniversary of the grant date or the 2018 annual meeting of stockholders. The members of our Board of Directors are entitled to reimbursement of their expenses incurred in connection with the attendance at Board and committee meetings in accordance with company policy.
The following table summarizes the annual compensation for our non-employee directors during 2017.

Director Compensation for Fiscal Year-End December 31, 2017
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1) (2)	Option Awards ($) (3)	Total ($)

W. J. Gordon, III	98,500	45,902	-	144,402

J. Gerard Jolly	103,500	45,902	-	149,402

Charles F. Mitchell, II, M.D.	98,500	45,902	-	144,402

E. Wayne Nordberg	88,500	45,902	-	134,402

William W. Rucks, IV	108,500	45,902	-	154,402

(1)
These amounts reflect the aggregate grant date fair value, calculated in accordance with FASB ASC Topic 718, of awards pursuant to our 2016 Long Term Incentive Plan. Assumptions used in the calculation of these amounts are included in “Note 5 – Share-Based Compensation” to our audited financial statements for the fiscal year ended December 31, 2017 included in our Annual Report on Form 10-K filed with the SEC on March 8, 2018.

(2)	As of December 31, 2017, each of Messrs. Gordon, Nordberg, Rucks, Jolly and Dr. Mitchell had a total of 7,500 shares of restricted common stock outstanding and 15,775 phantom stock units outstanding.

(3)	As of December 31, 2017, each of Messrs. Gordon, Nordberg, Rucks and Dr. Mitchell had a total of 27,875 stock options outstanding, and Mr. Jolly had a total of 21,000 stock options outstanding.

Vote Required
The six nominees for election as directors at the annual meeting who receive the greatest number of votes cast by the stockholders, a plurality, will be elected as our directors. As a result, broker non-votes and abstentions will not be counted in determining which nominees received the largest number of votes cast. You may vote “FOR” all nominees, “AGAINST” all nominees or withhold your vote for any one or more of the nominees.
Board Recommendation
Our Board of Directors recommends a vote “FOR” all six nominees to the Board.

Proposal 2
ADOPTION OF THE AMENDED AND RESTATED 2016 INCENTIVE PLAN
General
Prior to March 27, 2018, PetroQuest has maintained the PetroQuest Energy, Inc. 2016 Long Term Incentive Plan which was approved by our stockholders on May 18, 2016. On March 27, 2018, our Board of Directors adopted the amended and restated plan, subject to approval by the majority of our stockholders, effective May 16, 2018, and directed that the amended and restated plan be submitted to you, the stockholders, for your approval. The plan is amended and restated to:

•	Increase the number of shares reserved thereunder from 2,000,000 shares to 4,950,000 shares;

•
Revise terms for grants of awards of dividends and dividend equivalents to provide such awards will be subject to the same vesting requirements as the related award and to clarify that no dividend or dividend equivalents will be granted with respect to options or stock appreciation rights; and

•	Make other conforming changes due to recent changes in Section 162(m) of the Internal Revenue Code of 1986, as amended, under the Tax Cuts and Jobs Act.
The original plan was adopted by our Board of Directors on May 18, 2016 and approved by a majority of our stockholders. The number of shares reserved for issuance under the original plan was 2,000,000 (as adjusted for our one-to-four reverse stock split in May 2016). As of March 22, 2018, approximately 1,647,234 shares of our common stock were subject to awards granted or issued under the plan, and approximately 109,015 shares remained available for future issuance.
The objectives of the amended and restated plan are to attract and retain selected key employees, consultants and directors, encourage their commitment, motivate superior performance, facilitate their obtaining ownership interests by aligning their personal interests to those of our stockholders and enable them to share in long term growth and success. The proposed share increase and other conforming changes will ensure that a sufficient reserve of common stock is available under the amended and restated plan to be able to attract, retain and motivate the best available talent essential to our long-term growth and success.
The amended and restated plan is a new plan for purposes of the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), governing incentive stock options. The amended and restated plan is being submitted for your approval in order to enable us to grant incentive stock options under the amended and restated plan and to increase the number of shares available for awards under the amended and restated plan.
As of March 22, 2018, the frozen 2013 Incentive Plan (the “2013 Incentive Plan”) and the frozen 1998 Incentive Plan, as amended and restated effective May 14, 2008 (the “1998 Incentive Plan”), have outstanding awards representing 448,914 shares of common stock that are subject to outstanding stock options with a weighted average exercise price of $14.56 per share and a weighted average remaining term of 5.83 years. Once these awards expire, the 2013 Incentive Plan and the 1998 Incentive Plan will be terminated.
Summary of the Amended and Restated 2016 Incentive Plan
The description set forth below summarizes the principal terms and conditions of the amended and restated plan, does not purport to be complete and is qualified in its entirety by reference to the amended and restated plan, a copy of which is attached to this Proxy Statement as Appendix A.
General. The primary objectives of the amended and restated 2016 Incentive Plan are to advance the interests of the company and its stockholders by providing an incentive to attract, retain and reward persons performing services for the company and by motivating such persons to contribute to the growth and profitability of the company.

Shares Subject to the Amended and Restated 2016 Incentive Plan. Subject to adjustment as provided in the amended and restated plan, the maximum aggregate number of shares of common stock that may be issued with respect to awards under the amended and restated plan will be 4,950,000 and may consist of any of the following: shares of common stock held in treasury of the company, shares of common stock authorized but unissued or shares of common stock reacquired by the company or any combination of the foregoing. The maximum aggregate number of such shares of common stock authorized for issuance in the foregoing sentence that may be issued as incentive stock options will be 4,000,000 shares of common stock. Shares of common stock of an outstanding award that for any reason expire or are terminated, forfeited or canceled shall again be available for issuance under the amended and restated plan; provided, however, that amounts withheld for taxes or are withheld for the purchase price for nonstatutory stock options or incentive stock options (collectively “options”) or stock appreciation rights (“SARs”) shall not again be available for issuance under the amended and restated plan but amounts withheld for the purchase price or for taxes for restricted stock, a performance award or other stock-based award (other than options or SARs) will be available for issuance under the amended and restated plan. Awards that by their terms are to be settled solely in cash shall not be counted against the number of shares of common stock available for the issuance of awards under the amended and restated plan. Shares of common stock issued under awards granted in assumption, substitution or exchange for previously granted awards of a company acquired by the company do not reduce the shares of common stock available under the amended and restated plan and available shares under a stockholder approved amended and restated plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for awards under the amended and restated plan and do not reduce the amended and restated plan’s shares of common stock reserved as provided herein (subject to New York Stock Exchange listing requirements, as long as the common stock is listed on this exchange or the applicable other exchange requirements on which the common stock is listed).
The number of shares available for awards under the amended and restated plan is subject to adjustments to prevent enlargement or dilution of rights resulting from common stock dividends, common stock splits, recapitalization or similar transactions, or resulting from a change in applicable laws or other circumstances specified in the plan. The following awards and payouts shall reduce, on a one share for one share basis, the number of shares authorized for issuance under the amended and restated plan: (i) the award of nonstatutory options and incentive options and (ii) the award of SARs (except for tandem SARs). The following awards and payouts shall reduce, on a 1.2 shares for one share basis, the number of shares authorized for issuance under the amended and restated plan: (i) the award of restricted stock; (ii) a payout of another stock-based award in shares of common stock (other than for a SAR or option); (iii) a payout of performance awards (other than options or SARs) in shares of common stock; and (iv) a payout of dividends or dividend equivalents in common stock.
Shares shall be restored to the amended and restated plan on the same basis for which the type of award reduced the number of shares for issuance in the event of the following: (i) a payout of a SAR, restricted stock award, performance award or other stock-based award in the form of cash; (ii) except as otherwise provided in the plan, a cancellation, termination, expiration, forfeiture, or lapse for any reason (with the exception of the termination of a tandem SAR upon exercise of the related option, or the termination of a related option upon exercise of the corresponding tandem SAR) of any shares subject to an award; and (iii) the payment of the purchase price or by withholding of shares to satisfy taxes under a restricted stock, performance award, or other stock-based award (other than options or SARs). However, shares not issued or delivered as a result of net settlement of an award that is a SAR or option or shares used to pay the exercise price or withholding taxes related to an outstanding SAR or option or shares of common stock repurchased on the open market with the proceeds of an exercise price for a SAR or option are not restored to the amended and restated plan or made available for issuance for awards under the amended and restated plan.
Solely for the purposes of the performance-based exception under Section 162(m) of the Code, for awards granted prior to the effective date of the changes in Section 162(m) of the Code under the Tax Cuts and Jobs Act, and subject to the maximum number of shares of common stock available for awards under the amended and restated plan during any period that the company is a publicly held corporation, the following rules shall apply to grants of awards that are intended to meet the performance-based exception under Section 162(m) of the Code and for which the performance-based exception under Section 162(m) of the Code is still available:

i.
Subject to adjustment as provided in the amended and restated plan, the maximum aggregate number of shares of common stock that may be subject to options and SARs with respect to awards granted in any calendar year to any participant will be 1,750,000 shares of common stock, and the exercise price per share of common stock for an option or SAR shall be equal to at least the fair market value per share of common stock on the grant date of the award. If such an award may be settled in cash as permitted under the terms of the award, the number of shares of common stock for the cash amount shall be counted toward the individual share limit provided in this subsection (i) calculated as of the date of grant.

ii.
Subject to adjustment as provided in the amended and restated plan, the maximum aggregate number of shares of common stock subject to awards, other than options and SARs, that may be settled in common stock including, without limitation, restricted stock or any other stock-based award with respect to awards granted in any calendar year to any participant will be 1,750,000. If such an award is to be settled in cash rather than common stock pursuant to its terms, the number of shares of common stock that could be issued for the cash amount shall be counted toward the individual share limit calculated as of the date of grant.

iii.
Subject to adjustment as provided in the amended and restated plan, the maximum aggregate cash subject to awards, including, without limitation, performance awards intended to meet the performance-based exception under Section 162(m) of the Code to be settled solely in cash with respect to awards granted in any calendar year that may be made to any participant shall be three million dollars ($3,000,000) calculated as of the date of grant.

iv.
With respect to any option or SAR granted to a participant that is canceled or repriced, the number of shares of common stock subject to such option or SAR shall continue to count against the maximum number of shares of common stock that may be the subject of options or SARs granted to such participant hereunder but only to the extent such is required in accordance with Section 162(m) of the Code.

Subject to adjustments as provided in the amended and restated plan, the amount of an award granted to each non-employee, independent director in a calendar year shall not exceed $1,250,000 in value of the aggregate of common stock and cash awards.
Administration. The amended and restated plan is administered by a committee, which is appointed by our Board of Directors, and while the company is a publically held corporation, consists of not less than two directors, each of whom fulfills the “non-employee director” requirements of Rule 16b-3 under the Securities Exchange Act of 1934 and fulfills the “outside director” requirements of Section 162(m) of the Code.
The committee is authorized to, among other things, select persons to receive awards under the amended and restated plan and determine all terms, conditions and restrictions of an award, the number of shares or cash subject to the award, duration and type, as well as terms and conditions (which need not be identical) of each award. The committee also construes and interprets the amended and restated plan and any related awards. All determinations and decisions of the committee are final, conclusive and binding on all persons having an interest in an award. Any officer shall have the authority to act on behalf of the company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the company in the amended and restated plan, provided the officer has apparent authority with respect to such matter, right, obligation, determination or election. We have agreed to indemnify members of the committee against any damage, loss, liability, cost or expenses arising in connection with any claim, action, suit or proceeding by reason of any action taken or failure to act under the amended and restated plan (including such indemnification for a person’s own, sole, concurrent or joint negligence or strict liability), except for any such act or omission constituting willful misconduct or gross negligence.
Eligibility. Employees, consultants, and outside directors of the company, and employees, consultants of any affiliate or subsidiary of the company, or with respect to an employee of any parent of the company for an incentive option, are eligible to participate in the amended and restated plan as determined by the committee.
Types of Awards. Under the amended and restated plan, the committee may grant awards which may be any of the following:

•	incentive stock options as defined in Section 422 of the Code;

•	“nonstatutory” stock options;

•	shares of restricted stock; and

•	other stock-based awards including without limitation, SARs, performance awards, dividends and dividend equivalents or director awards.
The terms of each award will be reflected in an award agreement between us and the participant.
All awards shall have a minimum of a one (1) year of service vesting period for exercise and/or payment for awards that vest solely based on the participant’s provision of services; provided however that with respect to director awards such minimum vesting shall be the earlier of one (1) year of service or the date of the company’s next annual stockholders’ meeting following the date of the grant of the award.
Options. Generally, options must be exercised within five (5) or ten (10) years of the grant date. Incentive options may only be granted to employees, and the exercise price of each incentive option or nonstatutory option may not be less than 100% of the fair market value of a share of our common stock on the date of grant.
To the extent that the aggregate fair market value of shares of our common stock with respect to which incentive options are exercisable for the first time by any employee during any calendar year exceeds $100,000, such options must be treated as nonstatutory options.
The exercise price of each option is payable in cash or, in the committee’s discretion, by the delivery of shares of our common stock owned by the optionee, by withholding shares which would otherwise be acquired on the exercise of the option, or by such other consideration as may be approved by the committee from time to time to the extent permitted by applicable law; or by any combination of the foregoing.
Generally, a participant will not recognize any income for federal income tax purposes at the time an incentive option is granted, or on the qualified exercise of an incentive option, but instead will recognize capital gain or loss upon the subsequent sale of shares acquired in a qualified exercise. The exercise of an incentive option is qualified if an optionee does not dispose of the shares acquired by such exercise within two (2) years after the incentive option grant date and one (1) year after the exercise date. We are not entitled to a tax deduction as a result of the grant or the exercise of qualified exercise of an incentive option.
A participant awarded a nonstatutory option will not recognize any income for federal income tax purposes, nor will we be entitled to a deduction, at the time a nonstatutory option is granted. However, when a nonstatutory option is exercised, the optionee will recognize ordinary income in an amount equal to the difference between the fair market value of the shares received and the exercise price of the nonstatutory option, and we will generally recognize a tax deduction in the same amount at the same time.
Stock Appreciation Rights. SARs are a form of other stock-based awards permitted under the amended and restated plan and are generally subject to the same terms as nonstatutory options unless otherwise specified in the participant’s award agreement. Upon exercise of a SAR, the holder will receive cash, shares of our common stock, or a combination of the two, as specified in the related award agreement, the aggregate value of which equals the amount by which the fair market value per share of our common stock on the date of exercise exceeds the fair market value of a share on the date of grant, multiplied by the number of shares underlying the exercised portion of the SAR. A SAR may be granted in tandem with or granted independently of a nonstatutory option. SARs will be subject to such terms and conditions as determined by the committee and specified in the award agreement.
Restricted Stock. Restricted stock may be awarded with such restrictions during the restriction period as the committee may designate in its discretion, any of which restrictions may differ with respect to each particular participant. Restricted stock may also be awarded as another stock-based award subject to performance goals. Restricted stock may be awarded for no additional consideration or such additional consideration as the committee may determine, which consideration may be equal to or more than the fair market value of the shares of restricted stock on the grant date. The terms and conditions of each grant of restricted stock shall be evidenced by an award agreement. Unless otherwise specified in the award agreement, during the period of restriction a participant will have all other rights of a stockholder, including the right to vote the shares and receive the dividends paid thereon, except with respect to dividends on restricted stock that are performance awards.
A participant will not recognize taxable income upon the grant of an award of restricted shares (nor will we be entitled to a deduction) unless the participant makes an election under Section 83(b) of the Code. If the participant makes a Section 83(b) election within 30 days of the date the restricted shares are granted, then the participant will recognize ordinary income, for the year in which the award is granted, in an amount equal to the excess of the fair market value of the shares of common stock at the time the award is granted over the purchase price, if any, paid for the shares of common stock. If such election is made and the participant subsequently forfeits some or all of the shares, then the participant generally will not be entitled to any refund of taxes paid as a result of the Section 83(b) election, and may take a loss only with respect to the amount actually paid for the shares. If a Section 83(b) election is not made, then the participant will recognize ordinary income at the time that the forfeiture provisions or restrictions on transfer lapse in an amount equal to the excess of the fair market value of the shares of common stock at the time of such lapse over the original price paid for the shares of common stock, if any. The participant will have a tax basis in the shares of common stock acquired equal to the sum of the price paid, if any, and the amount of ordinary income recognized at the time the Section 83(b) election is made or at the time the forfeiture provisions or transfer restriction lapse, as is applicable. Upon the disposition of shares of common stock acquired pursuant to an award of restricted stock, the participant will recognize a capital gain or loss in an amount equal to the difference between the sale price of the shares of common stock and the participant’s tax basis in the shares of common stock. This capital gain or loss will be a long-term capital gain or loss if the shares are held for more than one (1) year. For this purpose, the holding period will begin after the date on which the forfeiture provisions or restrictions lapse if a Section 83(b) election is not made, or on the date after the award is granted if the Section 83(b) election is made. We will generally be entitled to a corresponding tax deduction at the time the participant recognizes ordinary income on the restricted stock, whether by vesting or a Section 83(b) election, in the same amount as the ordinary income recognized by the participant.
Other Stock-Based Awards Including Performance Awards. Other stock-based awards, including performance awards, are awards denominated or payable in, valued in whole or in part by reference to, shares of our common stock. The committee may determine the terms and conditions of other stock-based awards provided that, in general, the amount of consideration to be received by us shall be either no consideration other than services rendered (in the case of the issuance of shares) or, in the case of an award in the nature of a purchase right, consideration (other than services rendered) at least equal to 50% of the fair market value of the shares covered by such grant on the grant date. To the extent that the company is a publicly held corporation and that a SAR is intended to qualify for the performance-based exception for which such exception is still available or to the extent it is intended to be exempt from Section 409A of the Code, the exercise price per share of common stock may not be less than 100% of fair market value of a share of common stock on the date of the grant of the SAR. Payment or settlement of other stock-based awards will be in shares of our common stock, cash or in any combination thereof.
Performance units and performance shares may be granted to employees, outside directors and consultants. For each performance period, the committee will establish specific financial or non-financial performance criteria, the number of performance units or performance shares and their contingent values, which values may vary depending on the degree to which such objectives are met. The committee may establish performance goals applicable to other stock-based awards or performance awards based upon performance criteria specified herein below in one or more of the following categories for awards intended to meet the performance-based exception under Section 162(m) of the Code prior to the Effective Date and for which the exception is still available: (x) performance of the company as a whole and/or any company affiliate, (y) performance of a segment of the company’s or its affiliates’ business, business unit or division, and (z) individual performance. Performance criteria for the company shall relate to the achievement of predetermined financial, operational or strategic objectives for the company, as a whole and/or a company affiliate, and performance criteria for a segment of the company’s business or business unit or division shall relate to the achievement of financial, operational or strategic objectives of the segment for which the participant is accountable. The performance criteria may be used on an absolute or relative basis to measure the performance of the company as a whole and/or a company affiliate or any business unit, division or segment of the company and/or an affiliate or any combination thereof as determined by the committee or as compared to the performance of a group of comparable companies or published or special index or as compared to various stock market indices as the committee may determine appropriate in its sole discretion.
For awards intended to meet the performance-based exception under Section 162(m) of the Code prior to the Effective Date and for which the exception is still available, performance criteria shall include any of the following (alone or in any combination): pre-tax or after tax profit levels, earnings per share, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, gross profit or gross profit growth, net operating profits before or after tax, and net income; share price, including, without limitation, growth measures and total stockholder return; return on assets, equity, capital or investment; return on capital; align cash flows with expenditures, maintain liquidity, reduce debt, cash flow and cash flow return on investment; economic value added and economic profit; growth in earnings per share; stock price performance, sales, costs, gross revenue, net revenue or revenue growth, margins, maintain reserve life index, growth in oil inventory and production, growth in production reserves or production volumes or reserves added, (and any of the foregoing as compared to a peer group as established by the committee in its discretion); improvement in capital structure, levels of operating efficiency or expense, maintenance expense, productivity ratios, economic value or other added value, working capital targets, enterprise value, safety records; completion of acquisitions or business expansion or measures of customer satisfaction and customer service as determined from time to time including the relative improvement therein; and merger and acquisitions for value added opportunities. Individual performance criteria shall relate to a participant’s overall performance, taking into account, among other measures of performance, the attainment of individual goals and objectives. The performance goals may differ among participants. To the extent permitted under Section 162(m) of the Code with respect to awards intended to meet the performance-based exception under Section 162(m) of the Code for which such exception is still available, the committee is authorized at any time during the first ninety (90) days of a performance period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), or at any time thereafter (but only to the extent the exercise of such authority after such period would not cause the awards granted to any participant for the performance period to fail to qualify as “performance-based compensation” under Section 162(m) of the Code), in its sole and absolute discretion, to adjust or modify the calculation of a performance goal for such performance period to the extent permitted under Section 162(m) of the Code in order to prevent the dilution or enlargement of the rights of participants based on the following events: asset write-downs; litigation or claim judgments or settlements; the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; any reorganization and restructuring programs; extraordinary, unusual or infrequently occurring items as described in Accounting Principles Board Opinion No. 30 (or any successor or pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the company’s annual report to stockholders for the applicable year; acquisitions or divestitures; any other specific unusual or nonrecurring events, or objectively determinable category thereof; and a change in the company’s fiscal year. The Committee may also specify the application of any of the foregoing in the award if necessary to comply with Section 162(m) of the Code. Generally, a participant will not recognize taxable income upon the grant and other stock based awards, including performance units and performance shares. Generally, upon the payment of the performance unit or shares, a participant will recognize compensation as taxable ordinary income, and we will be entitled to a deduction in the same amount at the same time. However, if any such shares or payments are subject to substantial restrictions, such as a requirement of continued employment or the attainment of certain performance objectives, the participant will not recognize income and we will not be entitled to a deduction until the restrictions lapse, unless the participant elects otherwise by filing a Section 83(b) election as described above.
Dividends or Dividend Equivalents. The terms of any award granted under the plan shall be set forth in an award agreement which shall provide, as determined by the committee in its sole discretion, whether such award (other than options and SARs) shall receive dividends or dividend equivalents with respect to the number of shares of common stock covered by the award; provided, however, any dividends or dividend equivalents with respect to shares of common stock covered by an award shall be subject to restrictions and risk of forfeiture to the same extent as those shares of common stock covered by the award with respect to such dividends or dividend equivalents. Notwithstanding the foregoing, in no event will dividends or dividend equivalents be awarded with respect to an option or SAR.
Other Tax Considerations. Upon accelerated exercisability of options and accelerated lapsing of restrictions upon restricted stock or other awards in connection with a “change in control,” certain amounts associated with such awards could, depending upon the individual circumstances of the participant, constitute “excess parachute payments” under the golden parachute provisions of Section 280G of the Code. Whether amounts constitute “excess parachute payments” depends upon, among other things, the value of the accelerated awards and the past compensation of the participant.
Section 409A of the Code generally provides that any deferred compensation arrangement which does not meet specific written requirements regarding (i) timing and form of payouts, (ii) advance election of deferrals and (iii) restrictions on acceleration of payouts results in immediate taxation of any amounts deferred to the extent not subject to a substantial risk of forfeiture. In addition, tax on the amounts included in income are also subject to a twenty percent (20%) excise tax and interest. In general, to avoid a violation of Section 409A of the Code, amounts deferred may only be paid out on separation from service, disability, death, a specified time, a change in control (as defined by the Treasury Department) or an unforeseen emergency. Furthermore, the election to defer generally must be made in the calendar year prior to performance of services, and any provision for accelerated payout other than for reasons specified by the Treasury may cause the amounts deferred to be subject to early taxation and to the imposition of the excise tax. Section 409A of the Code is broadly applicable to any form of deferred compensation other than tax-qualified retirement plans and bona fide vacation, sick leave, compensatory time, disability pay or death benefits, and may be applicable to certain awards under the amended and restated plan. Awards under the amended and restated plan that are subject to Section 409A of the Code are intended to satisfy the requirements of Section 409A of the Code and contain such requirements as may be specified in an award agreement.
Under Section 162(m) of the Code, the Company is denied a deduction for annual compensation to “covered employees” in excess of $1,000,000 in a calendar year. However, compensation that meets the performance-based exception under Section 162(m) of the Code was excluded from this limitation. Recent legislation, the Tax Cuts and Jobs Act, among other things, expanded the individuals who may be a covered person and eliminated the performance-based exception for tax years beginning after December 31, 2017, except with respect to compensation that complies with the grandfather rule under the Tax Cuts and Jobs Act for amounts paid pursuant to a written binding contract that was in effect on November 2, 2017. The committee has always had the authority to determine whether or not an award would be intended to comply with the performance-based exception.
THE FOREGOING IS A SUMMARY OF THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES THAT GENERALLY WILL ARISE UNDER THE CODE WITH RESPECT TO AWARDS GRANTED UNDER THE AMENDED AND RESTATED PLAN AND DOES NOT PURPORT TO BE A COMPLETE STATEMENT OF ALL RELEVANT PROVISIONS OF THE CODE. MOREOVER, THIS SUMMARY IS BASED UPON CURRENT FEDERAL INCOME TAX LAWS UNDER THE CODE, WHICH ARE SUBJECT TO CHANGE. THE TREATMENT OF FOREIGN, STATE, LOCAL OR ESTATE TAXES IS NOT ADDRESSED. THE TAX CONSEQUENCES OF THE AWARDS ARE COMPLEX AND DEPENDENT UPON EACH INDIVIDUAL’S PERSONAL TAX SITUATION. ALL PARTICIPANTS ARE ADVISED TO CONSULT WITH HIS OR HER OWN TAX ADVISOR RESPECTING AWARDS.
Termination of Employment and Change in Control. Except as may be provided by the committee in the applicable award agreement, if the participant’s employment or other service with us is terminated other than due to his death or for cause, his then vested awards remain exercisable for three months after such termination. If his termination is due to death, his vested awards remain exercisable for one year following such termination. The effect of a termination for cause shall be specified in participant’s award agreement as determined by the committee.
Except as provided in an award agreement, upon a change in control then (i) the vested portion of the option, to the extent unexercised and exercisable on the date on which the participant’s service terminated, may be exercised by the participant (or the participant’s guardian or legal representative) at any time prior to the expiration of three (3) months after the date on which the participant’s service terminated without cause, but in any event no later than the option expiration date, and (ii) the exercisability and vesting of the option or other award and any shares of common stock acquired upon the exercise thereof may otherwise be accelerated effective as of the date on which the Participant’s Service terminated to such extent, if any, as shall have been determined by the Committee, in its discretion, and set forth in the Award Agreement evidencing such option or other Award.
Awards Nontransferable. During the lifetime of the participant, an award shall be exercisable only by the participant or the participant’s guardian or legal representative. An award may be assignable or transferable by the participant only by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in Section 414(p) of the Code, and only if it is so specified in the award agreement; provided, however, that an incentive option may only be assignable or transferable by will or by the laws of descent and distribution. Further, to the extent permitted by the committee in the award agreement, and in accordance with applicable law, in its discretion, and set forth in the award agreement evidencing such option, a nonstatutory option shall be assignable or transferable subject to the applicable limitations, if any, under the Securities Act, and the General Instructions to Form S-8 Registration Statement under the Securities Act.
Amendment and Termination. Our Board of Directors may amend or terminate the amended and restated plan at any time, subject to all necessary regulatory and stockholder approvals. However, no grant of awards shall be made after the tenth (10th) anniversary of the effective date. No termination or amendment of the amended and restated plan will adversely affect in any material way any outstanding award previously granted to a participant without his consent except as otherwise may be permitted under the terms of the amended and restated plan.
Plan Benefits
The grant of awards under the amended and restated plan to employees, consultants and non-employee directors, including the executive officers named in the Summary Compensation Table, is subject to the discretion of the committee. As of the date of this Proxy Statement, there has been no determination by the committee with respect to future awards under the amended and restated plan. Accordingly, future awards to employees, consultants and non-employee directors are not determinable.

Vote Required
The approval of the adoption of the amended and restated plan requires the affirmative vote of the holders of a majority of the shares represented at the meeting, in person or by proxy, and entitled to vote. As a result, abstentions will have the same effect as votes against this proposal. Because brokers do not have discretionary authority to vote on this proposal, broker non-votes will not affect the outcome of the vote on this proposal. For the approval of this proposal, you may vote “FOR” or “AGAINST” or abstain from voting.
Board Recommendation
Our Board of Directors recommends that you vote “FOR” the adoption of the amended and restated 2016 Long Term Incentive Plan.

Proposal 3
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
General
The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of PetroQuest’s independent registered public accounting firm in accordance with the Audit Committee’s charter and NYSE listing standards. The Audit Committee is also involved in the audit fee negotiations associated with the retention of PetroQuest’s independent registered public accounting firm. The Audit Committee has selected Ernst & Young LLP to audit our consolidated financial statements for the fiscal year ending December 31, 2018. Ernst & Young has served as our independent registered public accounting firm since June 28, 2002. At least annually, the Audit Committee reviews our independent registered public accounting firm to decide whether to retain such firm on behalf of PetroQuest. In the course of these reviews, the Audit Committee considers, among other things: Ernst & Young’s historical and recent performance on PetroQuest’s audit; Ernst & Young’s capability and expertise in handling our oil and gas operations; external data on audit quality and performance; appropriateness of Ernst & Young’s fees for audit and non-audit services; and Ernst & Young’s independence and tenure as our auditor. Under SEC rules and Ernst & Young’s practice, the lead engagement audit partner, as well as engagement partner, are each required to change every five years, and the audit committee interviews and approves the lead engagement audit partner and quality review partner. We are asking the stockholders to ratify the appointment of Ernst & Young as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

In the event stockholders fail to ratify the appointment, the Audit Committee may reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in PetroQuest’s and our stockholders’ best interests.
The Audit Committee has approved all services provided by Ernst & Young. Representatives of Ernst & Young are expected to be present at the annual meeting and will be available to answer appropriate questions. Its representatives also will have an opportunity to make a statement at the meeting if they so desire, although it is not expected that any statement will be made.
Audit Fees
The following table sets forth the fees incurred by us in fiscal years 2016 and 2017 for services performed by Ernst & Young LLP:

	2016	2017
Audit Fees(1)	$534,400	$412,000
Audit Related Fees(2)	-	-
Tax Fees(3)	70,800	64,900
All Other Fees(4)	-	-
Total Fees	$605,200	$476,900

(1)
Audit fees are fees paid to Ernst & Young LLP for professional services related to the audit and quarterly reviews of our financial statements and for services that are normally provided by the accountant in connection with statutory and regulatory filings. In 2016, audit fees included $90,000 related to services provided in connection with debt exchange transactions, $8,000 related to services provided in connection with other SEC filings and $33,400 related to reimbursement of out-of-pocket expenses. In 2017, audit fees included $25,000 related to services provided in connection with other SEC filings and $27,000 related to reimbursement of out-of-pocket expenses.

(2)
Audit related fees are fees paid to Ernst & Young LLP for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements that are not reported above under “Audit Fees.”

(3)
Tax fees are fees paid for tax compliance (including filing state and federal tax returns), tax advice and tax planning. Tax fees do not include fees for services rendered in connection with the audit.

(4)	No other fees for professional services were paid to Ernst & Young LLP with respect to the fiscal years ended December 31, 2016 and 2017.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of
Independent Registered Public Accounting Firm
The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The committee may delegate the authority to pre-approve the retention of the independent registered public accounting firm for permitted non-audit services to one or more members of the committee, provided that such persons are required to present the pre-approval of any permitted non-audit service to the committee at the next meeting following any such pre-approval. None of the fees paid to the independent registered public accounting firm under the categories Audit-Related, Tax and All Other Fees described above were approved by the committee after services were rendered pursuant to the de minimis exception established by the SEC.
Audit Committee Report
The Audit Committee assists our Board of Directors in overseeing (i) the integrity of PetroQuest’s financial statements, (ii) PetroQuest’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence, and (iv) the performance of PetroQuest’s internal auditors (or other personnel responsible for the internal audit function) and independent auditor. In so doing, it is the responsibility of the committee to maintain free and open communication between the directors, the independent auditor and the financial management of PetroQuest. The committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for PetroQuest. The independent auditor reports directly to the committee.
Management is responsible for the preparation, presentation, and integrity of PetroQuest’s consolidated financial statements, accounting and financial reporting principles, internal control over financial reporting, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. Management is also responsible for objectively reviewing and evaluating the adequacy, effectiveness and quality of PetroQuest’s system of internal control over financial reporting. PetroQuest’s independent auditor, Ernst & Young LLP, is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States. The committee’s responsibility is to monitor and oversee these processes and the engagement, independence and performance of PetroQuest’s independent auditor. The committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent auditor.
The committee has met with our independent auditor and discussed the overall scope and plans for their audit. The committee also discussed with the independent auditor matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of PetroQuest’s consolidated financial statements and the matters required to be discussed pursuant to Public Company Accounting Oversight Board Auditing Standard No. 1301 (Communication With Audit Committees).
Our independent auditor also provided to the committee the written disclosures and the letter required by applicable standards of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the committee concerning independence, and the committee discussed with the independent auditor its independence. When considering Ernst & Young’s independence, the committee considered the non-audit services provided to PetroQuest by the independent auditor and concluded that such services are compatible with maintaining the auditor’s independence.

The committee has reviewed and discussed PetroQuest’s audited consolidated financial statements for the fiscal year ended December 31, 2017 with management and Ernst & Young. Based on the committee’s review of the audited consolidated financial statements and the meetings and discussions with management and the independent auditors, and subject to the limitations on the committee’s role and responsibilities referred to above and in the Audit Committee Charter, the committee recommended to our Board of Directors that PetroQuest’s audited consolidated financial statements be included in PetroQuest’s Annual Report on Form 10-K as filed with the SEC.
AUDIT COMMITTEE
J. Gerard Jolly, Chairman
W. J. Gordon, III
Charles F. Mitchell, II, M.D.
E. Wayne Nordberg
William W. Rucks, IV

Vote Required
The approval of the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018 requires the affirmative vote of the holders of a majority of the shares represented at the meeting, in person or by proxy, and entitled to vote. As a result, abstentions will have the same practical effect as votes against this proposal. Because brokers generally have discretionary authority to vote on the ratification of our independent auditors, broker non-votes are not expected to result from the vote on this proposal. For the approval of the ratification of the appointment of Ernst & Young LLP, you may vote “FOR” or “AGAINST” or abstain from voting.

Board Recommendation
Our Board recommends that you vote “FOR” the ratification of appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

Proposal 4
ADVISORY VOTE ON EXECUTIVE COMPENSATION
General
As described in detail under “Compensation Discussion and Analysis,” our compensation programs are designed to attract, retain, motivate and reward highly qualified and competent executives who have extensive oil and gas industry experience. To do this, we offer a compensation package that recognizes individual and company performance. Elements of this compensation package include base salary, annual cash incentives and long-term cash and equity incentives. Our compensation package is meant to provide incentives and maximize stockholder value by (i) emphasizing equity-based compensation to more closely align the interests of executives with those of our stockholders, (ii) structuring annual incentive compensation to be contingent upon the achievement of performance measures, and (iii) designing each component of executive compensation to be competitive with the compensation practices of our oil and gas industry peer companies. We have adopted this compensation philosophy because we believe that it is critical for our continued success, the achievement of our short-term and long-term goals and because we believe it helps our executives maximize stockholder value. Stockholders are encouraged to read the section of this proxy statement titled “Compensation Discussion and Analysis,” the accompanying compensation tables, and the related narrative disclosure.
2017 Advisory Vote on Executive Compensation
We provide our stockholders with the opportunity to cast an annual advisory vote on executive compensation (the “Say-On-Pay Proposal”). We obtained a majority support for our Say-On-Pay Proposal at our annual meeting of stockholders held in May 2017, with approximately 97% of stockholders voting on the proposal voting for it.
Proposal
As described in the section of this proxy statement titled “Compensation Discussion and Analysis,” we believe our compensation program is effective, appropriate and strongly aligned with the interests of our stockholders and that the total compensation packages provided to the named executive officers are reasonable in the aggregate. As you consider this proposal, we urge you to read the “Compensation Discussion and Analysis” section, the accompanying compensation tables, and the related narrative disclosure for additional details on executive compensation, including our compensation philosophy and objectives and the past compensation of the named executive officers.
In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934 and the related rules of the Securities and Exchange Commission, the company is providing stockholders with the opportunity to cast an advisory (non-binding) vote on the compensation programs of our named executive officers. Accordingly, you may vote on the following resolution at the meeting:
“Resolved, that the compensation paid to the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion in the proxy statement relating to the company’s 2018 annual meeting, is hereby approved.”
This vote is non-binding. The Board of Directors and the Compensation Committee, which is comprised of independent directors, expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.
Vote Required
The approval of the advisory vote on the compensation of our named executive officers requires the affirmative vote of the holders of a majority of the shares represented at the meeting, in person or by proxy, and entitled to vote. As a result, abstentions will have the same practical effect as votes against this proposal. Broker non-votes will have no effect on the outcome of this proposal. For the approval of the advisory vote on the compensation of our named executive officers, you may vote “FOR” or “AGAINST” or abstain from voting.

Board Recommendation
The Board of Directors recommends that you vote “FOR” the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in the section of this proxy statement titled “Compensation Discussion and Analysis,” the accompanying compensation tables and the related narrative disclosure contained in this proxy statement.

OTHER INFORMATION
Principal Stockholders
The following table presents certain information as of March 22, 2018, as to:

•	each stockholder known by us to be the beneficial owner of more than five percent of our outstanding shares of common stock,

•	each director,

•	each executive officer named in the Summary Compensation Table, and

•	all directors and executive officers as a group.

	Shares Beneficially Owned (1)
Name and Address of Beneficial Owner (2)	Number	Percent of Class
Franklin Advisers, Inc. (3)	2,240,000	8.8%
Navitas Oil & Gas, LLC (4)	2,000,000	7.8%
MacKay Shields LLC (5)	1,527,557	6.0%
Charles T. Goodson (6)	998,156	3.9%
William W. Rucks, IV (7)	381,849	1.5%
Arthur M. Mixon, III (8)	216,166	*
E. Wayne Nordberg (9)	201,905	*
J. Bond Clement (10)	158,988	*
Charles F. Mitchell, II, M.D. (11)	118,596	*
J. Gerard Jolly (12)	98,500	*
Edward E. Abels, Jr. (13)	74,980	*
W. J. Gordon, III (14)	58,500	*
All directors and executive officers as a group (9 persons) (15)	2,307,640	8.8%

* Less than 1%

(1)
Except as otherwise indicated, all shares are beneficially owned, and the sole investment and voting power is held, by the person named. This table is based on information supplied by officers, directors and principal stockholders and reporting forms, if any, filed with the SEC on behalf of such persons. Based on 25,587,441 shares outstanding on March 22, 2018.

(2)
Unless otherwise indicated, the address of all beneficial owners of more than five percent of our shares of common stock set forth above is 400 E. Kaliste Saloom Road, Suite 6000, Lafayette, Louisiana 70508.

(3)
Based on a Schedule 13G/A filed on January 10, 2018 by Franklin Resources, Inc. (“FRI”), Charles B. Johnson (“CBJ”), Rupert H. Johnson, Jr. (“RHJ”) and Franklin Advisers, Inc. (“FAI”). The address for FRI, CBJ, RHJ and FAI is One Franklin Parkway, San Mateo, California 94403. FAI has sole power to vote or to direct the vote of and sole power to dispose or to direct the disposition of all of the shares.

(4)	The address for Navitas Oil & Gas, LLC is 202 Rue Iberville, Suite 130, Lafayette, Louisiana 70508.

(5)
Based on a Schedule 13G/A filed on January 11, 2018 by MacKay Shields LLC (“MacKay”). The address for MacKay is 1345 Avenue of Americas, New York, New York 10105. MacKay has sole power to vote or to direct the vote of and sole power to dispose or to direct the disposition of all of the shares.

(6)
Includes (i) 844,110 shares of common stock directly held by Mr. Goodson, and (ii) 154,046 shares of common stock issuable on the exercise of options that are vested or will vest within 60 days of the record date. Mr. Goodson has pledged 700,000 of the shares of common stock directly held by him as security for a loan. As of March 22, 2018, the principal balance of the loan was approximately $1.4 million compared to $2.95 million as of January 1, 2015.

(7)
Includes (i) 349,670 shares of common stock directly held by Mr. Rucks, (ii) 27,875 shares of common stock issuable on the exercise of options that are vested or will vest within 60 days of the record date and (iii) 4,304 shares of common stock issuable on the conversion of our Series B cumulative convertible perpetual preferred stock (assuming we do not exercise our right to deliver, in lieu of shares of common stock, cash or a combination of cash and shares of common stock upon conversion).

(8)
Includes (i) 127,801 shares of common stock directly held by Mr. Mixon and (ii) 88,365 shares of common stock issuable on the exercise of options that are vested or will vest within 60 days of the record date.

(9)
Includes (i) 97,717 shares of common stock directly held by Mr. Nordberg, (ii) 39,625 shares directly held by IRA FBO E. Wayne Nordberg, Pershing LLC as Custodian Rollover Account, (iii) 17,500 shares of common stock directly held by Mr. Nordberg’s wife, (iv) 19,188 shares of common stock directly held by the Olivia S. Nordberg Trust, and (v) 27,875 shares of common stock issuable on the exercise of options that are vested or will vest within 60 days of the record date.

(10)
Includes (i) 73,780 shares of common stock directly held by Mr. Clement and (ii) 85,208 shares of common stock issuable upon the exercise of options that are vested or will vest within 60 days of the record date.

(11)
Includes (i) 89,000 shares of common stock directly held by Dr. Mitchell, (ii) 27,875 shares of common stock issuable on the exercise of options that are vested or will vest within 60 days of the record date and (iii) 1,721 shares of common stock issuable on the conversion of our Series B cumulative convertible perpetual preferred stock (assuming we do not exercise our right to deliver, in lieu of shares of common stock, cash or a combination of cash and shares of common stock upon conversion) that are vested or will vest within 60 days of the record date.

(12)
Includes (i) 7,500 shares of common stock held directly by Mr. Jolly, (ii) 70,000 shares of common stock indirectly held through Mr. Jolly’s IRA and (ii) 21,000 shares of common stock issuable on the exercise of options that are vested or will vest within 60 days of the record date.

(13)
Includes (i) 31,809 shares of common stock directly held by Mr. Abels and (ii) 43,171 shares of common stock issuable on the exercise of options that are vested or will vest within 60 days of the record date.

(14)
Includes (i) 30,625 shares of common stock directly held by Mr. Gordon and (ii) 27,875 shares of common stock issuable on the exercise of options that are vested or will vest within 60 days of the record date.

(15)
Includes (i) 503,290 shares of common stock issuable on the exercise of options that are vested or will vest within 60 days of the record date and (ii) 6,025 shares of common stock issuable on the conversion of our Series B cumulative convertible perpetual preferred stock (assuming we do not exercise our right to deliver, in lieu of shares of common stock, cash or a combination of cash and shares of common stock upon conversion).

Executive Officers
Our executive officers serve at the pleasure of our Board of Directors and are subject to annual appointment by the Board at its first meeting following the annual meeting of stockholders. All of our executive officers are listed in the following table, and certain information concerning those officers, except for Mr. Goodson, who is also a member of the Board, follows the table:

Name	Age	Position
Charles T. Goodson	62	Chairman of the Board, Chief Executive Officer, President and Director
J. Bond Clement	46	Executive Vice President, Chief Financial Officer and Treasurer
Arthur M. Mixon, III	59	Executive Vice President – Operations and Production
Edward E. Abels, Jr.	60	Executive Vice President – General Counsel and Secretary

J. Bond Clement has served as our Executive Vice President, Chief Financial Officer and Treasurer since October 2009.  He has also served as our Senior Vice President and Chief Accounting Officer from March 2008 to October 2009, as our Controller from October 2004 until March 2008, as a Vice President from May 2006 to August 2007 and as our Vice President of Finance from August 2007 to March 2008. Prior to joining us in October 2004, Mr. Clement served in a variety of investor relations, corporate finance and accounting related management positions at Stone Energy Corporation from 1997 to 2004, and worked for Freeport-McMoRan Inc. from 1996 to 1997.  From 1993 to 1996, Mr. Clement worked at Arthur Andersen LLP primarily auditing clients focused in the energy industry. Mr. Clement earned a Bachelor of Science Degree in Accounting, Cum Laude, from Louisiana State University in 1993 and was a Certified Public Accountant.
Arthur M. Mixon, III has served as our Executive Vice President – Operations and Production since October 2009.  He also served as our Executive Vice President – Exploration and Production from May 2006 to October 2009 and as our Senior Vice President-Operations from January 2001 to May 2006.  From 1981 to 2001, Mr. Mixon accumulated 20 years of experience with BP Amoco PLC, a public petroleum and petrochemical company, in a variety of engineering, supervisory and management positions in the United States, Trinidad and Tobago, and Venezuela.  He is a member of numerous industry organizations including the Society of Petroleum Engineers, American Association of Drilling Engineers, American Petroleum Institute, Louisiana Oil and Gas Association, National Ocean Industries Association, as well as the Oilfield Christian Fellowship.  Additionally, Mr. Mixon serves as a member of the Board of Directors for the Louisiana Gulf Coast Oil Exposition (LAGCOE).  Mr. Mixon is a Registered Professional Engineer, receiving a Bachelor of Science Degree in Petroleum Engineering from Louisiana State University in 1980.

Edward E. Abels, Jr. has served as our Executive Vice President – General Counsel since February 2014 and as our Secretary since August 2014. Mr. Abels served as the General Counsel for Texas Crude Energy, LLC from July 2011 until joining us. Prior to his tenure at Texas Crude Energy, he was a shareholder of the law firm of Greenberg Traurig, LLP from December 2007 to July 2011. Prior to Greenberg Traurig, Mr. Abels served in various in-house counsel positions with several energy companies and in private practice with two large law firms. Mr. Abels received a Bachelor of Science degree in Petroleum Engineering and a Juris Doctor degree from Louisiana State University in 1981 and 1993, respectively.

Compensation Discussion and Analysis
Introduction. This Compensation Discussion and Analysis (“CD&A”) describes the key elements of PetroQuest’s executive compensation program and 2017 compensation decisions for our named executive officers (“NEOs”). In particular, this CD&A explains how the Compensation Committee of our Board of Directors and our Board of Directors made their compensation decisions for the NEOs.
For fiscal year 2017, our NEOs were:

•	Charles T. Goodson, Chairman of the Board, Chief Executive Officer and President;

•	J. Bond Clement, Executive Vice President, Chief Financial Officer and Treasurer;

•	Arthur M. Mixon, III, Executive Vice President – Operations and Production; and

•	Edward E. Abels, Jr., Executive Vice President, General Counsel & Secretary.
This CD&A also describes the pay philosophy the committee has established for the company’s executive officers, the process the Committee utilizes to examine performance in the context of executive pay decisions, the performance goals and results for each named officer, and any recent updates to our compensation program and policies.
Executive Summary
Summary of PetroQuest’s Business. PetroQuest is an independent energy company engaged in the exploration, development, acquisition and production of oil and natural gas reserves in Texas and Louisiana.
During 2017, the Board of Directors and management continued the company’s multi-year strategic transformation to focus the company’s resources on its highest returning assets in the Cotton Valley and Gulf Coast Basin. We have a portfolio of high-quality assets with a balanced mix of unconventional and conventional resources. Our strategy will continue to focus on utilizing cash flow from our conventional resources to fund the growth and development of our unconventional assets. In December 2017, we acquired approximately 24,600 gross acres in central Louisiana targeting the Austin Chalk formation, which we believe will allow us to achieve a more balanced commodity profile as these assets are anticipated to have greater percentage of oil production than our East Texas assets. In January 2018, we sold all of our Gulf of Mexico assets, which reduced our liabilities and is anticipated to strengthen our liquidity position through the refund of a cash deposit that served to collateralize bonds associated with these assets.

Compensation Philosophy
Our philosophy in establishing executive compensation policies and practices is to align each element of compensation with our short-term and long-term strategic objectives, while providing competitive compensation that enables us to attract and retain top-quality executive talent. The primary objectives of our compensation philosophy are as follows:
•    Competitive – Attract, retain, motivate and reward highly qualified and competent executives who have extensive oil and gas industry experience through a mix of base salary, annual cash incentives and long-term equity or equity-based incentives that recognize individual and company performance;
•    Aligned to our stockholders’ interests – Provide incentives to increase and maximize stockholder value by emphasizing equity-based compensation to more closely align the interests of executives with those of our stockholders;
•    Performance based – Structure annual incentive compensation so that it is contingent upon the achievement of performance measures intended to reward performance year over year that we believe will create stockholder value in the short-term and over the long-term; and
•    Balanced – Design components of executive compensation with short and long-term objectives to focus our executives on actions that create value today while building for sustainable future success.

Summary of the Key Elements of Our Executive Compensation Program. The key elements of our executive compensation program for NEOs include:

Compensation Element		Description	Link to Strategy & Business	More Detail
Base Salary
•    Market competitive fixed pay, reflective of individual performance, time in role, scope of responsibility, leadership skills and experience.

•    Reviewed on an annual basis against compensation market data and adjusted as appropriate, to maintain market alignment.
			• Competitive base salaries help attract and retain key executive talent. • Adjustments are based on performance and market data and are not guaranteed.	Page 28
Short-Term Annual Incentive
•    Performance based cash compensation dependent on performance against annually established criteria which include financial and operational measures.

•    The maximum incentive award payout is capped at 200% of the target award.

•    Rewards performance to achieve short-term business objectives that draw focus to productivity measures, create greater efficiencies and strengthen the importance of growth of the company, all of which we believe ultimately drive increased shareholder value.
Page 29
Long-Term Incentives	Performance Units
•    Based on relative Total Stockholder Return (“TSR”) of pre-selected peer group.

•    Awards vest upon completion of the one-year performance period and the committee’s certification of performance and are paid out over three years.

•    These long-term equity and long-term cash incentive awards promote executive share ownership and alignment with shareholders interest in the company’s long-term growth.

•    Plan design ensures that executives have compensation that is at risk for longer periods of time and mitigates excessive risk taking over a long-term horizon.

•    Awards support retention objective and are subject to forfeiture in the event that an executive terminates his employment.
Page 31
Restricted Stock Units
•    Long-term annual equity based incentives, whose ultimate value is tied to company performance through stock price.

•    2017 awards will vest ratably on each of the three anniversary dates of the grant.

•    Aligns economic interests of executives with stockholders

	Phantom Stock Units	• Long-term annual cash based incentives, whose ultimate value is tied to company performance through stock price. • 2017 awards will vest ratably on each of the three anniversary dates of the grant.
	Options	• Equity awards that deliver value if stock price increases after the date of grant. • Provides alignment with stockholder interest. • Vests ratably over 3 years with a 10 year term.
Other		• Health, welfare and retirement programs.	• NEOs generally participate in the same benefit programs that are offered to other salaried employees.	Page 33
		• Limited perquisites.	• Reasonable, limited perquisites are provided to executives to facilitate strong performance on the job and enhance their productivity.	Page 33

Compensation Actions. Given the improvement in the oil and natural gas price environment in 2017, and our disciplined approach to executive compensation, the committee approved the following compensation actions for 2017:

•	After holding salaries constant for the prior 3 years, granted 5% salary increases for our NEOs, other than our CFO (who received an 8% increase);

•	Reduced the amount of long-term incentive awards for each of our NEOs in 2017 to manage share utilization;

•	Granted options to our NEOs which require an increase in stock price from grant date to provide value to NEOs;

•	Granted restricted stock units settled in both stock and cash;

•	Granted performance units settled in cash; and

•	Exercised discretion by reducing the payouts to our NEOs under our annual cash bonus plan, despite strong 2017 performance results.
Administration. Our executive compensation program is administered by the Compensation Committee of our Board of Directors in accordance with the committee’s charter and other corporate governance requirements of the SEC and the NYSE.
The committee has directly engaged and will engage, from time to time, compensation consultants familiar with the oil and gas industry to advise the committee regarding certain compensation issues. The assignments of the consultants are determined by the committee, although management may provide input for these assignments. The principal responsibility of compensation consultants is to advise the committee on compensation recommendations for the NEOs, as well as on general matters relating to executive compensation strategy and programs. During 2017, the committee engaged Longnecker to assist the committee in determining salary increases for the executive officers and other employees.
The committee determines the total compensation of the CEO and the nature and amount of each element of CEO compensation. The CEO plays a key role in determining executive compensation for the other NEOs. Generally, the CEO attends the meeting of the committee regarding executive compensation and is available to discuss his recommendations with the committee, including his evaluation of the performance of the other NEOs in arriving at his recommendations, which are based on his direct evaluation of such executives, after receiving input from the peers of such executives and others, if necessary. These recommendations are considered by the committee, along with other relevant data, in determining the base salary, annual cash incentives, long-term equity or equity-based incentives, and benefits and perquisites for such executives.
To determine the total compensation of the CEO and the other NEOs, the committee conducts an annual review of executive officer compensation practices and market pay levels, approves the design and evaluates the risk associated with the company’s executive compensation program, approves the total annual awards under the company’s short-term and long-term incentive programs, reviews and approves offer letters, employment agreements and severance arrangements between the company and any of the senior executives and recommends succession plans to the Board. The committee carefully considers current market practices, internal equity issues and historical company practices, along with long-term market trends and discounts short-term market fluctuations in setting executive compensation levels.
2017 Advisory Vote on Executive Compensation. We provide our stockholders with the opportunity to cast an annual advisory vote on executive compensation (the “Say-On-Pay Proposal”). We obtained 97% support for our Say-On-Pay Proposal at our annual meeting of stockholders held in May 2017. We feel that this high level of support was received due to the committee continually reviewing our executive compensation program and policies and, after contacting certain of our significant stockholders to discuss our compensation programs and understanding their concerns, we made significant changes in our executive compensation program in 2014 to align the program with stockholder requirements.
2017 Executive Compensation Highlights.     In 2017, although changes were not made to our executive compensation program, the compensation committee reviewed each aspect of our executive compensation program in light of market conditions, anticipated capital expenditures (“capex”) and available cash. In an effort to align executive compensation with stockholders’ interests, the following is a summary of our implementation of executive compensation in fiscal year 2017:

•
The objective of our executive compensation program remained the same, which is to attract, retain, motivate and reward highly qualified and competent executives with extensive oil and gas industry experience.

•	The structure of our executive compensation program supported achievement of our business objectives – to deliver top-line results while remaining focused on profitability.

•	Compensation for our NEOs in 2017 included base salary, annual cash bonus and long-term incentive grants.

•
The long-term incentive grants consisted of options and performance units, reflecting the intention of the committee to grant performance based incentives to our CEO and the other NEOs. In addition, stock-settled restricted stock units were granted at a reduced amount to our CEO and NEOs, which allowed grants to be made to all employees and conservatively utilize the shares available under our 2016 Incentive Plan. Phantom stock units were also granted to our CEO and NEOs, due to limited share availability.

•
Although annual cash incentive awards were earned based on the company’s achievement of pre-determined performance goals as set forth below that should have resulted in a payout of 112.5% of target based on company performance in 2017, performance bonuses were awarded to NEOs at a reduced percentage of approximately 30% of target, of which only 15% has been paid to date.

•	Each of our executive officers has an employment agreement that provides severance upon a termination of employment without cause or a resignation for good reason.

Executive Compensation Program. Based on and consistent with the philosophy and objectives stated above, our current executive compensation program and our historical programs and practices consist of the following elements:

Compensation Element	Purpose	Link to Performance	Fixed/ Performance Based	Short/Long-Term
Base Salary	Provides an appropriate level of fixed compensation to attract and retain leaders with extensive experience in the oil and gas industry	Based on market pay levels, individual performance and responsibilities	Fixed within a range that approximates or targets the salaries of executive officers that is within the upper quartile of our peers	Short-Term
Annual Cash Incentive Awards	Encourages annual results that create stockholder value	Based on annual achievement of predetermined company objectives – organic growth, financials, balance sheet management, production and reserves, M&A, business relationships and discretionary	Performance based	Short-Term
Stock Options	Aligns compensation with the company’s business strategy and the long-term creation of stockholder value	Based on increases in stock price over the grant date FMV.	Performance based	Long-Term
Performance Units	Aligns compensation with the company’s business strategy and the long-term creation of stockholder value	Based on company’s ranking among peers based on relative TSR	Performance based	Long-Term
Restricted Stock Units	Aligns compensation with the company’s business strategy and the long-term creation of stockholder value	Based on increases in stock price over time	Fixed within a range, subject to the committee’s overall determination as to the appropriate level of award	Long-Term
Phantom Stock Units	Aligns compensation with the company’s business strategy and the long-term creation of stockholder value	Based on increases in stock price over time	Fixed within a range, subject to the committee’s overall determination as to the appropriate level of award	Long-Term

Benchmarking Using Peer Companies. To determine the competitiveness of our compensation and benefit programs, the committee, in consultation with its independent compensation consultant and proxy information, establishes a “peer group” for comparative purposes. The committee, in monitoring the peer industry practices, may make modifications to the peer group from time to time due to consolidations within and for new companies entering the oil and gas exploration and production industry, or for other reasons, including but not limited to, revenue size, industry, operations; and closest competitors for talent.
The committee has and will continue to annually monitor the appropriateness of the peer group and the relative measures drawn from the benchmarking process with the primary objective of utilizing a peer group that provides the most appropriate comparison to the company as part of the committee’s competitiveness evaluation. Peer group data contributes to our external market parity, recruitment, retention, and performance analysis. To select a relevant peer group our committee utilizes the following eight criteria:

•	Industry: companies with our 6-digit GICS Code (101020 – Oil, Gas and Consumable Fuels)

•	Market Capitalization: companies +/- 2.5x PetroQuest’s revenue

•	Revenues: companies +/- 2.5x PetroQuest’s assets

•	United States headquarters

•	Areas of activity: same or nearby areas PetroQuest is actively working

•	Compete with PetroQuest for talent

•	List PetroQuest as a peer in their proxy statement

•	Considered a PetroQuest peer by Institutional Shareholder Services
Based on the above criteria, the committee selected the following peer group for 2018:

•	Abraxas Petroleum Corporation

•	Approach Resources Inc.

•	Bonanza Creek Energy, Inc.

•	Comstock Resources, Inc.

•	Contango Oil & Gas Company

•	Gastar Exploration Inc.

•	Jones Energy, Inc.

•	Lonestar Resources US Inc.

•	PrimeEnergy Corporation

•	Rex Energy Corporation

•	Resolute Energy Corporation

•	Triangle Petroleum Corporation

•	W&T Offshore, Inc.
We will also rely on this peer group for the relative TSR measurement within our 2017 performance unit grants.
Consistent with our total executive compensation philosophy set forth above, in setting executive compensation the committee considers the total compensation payable to a named executive officer and each form of compensation. The committee seeks to achieve a balance between immediate cash rewards for the achievement of annual company-wide objectives and individual objectives, and long-term incentives that vest over time and that are designed to align the interests of our NEOs with those of our stockholders.
The committee determines the size and relative size of each element of compensation based primarily on:

•	the achievement of company performance goals based on our strategic plan and annual business plan;

•	market practices determined from benchmarking data from our peer group from time to time; and

•	individual performance.
The percentage of compensation that is contingent incentive compensation typically increases in relation to an executive’s responsibilities within the company, with contingent incentive compensation for more senior executives being a greater percentage of total compensation than for less senior executives. The committee believes that making a significant portion of an executive’s incentive compensation contingent on long-term stock price performance more closely aligns the executive’s interests with those of our stockholders.
The committee also compares our CEO’s compensation with that of the other NEOs in order to determine an appropriate level of relative compensation and to otherwise confirm that it is appropriate based on all relevant factors and circumstances.
Additional details regarding each element of our executive compensation program are as follows:
Base Salaries. Base salaries take into consideration the individual titles, duties, responsibilities, scope of control and accountability for each executive position and the current and anticipated competitive environment of the oil and gas industry in general, and exploration and production companies in particular. Actual salaries are intended to be set within a range that approximates or targets the salaries of executive officers serving in similar positions in companies that are within the upper quartile of our peers, as identified and determined by the committee from time to time with the assistance of its compensation consultants; provided, however, that the committee maintains the flexibility to deviate from these practices for individual circumstances.
The committee approves all increases in base salary for our NEOs. The committee reviews salaries of executive officers at periodic intervals and considers increases, as appropriate, generally at twelve to eighteen month intervals. In assessing the amount and timing of salary adjustments the committee considers individual performance, changes in functions and responsibilities, if any, competitive salaries and peer comparisons, and relative positions within the company.

In May, 2017, the committee adjusted the base salaries of the NEOs as shown in the table below effective as of January 1, 2017:

Name	FY 2016 Ending Base Salary	FY 2017 Ending Base Salary
Charles T. Goodson	$636,540	$668,367
Arthur M. Mixon, III	$375,950	$394,747
J. Bond Clement	$365,650	$394,747
Edward E. Abels, Jr.	$350,000	$367,500

The base salary adjustments were consistent with our practice of awarding merit increases based on individual performance, changes in functions and responsibilities, if any, competitive salaries and peer comparisons and relative positions within the company, in addition to other factors. Base salaries for all NEOs for 2015, 2016 and 2017 are shown in the “Salary” column and the footnote thereto of the Summary Compensation Table.

Annual Incentive Compensation. The NEOs are each eligible for incentive awards under the PetroQuest Energy, Inc. Annual Incentive Plan, adopted May 12, 2010, as amended. The Annual Incentive Plan is administered by the Compensation Committee of the Board of Directors. As part of the plan, each named executive officer is assigned a participation tier (which may be based on salary or responsibility level and the competitive market) as determined by the committee in its sole discretion. Each participation tier is assigned a minimum, a target and a maximum bonus percentage of annual base salary. Awards under the plan are based on the attainment of performance criteria based on strategic objectives and are paid in cash lump sum amounts after the end of the applicable plan year. Each category of performance criteria (based on strategic objective) is assigned a weight (from 0 to 100%) and performance score (from 1 to 5) by the committee and the calculation of the bonus is based on the total weighted performance score, as adjusted for individual performance. The total points required for the minimum, target and maximum bonus are 5, 15 and 25, respectively. Point totals between the minimum and target and between target and maximum will be interpolated. Further, the committee may, in its sole discretion, increase or decrease individual awards under the plan based on an individual’s performance, may determine not to make any awards under the plan even if performance criteria have been met or may determine to pay a lesser or greater amount to any employee or group of employees participating in the plan.

For the 2017 plan year, the committee established the minimum, target and maximum bonus for our NEOs as follows (calculated as a percentage of base salary):

Name and Principal Position	Minimum Bonus	Target Bonus	Maximum Bonus (1)
Charles T. Goodson Chief Executive Officer & President	0%	100%	200%
J. Bond Clement Executive Vice President, Chief Financial Officer and Treasurer	0%	100%	130%
Arthur M. Mixon, III Executive Vice President, Operations and Production	0%	100%	130%
Edward E. Abels, Jr. Executive Vice President, General Counsel & Secretary	0%	100%	130%

(1)
The maximum bonus for each Executive Vice President may be increased to 200% of annual base salary based on the individual’s exemplary performance, as determined by the committee in its sole discretion.

Each year the committee reviews each of the four strategic objectives and assigns a weight to each objective based on perceived importance to the company. In 2017, due to the company’s focus on reserves and production, the committee determined that Operations, Production and Reserves should receive the highest weight in order to move the company in a direction poised for sustainability and growth. For the 2017 plan year, the committee established performance criteria based on strategic objectives as set forth in the table below and assigned a weight to each objective:

Strategic Objective	Weight	Description of Performance Criteria
Financial	15%	Manage cash flow and effectively contain per unit cash costs (LOE, G&A, severance taxes and interest)
Balance Sheet Management	20%	Create healthy balance sheet measured by net financial capacity and long-term debt management; create and maintain liquidity; align cash flow with capex
Operations, Production and Reserves	35%	Maintain or increase stable production; focus on costs; health, safety, environment and compliance metrics
M&A Activity and Business Relationships	10%	Maintain positive and prudent perspective on value-added opportunities; maintain appropriate team and resources to assess and capture merger and acquisition opportunities
Discretionary	20%
Assure quality communication and leadership alignment, adherence to corporate governance best practices, appropriate staffing levels, with other measures as may be formulated and determined by the committee

Each year our Board of Directors adopts business plan goals after discussion with and recommendation from executive management.   Plan goals vary from year to year depending upon the prevailing environment incorporating the company’s outlook on commodity prices, assessment of global and domestic supply and demand fundamentals, review of recent and ongoing operational execution, consideration of capital structure and liquidity issues and view on regulatory and political risks.  Annual goals are designed to navigate constantly changing market conditions with the over-arching objective of enhancing the value of the company for its stakeholders through highly economic and safely executed capital investments.

The following table shows actual points earned under the Annual Cash Bonus Plan as determined by the committee. As described below, although the formulaic calculation for the Annual Cash Bonus Plan should have resulted in a payout of 112.5% of target based on company performance during 2017, in light of the company’s desire to conserve capital for investment, the committee decided to reduce the payout to approximately 30% of target, of which only 15% has been paid to date. The following table sets out how the payouts for each component were determined.

Strategic Objectives	Description of Performance Criteria	Plan/Goal	Performance Results	Weighted Score
Financial	Manage cash flow and effectively contain per unit cash costs (LOE, G&A, severance taxes and interest)	Reduce per unit cash costs (G&A, Interest, Dividends and Lifting) from 2016 Reduce per unit LOE costs from 2016	Accomplished Accomplished	3.0
Balance Sheet Management	Create healthy balance sheet measured by net financial capacity and long-term debt management; create and maintain liquidity; align cash flow with capex	Maintain liquidity by generating free cash flow above capex Work toward regaining S-3 eligibility in 2018 Reduce TTM debt to EBITDA < 5x by 12/31/17 Evaluate alternative first lien structures to lower cost of capital	Generated $10 million from non-core asset sales Not accomplished Made substantial progress Several evaluated	2.0

Operations, Production & Reserves	Maintain or increase stable production; focus on costs; health, safety, environment and compliance metrics	Achieve ~100% production growth 4Q16 to 4Q17 through ETX drilling program and Thunder Bayou recompletion execution Cost control: AFE to Actual variance < 10% Achieve production guidance each quarter Health, safety, environment & compliance	Accomplished Slight variance Accomplished Accomplished	6.25
M&A Activity & Business Relationships	Maintain positive and prudent perspective on value-added opportunities; maintain appropriate team and resources to assess and capture merger and acquisition opportunities	Evaluate M&A opportunities and/or find additional sources of capital to assist in growth Evaluate opportunities to divest GOM assets Maintain positive relationships with banks and joint venture partners to execute on credit enhancing opportunities	Accomplished Accomplished 2018 Accomplished	2.0
Discretionary	Assure quality communication and leadership alignment, adherence to corporate governance best practices, appropriate staffing levels, with other measures as may be formulated and determined by the committee	Effective alignment and communication between board of directors and executive management Maintain appropriate staffing levels, while assuring adequate succession plans Continued efforts to become an Employer of Choice during industry downturn Overall execution of 2017 Business Plan, with discipline, after consideration of internal and external factors and influences impacting the plan during the year and necessary adjustments Other measures as determined, from time to time, by the committee	Accomplished Accomplished Accomplished Accomplished	3.0
			Total	16.25
			Interpolation:	16.25-5 =11.25x10=112.5%
			Discretionary Committee Reduction	(82.5%)
			Final Payout	∼30% for NEOs, of which only 15% has been paid to date

Long-Term Equity and Equity-Based Incentive Compensation. The committee provides equity or equity-based incentives and rewards to executive officers in order to link the executive’s long-term interests to those of our stockholders and to encourage stock ownership by executives as a means of aligning the executives’ long-term interests with those of our stockholders.
The PetroQuest Energy, Inc. 2016 Incentive Plan, which was approved by our stockholders in May of 2016, provides for grants of stock options, restricted stock, restricted stock units, performance-based awards and other stock-based awards to our NEOs and other employees. The committee believes that the awards granted under the 2016 Incentive Plan provide a significant link between the compensation of the NEOs and other employees on the one hand and the company’s long-term goals and stockholders’ interests on the other. Prior to the adoption of the 2016 Incentive Plan, the company awarded equity and equity-based compensation to its executive officers pursuant to the PetroQuest Energy, Inc. 2013 Incentive Plan, which was approved by our stockholders in May of 2013. In order to ensure shares of common stock would be available for future awards and to update the 2013 Incentive Plan, the company froze the 2013 Incentive Plan in connection with the adoption of the 2016 Incentive Plan and no new awards will be granted under the 2013 Incentive Plan.
The PetroQuest Energy, Inc. Long-Term Cash Incentive Plan was approved by our board of directors on November 12, 2012. The Cash Incentive Plan provides for the grants of the following types of awards to our employees, consultants and outside directors, each of which is paid solely in cash: restricted stock units, stock appreciation rights, phantom units, performance units and other stock-based awards. The committee believes that the equity-based awards granted under the Cash Incentive Plan also provide a significant link between the compensation of the NEOs and other employees on the one hand and the company’s long-term goals and the stockholders’ interests on the other.
The committee exercises its discretion each year in determining the mix between and among awards available under the 2016 Incentive Plan and the Cash Incentive Plan. In 2014, the committee introduced the company’s TSR as a factor for our compensation program for all executives in response to the feedback from our 2014 Say-On-Pay Proposal. The committee has transitioned from restricted stock awards to restricted stock units that are settled in shares of our common stock and implemented the use of phantom units with a time-based vesting that are settled in cash. The committee determined the amount of compensation to be distributed in long-term equity incentive awards for NEOs based on a percentage of base salary. This subjective analysis by the committee is based upon an overall review of the performance of the company and management and the committee’s assessment of the appropriate level of long-term equity and equity-based incentive compensation. The committee does not follow a specific process or necessarily consider objective or the same factors when making its overall review of the company’s performance, other than historical market data as furnished from time to time by the committee’s compensation consultant, when and as engaged by the committee or proxy information of its peers.
As a consequence of the reverse stock split effected by the company in 2016, the number of shares available for grant to employees under the 2016 Incentive Plan were reduced at a ratio of one for four. Under the 2016 Incentive Plan, full value share grants currently have a fungible rate of 1.5 to 1 for every share granted, whereas options are at a 1 to 1 ratio. In order to maintain shares in the plan, the committee granted a limited number options and restricted stock units to our CEO and the other NEOs. Additionally, cash settled performance grants and time vested grants were made in 2017.
The annual grants made in November 2017 and described in more detail below were made in recognition of the performance of the NEOs during their tenure with the company and were designed by the committee to recognize individual performance during 2017, but also to include an element of at-risk compensation that aligns the long term interests of the named executive officers with the long term interests of our stockholders. In making the awards, the committee considers individual and collective achievements and contributions of our named executive officers that result in an enhanced reserve and production profile, drilling successes, cost containment in the areas of lease operating expenses, capital expenditures and general and administrative expenses, maintenance of the company’s reserve life index, and acceptable health, safety and environmental metrics. The grants of restricted stock units, phantom stock units, and stock options, described in further detail as follows, were all awarded in recognition of the foregoing.
Restricted Stock Units. As part of its executive compensation program, the committee, in the exercise of its discretion, considers awards of restricted stock units, which are settled in shares of our common stock under the 2016 Incentive Plan to executive officers and other employees. Restricted stock units currently vest over three years in one third increments on each anniversary date of the grant. Restricted stock units that have not vested will be forfeited when active service with the company terminates, except in the case of death, disability, or retirement.
In November 2017, the committee awarded restricted stock units under the 2016 Incentive Plan to our NEOs as follows: Mr. Goodson, 43,043; Mr. Clement, 25,422; Mr. Mixon, 25,422 and Mr. Abels, 23,667.
Phantom Stock Units. As part of its executive compensation program, the committee, in the exercise of its discretion, considers awards of phantom stock units, which are payable in cash, under the Cash Incentive Plan to executive officers and other employees. Phantom stock units currently vest over three years in one third increments on each anniversary date of the grant. Phantom stock units that have not vested will be forfeited when active service with the company terminates, except in the case of death, disability, or retirement.
In November 2017, the committee awarded phantom stock units to our NEOs as follows: Mr. Goodson, 139,825; Mr. Clement, 74,324; Mr. Mixon, 74,324 and Mr. Abels, 63,428.
Restricted Stock. As part of its executive compensation program, the committee, in the exercise of its discretion, has in the past awarded restricted stock under its incentive plans to executive officers and other employees. No restricted stock was awarded to the NEOs by the committee during 2017.
Stock Options. As part of its executive compensation program, the committee, in the exercise of its discretion, annually considers awards of stock options under its incentive plan to executive officers and other employees.

Stock options granted under the 2016 Incentive Plan typically vest ratably on the first, second and third anniversaries of the grant date so that the options are fully vested after three years. Stock option grants are available for exercise for ten years from the date of grant. Since stock options are generally priced at fair market value, the options will only have value to the grantee if the market price of our common stock increases after the grant of the option. Outstanding options that have not vested are forfeited when active service with the company terminates, except in the event of death or disability.
In November 2017, the committee awarded stock options to our NEOs as follows: Mr. Goodson, 19,130; Mr. Clement, 11,299; Mr. Mixon, 11,299; Mr. Abels, 10,519.
Performance Units. As part of its executive compensation program, the committee, in the exercise of its discretion, awards performance units which provide a cash incentive award, the value of which is determined by reference to the value of our common stock. In November 2017, the committee awarded performance grants to our NEOs as follows: Mr. Goodson, 107,389; Mr. Clement, 57,083; Mr. Mixon, 57,083 and Mr. Abels, 48,714. The performance units are measured based on a performance period consisting of a calendar year 2018. At the end of the performance period, subject to review and certification of results by the committee, the executive will earn a specified percentage of his or her target performance units based on the placement of the company’s TSR relative to the TSR of a group of peer companies, as follows:

Level of Achievement	Company Percentile in Peer Group	Performance Units Earned as a Percentage of Target Units
Maximum Level	90%	200%
Superior Level	75%	150%
Target Level	50%	100%
Below Target Level	37.5%	75%
Threshold Level	25%	50%
Below Threshold Level	Less than 25%	0%

The current peer group consists of the companies listed above under the heading “– Benchmarking Using Peer Companies,” subject to adjustment by the committee. Performance units earned for the performance period, if any, will vest as follows: (i) one third on the first day of the calendar year following the end of the performance period, (ii) one third on the first day of the second calendar year following the end of the performance period and (iii) one third on the first day of the third calendar year following the end of the performance period. The executive will be paid, within 60 days following the applicable vesting date, a cash amount equal to the number of performance units vested on such vesting date multiplied by the fair market value of a share of the company’s common stock on such vesting date (subject to the executive’s continued employment through the payment date).
Post-Employment Benefits. We have entered into employment and termination agreements with our executive officers which provide for the payment of severance and other post-termination benefits depending on the nature of the termination, including, severance payments in the event of a termination following a “change in control.” The committee believes that the terms and conditions of these agreements are reasonable and assist us in retaining the executive talent needed to achieve our objectives. In particular, the termination agreements, in the event of a “change in control,” help executives focus their attention on the performance of their duties in the best interests of the stockholders without being concerned about the consequences to them of a change in control and help promote continuity of senior management. Information regarding the specific payments that are applicable to each termination event, as well as the effect on unvested equity awards, is provided under the heading “– Named Executive Officer Compensation – Employment Agreements and Potential Benefits Upon Termination or Change-in-Control” below.
Benefits and Executive Perquisites. As executives and employees of the company, the NEOs are eligible to participate in the health, dental, short-term disability and long-term disability insurance plans and programs provided to all company employees, but at no cost to the NEOs. We also provide each named executive officer with term life insurance equal to the executive’s base salary, with minimum and maximum coverage amounts of $400,000 and $500,000, respectively, under a company-sponsored plan at no cost to the named executive. Additionally, NEOs are offered reimbursement of the cost of $1,000,000 of life insurance upon hire, and an additional $1,000,000 life insurance for every seven (7) years of service to be reimbursed as an expense, guaranteed to age 75. NEOs are also eligible to participate in our 401(k) plan, which is generally available to all of our employees. For those who participate, we contribute matching payments of up to 6% of the contributions by the named executive officer to the plan. NEOs also receive annual paid vacation time, sick leave, holidays and bereavement days, and are eligible to receive reimbursement of the monthly cost of the local industry-related social and professional club. Finally, all NEOs are eligible to participate in the 2012 Employee Stock Purchase Plan adopted by our stockholders on May 9, 2012, which is generally available to all our employees. Under this plan, participating employees may purchase up to $25,000 of our common stock per calendar year at 85% of the fair market value as set forth in the plan.
Realized Pay versus Reported Pay. In evaluating our NEO’s compensation, we believe it is important to understand not only the potential value of incentive awards at the time they are granted, but also the value actually realized by the executives from their awards. The Realized Compensation Table below supplements the Summary Compensation Table that appears on page 36 and shows the compensation actually realized in fiscal year 2017 by each NEO. The primary difference between the Realized Compensation Table and the Summary Compensation Table is the method used to value stock options and stock awards. SEC rules require that the grant date fair value of all stock options and stock awards be reported in the Summary Compensation Table for the year in which they were granted. As a result, a significant portion of the total compensation amounts reported in the Summary Compensation Table related to stock options and stock awards that have not vested, a substantial portion of which are subject to performance based vesting requirements in addition to time-based vesting requirements for which the value is uncertain (and which may end up, in some cases, as having no value at all). In contrast, the Realized Compensation Table below includes only those stock options and stock awards held by the NEOs that vested during fiscal year 2017 (including those granted in prior years) and shows the value of those awards as of the applicable vesting date. As shown in the Realized Compensation Table below, our CEO’s total realized compensation calculated in this manner was $1,061,039 for fiscal year 2017, which is $600,438 less than his fiscal year 2017 total compensation as calculated for purposes of the Summary Compensation Table.

Name	Base Salary ($)	Pfr plan bonus ($)	Other bonuses	PRU awards vested in fiscal year ($)	Options and stock awards vested in fiscal year ($)	LTI Phantom/ Cash Settled ($)	All other compensation	Total compensation realized ($)
Charles T. Goodson	$668,367	$188,891	$105,029	$13,717	$31,319	$7,829	$45,887	$1,061,039
Arthur M. Mixon, III	$394,747	$57,009	$62,032	$3,889	$14,796	$6,166	$14,763	$553,403
J. Bond Clement	$394,747	$57,508	$62,032	$3,783	$14,391	$5,998	$4,936	$543,396
Edward E. Abels, Jr.	$367,500	$53,539	$57,750	$3,316	$33,809	$5,263	$2,288	$523,466
.
Impact of Accounting and Tax Treatments. The cash bonuses paid and equity-based awards granted to executive officers under the long-term incentive plans are intended to be fully deductible under Section 162(m) of the Internal Revenue Code. In addition, the company has adopted a policy that equity-based awards granted to its executive officers should generally be made pursuant to plans that are intended to satisfy the requirements of Section 162(m). However, the committee retains discretion and flexibility in developing appropriate compensation programs and establishing compensation levels and, to the extent consistent with the company’s compensation philosophy, may approve compensation that is not fully deductible. Also, legislation recently signed into law under the Tax Cuts and Jobs Act expands the number of individuals covered by Section 162(m) and eliminates the exception for performance-based compensation awards for our 2018 tax year and for awards granted prior to 2018 that are determined not to be eligible for the performance-based exception as modified by the Tax Cuts and Jobs Act.

Other Compensation Matters.
Stock Ownership Guidelines. The Board has adopted stock ownership guidelines for directors and executive officers of the company to further align the financial interests of those persons with those of our stockholders. These guidelines generally require executive officers and directors to continuously own shares of our common stock equal in value to a multiple of their salary/annual retainer as of the applicable measurement date as follows: (i) Chief Executive Officer – five times base salary; (ii) all other executive officers – three times base salary; and (iii) directors – five times annual retainer. Executive officers and directors to whom the guidelines become applicable in the future are generally expected to achieve the prescribed holdings within five years of the date on which the guidelines become applicable to them and are expected to own continuously sufficient shares to meet the guidelines once attained. All of our current executive officers and directors who have been with the company for more than five years have met our stock ownership guidelines. See “Other Information – Principal Stockholders.”
Hedging Economic Risk of Ownership. Our insider trading policy prohibits our directors, officers and employees from short-term trading in our securities, purchasing or carrying our securities on margin or pledging our securities as collateral for a loan, short sales, or buying or selling put options and call options, or hedging or monetization transactions or similar arrangements with respect to our securities.
Clawback Provision. We have not formally adopted a provision that would allow recovery of compensation in any form that was paid or granted to executive officers based on reporting of inaccurate financial results, pending the adoption of rules by the SEC and the NYSE as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act. However, it is the stated intention of the Board of Directors and senior management that to the extent any executive is complicit in fraudulent actions that substantially contributed to any misstatement of financial statements that requires a restatement, we will pursue all appropriate remedies to recover the amount of any compensation paid or granted to said individual to the extent the compensation paid or granted exceeds the amount that would have been paid or granted to said individual based on the restated financial statements.

Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis. Based upon such review and discussions, and such other matters deemed relevant and appropriate by the committee, the committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
COMPENSATION COMMITTEE
Charles F. Mitchell, II, M.D., Chairman
J. Gerard Jolly
W. J. Gordon, III
E. Wayne Nordberg
William W. Rucks, IV

Compensation Policies and Risk Management
As described above, our stock option, restricted stock, restricted stock unit, phantom stock unit and performance unit grants are typically subject to a three year vesting period. Our annual cash bonus plan considers several balanced factors and metrics which are appropriately weighted to minimize undue emphasis in any one area of performance. The company believes that these factors, together with a balance of cash and equity awards, and a combination of short term and long term incentives and rewards, ensure that our compensation program does not create risks that are reasonably likely to have a material adverse effect on the company.
Compensation Committee Interlocks and Insider Participation
W.J. Gordon, III, J. Gerard Jolly, Charles F. Mitchell, II, M.D., E. Wayne Nordberg and William W. Rucks, IV served on the Compensation Committee in 2017. No member of the committee has served as one of our officers or employees at any time. None of our executive officers serve, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving on our Board of Directors or Compensation Committee.

Named Executive Officer Compensation
Summary Compensation Table. The following table summarizes the compensation of our principal executive officer and our principal financial officer, as well as our other two most highly compensated executive officers, for the fiscal years ended December 31, 2017, 2016 and 2015. We refer to these individuals throughout this proxy statement as the “named executive officers.”

Summary Compensation Table for Fiscal Years Ended December 31, 2017, 2016 and 2015
Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($) (3)	Option Awards ($) (3)	Non-Equity Incentive Plan Compen-sation ($) (4)	All Other Compen-sation ($) (5)	Total ($)

Charles T. Goodson	2017	668,367	105,029	593,041	24,486	188,891	81,663	1,661,477
Chief Executive Officer	2016	636,540	0	0	433,145	210,058	37,265	1,317,008
and President	2015	661,022	159,135	0	0	0	36,653	856,810

J. Bond Clement	2017	394,747	62,032	319,936	14,463	57,508	45,497	894,383
Executive Vice President, Chief	2016	365,650	0	0	251,400	124,064	35,228	776,342
Financial Officer and Treasurer	2015	379,714	91,413	0	0	0	39,251	510,378

Arthur M. Mixon, III	2017	394,747	62,032	319,936	14,463	57,009	49,884	898,071
Executive Vice President –	2016	375,950	50,000	0	251,400	124,064	36,139	837,553
Operations and Production	2015	390,410	93,988	0	0	0	35,891	520,289

Edward E. Abels, Jr.	2017	367,500	57,750	276,679	13,464	53,539	44,638	813,570
Executive Vice President,	2016	350,000	0	0	132,748	115,500	40,195	638,443
General Counsel and Secretary	2015	363,462	87,500	0	0	0	39,501	490,463

(1)
Effective January 1, 2017, the annual base salaries of Messrs. Goodson, Clement, Mixon and Abels were increased to $668,367, $394,747, $394,747 and $367,500, respectively. The year ended December 31, 2015 contained an extra payroll period so actual salary received was higher than base salary.

(2)
In 2015, the Compensation Committee awarded a discretionary cash bonus in the amount of 25% of base salary to each of the named executive officers in recognition of the achievement of outstanding results in connection with the disposition of our Oklahoma properties in June 2015. In 2016, a discretionary cash bonus of $50,000 was awarded to Mr. Mixon to aid in the repairs to his home caused by flood in 2016. In 2017, the Compensation Committee awarded a discretionary cash bonus of 16.5% of 2016 base salary to each of the named executive officers in recognition of their efforts with respect to the ongoing execution of the company’s operations and financial strategies as established by the Board.

(3)
The amounts in the “Stock Awards” and “Option Awards” columns reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, of awards pursuant to the 2013 Incentive Plan, 2016 Incentive Plan and Cash Incentive Plan. Assumptions used in the calculation of these amounts are included in “Note 5 – Share-Based Compensation” to our audited financial statements for the fiscal year ended December 31, 2017 included in our Annual Report on Form 10-K filed with the SEC on March 8, 2018.

(4)
The amounts for 2017 reflect that the Compensation Committee determined that cash awards earned under our Annual Incentive Plan by the company's employees, including the named executive officers, would be paid in three installments in 2018, subject to certain conditions. As a result, the amounts for 2017 reflect the first installment paid to the named executive officers in February 2018, and do not include the two remaining installment payments to be made, subject to such conditions, to Messrs. Goodson, Clement, Mixon and Abels in the amount of $38,222, $22,574, $22,574 and $21,016 and $76,444, $45,149, $45,149 and $42,032, respectively, in the second quarter of 2018. The amounts for 2016 reflect cash awards earned under our Annual Incentive Plan. The amounts for 2015 reflect that the Compensation Committee decided not to award any annual cash bonus awards to any of the company’s employees, including the named executive officers, under our Annual Incentive Plan in light of commodity prices and the company’s desire to preserve cash and maintain liquidity. See “—Compensation Discussion and Analysis – Annual Incentive Compensation” above for a description of the Annual Incentive Plan.

(5)	See table below for reconciliation of All Other Compensation for 2017.

Name	401(k) Matching Contribution	Medical and Dental Insurance	Life Insurance Premiums	Organization Dues	Total

Charles T. Goodson	16,200	17,810	44,683	2,970	81,663
J. Bond Clement	16,200	24,444	4,823	500	45,967
Arthur M. Mixon, III	16,200	17,810	14,164	1,710	49,884
Edward E. Abels, Jr.	16,200	24,444	2,466	1,528	44,638

Grants of Plan-Based Awards Table. The following table provides information on restricted stock units, phantom stock units, stock options and performance units granted in 2017 to each of the named executive officers. There can be no assurance that the Grant Date Fair Value of stock option awards will ever be realized.
Grants of Plan-Based Awards for Fiscal Year-End December 31, 2017

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units		All Other Option Awards; Number of Securities Underlying		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Award (6) ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)

Charles T. Goodson………	N/A	–	668,367	1,336,734
	11/12/2017				53,895	107,389	214,778						249,142
	11/12/2017							43,043	(3)				79,630
	11/12/2017				–			139,825	(4)				264,269
	11/12/2017									19,130	(5)	1.85	24,486

J. Bond Clement…………	N/A	–	394,747	513,171
	11/12/2017				28,541	57,083	114,166						132,433
	11/12/2017							25,422	(3)				47,031
	11/12/2017							74,324	(4)				140,472
	11/12/2017									11,299	(5)	1.85	14,463

Arthur M. Mixon, III……..	N/A	–	394,747	513,171
	11/12/2017				28,541	57,083	114,166						132,433
	11/12/2017							25,422	(3)				47,031
	11/12/2017							74,324	(4)				140,472
	11/12/2017									11,299	(5)	1.85	14,463

Edward E. Abels, Jr..........	N/A	–	367,500	477,750
	11/12/2017				24,357	48,714	97,428						113,016
	11/12/2017							23,667	(3)				43,784
	11/12/2017							63,428	(4)				119,879
	11/12/2017									10,519	(5)	1.85	13,464

(1)
The amounts shown reflect possible payouts under our Annual Incentive Plan. See “– Compensation Discussion and Analysis – PetroQuest’s Compensation Program – Annual Incentive Compensation” above for a description of the Annual Incentive Plan.

(2)
Amount represents performance units payable in cash on each of the three vesting dates and which will be adjusted between 0% and 200% based on our TSR compared with the TSR of our peer group. See “—Compensation Discussion and Analysis—Long-Term Equity and Equity-Based Incentive Compensation—Performance Units” above for a description of our performance units.

(3)	Amount represents restricted stock units that will vest over three years and be settled in shares of our common stock.

(4)	Amount represents phantom stock units that will vest over three years and be settled in cash.

(5)	Grants of stock options are made pursuant to our 2016 Incentive Plan.

(6)
The amounts in this column reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, of awards pursuant to the Incentive Plan and Cash Incentive Plan. Assumptions used in the calculation of these amounts are included in “Note 5 – Share-Based Compensation” to our audited financial statements for the fiscal year ended December 31, 2017 included in our annual report on Form 10-K filed with the SEC on March 8, 2018.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table. See “– Employment Agreements and Potential Benefits Upon Termination or Change-in-Control” below for the material terms of our employment agreements with our named executive officers. See “– Compensation Discussion and Analysis” for an explanation of the amount of salary and bonus in proportion to total compensation. See the footnotes to the Summary Compensation Table for narrative disclosure with respect to that table.
Outstanding Equity Awards at Fiscal Year-End Table. The following table shows the number of shares covered by exercisable and unexercisable options, shares of restricted stock units, phantom stock units and performance units that have not vested for which transfer restrictions had not yet lapsed held by our named executive officers on December 31, 2017.

Outstanding Equity Awards at Fiscal Year-End December 31, 2017
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)

Charles T. Goodson	27,898	-		28.32	10/09/2019	-	-
	15,441	-		30.16	09/09/2021	-	-
	21,458			16.72	11/12/2023	-	-
	14,168	28,332	(2)	4.36	3/14/2026
	10,947	21,892	(3)	3.96	9/26/2026
	49,967	99,932	(3)	3.17	9/26/2026
		19,130	(4)	1.85	11/12/2027
	-	-		-	-	43,043 (5)	81,351
								139,825	(6)	264,269
								107,389	(7)	202,965
J. Bond Clement	11,818	-		28.32	10/09/2019	-	-
	7,476	-		30.16	09/09/2021	-	-
	9,245	-		16.72	11/12/2023	-	-
	11,668	23,332	(2)	4.36	3/14/2026
	33,334	66,666	(3)	3.17	9/26/2026
		11,299	(4)	1.85	11/12/2027
	-	-		-	-	25,422 (5)	48,048
								74,324	(6)	140,473
								57,083	(7)	107,887
Arthur M. Mixon, III	13,740	-		28.32	10/09/2019	-	-
	8,450	-		30.16	09/09/2021	-	-
	9,505	-		16.72	11/12/2023	-	-
	11,668	23,332	(2)	4.36	3/14/2026
	33,334	66,666	(3)	3.17	9/26/2026
		11,299	(4)	1.85	11/12/2027
	-		-	-	-	25,422 (5)	48,048
								74,324	(6)	140,473
								57,083	(7)	107,887
Edward E. Abels, Jr.	14,859	-		15.45	02/1/2024	-	-
	5,001	9,999	(2)	4.36	3/14/2026
	2,644	5,286	(3)	3.96	9/26/2026
	15,668	31,332	(3)	3.17	9/26/2026
		10,519	(4)	1.85	11/12/2027
	-	-		-	-	23,667(5)	44,731
								63,428	(6)	119,879
								48,714	(7)	92,069

(1)	Calculated based upon the closing market price of our common stock on December 29, 2017, which was $1.89 per share.

(2)	These options will vest in two equal installments on each of March 15, 2018 and 2019.

(3)	These options will vest in two equal installments on each of September 27, 2018 and 2019.

(4)	These options will vest in three equal installments on each of November 12, 2018, 2019 and 2020.

(5)	These restricted stock units will vest in three equal installments on each of November 12, 2018, 2019 and 2020.

(6)	Represents phantom stock units awarded on November 12, 2017 that will vest in three installments and be paid in cash on each of November 12, 2018, 2019 and 2020.

(7)
Represents performance units awarded on November 12, 2017 that will vest in three installments and be paid in cash on January 1,2019, January 1, 2020 and January 1, 2021. See “Compensation Discussion and Analysis – Long-Term Equity and Equity-Based Incentive Compensation – Performance Units” above for a description of our performance units.

Option Exercises and Stock Vested Table. The table below shows the number of shares of our common stock acquired by our named executive officers during 2017 upon the vesting of restricted stock and phantom stock units.

Option Exercises and Stock Vested as of Fiscal Year-End December 31, 2017
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Charles T. Goodson	--	--	25,305	52,865
J. Bond Clement	--	--	12,164	24,173
Arthur M. Mixon, III	--	--	12,506	24,852
Edward E. Abels, Jr.	--	--	18,606	42,390

(1)	Includes 8,377, 4,385, 4,508 and 3,847 of phantom stock units settled in cash for Messrs. Goodson, Clement, Mixon and Abels, respectively.

(2)	Includes $21,546, $9,731, $10,055 and $8,580 related to phantom stock units settled in cash for Messrs. Goodson, Clement, Mixon and Abels, respectively.
Employment Agreements and Potential Benefits Upon Termination or Change-in-Control. We have pre-existing employment agreements with our named executive officers Charles T. Goodson, J. Bond Clement, Arthur M. Mixon, III and Edward E. Abels, Jr. providing for annual base salaries of $668,367, $394,747, $394,747 and $367,500, respectively. The Board of Directors (or a committee thereof), in its discretion, may increase the base salaries based on relevant circumstances and, for each fiscal year, award an annual bonus (either pursuant to a bonus or incentive plan or program of ours or otherwise). During the term of the employment agreements, the executives are eligible to participate in all incentive, savings and retirement plans (including 401(k) plans), programs and welfare plans currently maintained or established by us for the benefit of our executive officers or employees. In addition, we are required to provide the executives with life insurance on mutually agreeable terms.
Each of the employment agreements has a term of three years. Each agreement may be terminated by the executive voluntarily, by us with or without “cause” or by the death or “disability” of the executive. The amount of compensation payable to each executive upon the occurrence of each of the foregoing events is discussed in the tables below.
Each agreement prohibits the executive from engaging in various activities outside his employment with PetroQuest without our approval and prohibits the disclosure of confidential information. In addition, each agreement contains a non-competition agreement and non-solicitation restrictions prohibiting the executive from competing with PetroQuest or soliciting its employees, customers or acquisition prospects during his employment and for one year after termination of the agreement for cause or by the executive for any reason, subject to certain exceptions.
We also have pre-existing termination agreements with Messrs. Goodson, Clement, Mixon and Abels providing for the payment of severance benefits upon a “change in control” and subsequent termination of the executive’s employment within two years after such “change in control” by us other than for “cause” or by the executive for “good reason.” Each of the agreements has a term of three years after January 1 of the year following the year of execution with automatic one-year renewals unless, not later than September 30 of the preceding year, we give notice of our intent not to extend any of the agreements. Even if we timely give notice, each of the agreements will automatically be extended for 24 months beyond its term if a “change in control” occurred during the term of any of the agreements. An executive is not entitled to any benefits under the agreement if the executive’s employment terminates due to the executive’s retirement at age 65, the executive’s “total and permanent disability” or the executive’s death. We are required to reimburse the executives for all fees and expenses incurred by them in disputing any notice of termination under the agreements, in seeking to enforce the agreements or in connection with any tax audit or proceeding relating to the application of excise taxes to any payment or benefit under the agreements. The amount of compensation payable to each executive under the agreements is discussed in the tables below.

The following tables describe the potential payments upon termination or a change in control for Messrs. Goodson, Clement, Mixon and Abels:

Charles T. Goodson Chairman of the Board, Chief Executive Officer and President
Executive Benefits and Payments Upon Termination (1)	Voluntary Termination ($)	For Cause Termination ($)	Involuntary Not for Cause Termination ($)	Death or Disability ($)	Retirement ($)	After a Change in Control ($)
Compensation
Severance (2)	0	0	668,367	668,367	0	1,336,734
Annual Cash Incentive (3)	0	0	0	0	0	1,046,149
Long-term Equity Incentives
Stock Options (Unvested and Accelerated) (4)	0	0	0	765	765	765
Restricted Stock Units (Unvested and Accelerated) (5)	0	0	0	81,351	81,351	81,331
Phantom Stock Units (Unvested and Accelerated) (6)	0	0	0	264,269	264,269	264,269
Performance Units (Unvested and Accelerated) (7)	0	0	0	0	67,655	202,965

Benefits and Perquisites
Health and Welfare Benefits Continuation (8)	0	0	16,016	0	0	32,033
Tax Gross-up (9)	0	0	0	0	0	0
Total	0	0	684,383	1,014,752	414,040	2,964,246

J. Bond Clement Executive Vice President, Chief Financial Officer and Treasurer
Executive Benefits and Payments Upon Termination (1)	Voluntary Termination ($)	For Cause Termination ($)	Involuntary Not for Cause Termination ($)	Death or Disability ($)	Retirement ($)	After a Change in Control ($)
Compensation
Severance (2)	0	0	394,747	394,747	0	789,494
Annual Cash Incentive (3)	0	0	0	0	0	509,765
Long-term Equity Incentives
Stock Options (Unvested and Accelerated) (4)	0	0	0	452	452	452
Restricted Stock Units (Unvested and Accelerated) (5)	0	0	0	48,048	48,048	48,048
Phantom Stock Units (Unvested and Accelerated) (6)	0	0	0	140,472	140,472	149,472
Performance Units (Unvested and Accelerated) (7)	0	0	0	0	35,962	107,887

Benefits and Perquisites
Health and Welfare Benefits Continuation (8)	0	0	23,125	0	0	46,250
Tax Gross-up (9)	0	0	0	0	0	0
Total	0	0	417,872	583,719	224,934	1,642,368

Arthur M. Mixon, III Executive Vice President– Operations and Production
Executive Benefits and Payments Upon Termination (1)	Voluntary Termination ($)	For Cause Termination ($)	Involuntary Not for Cause Termination ($)	Death or Disability ($)	Retirement ($)	After a Change in Control ($)
Compensation
Severance (2)	0	0	394,747	394,747	0	789,494
Annual Cash Incentive (3)	0	0	0	0	0	508,765
Long-term Equity Incentives
Stock Options (Unvested and Accelerated) (4)	0	0	0	452	452	452
Restricted Stock Units (Unvested and Accelerated) (5)	0	0	0	48,047	48,047	48,047
Phantom Stock Units (Unvested and Accelerated) (6)	0	0	0	140,472	140,472	140,472
Performance Units (Unvested and Accelerated) (7)	0	0	0	0	35,962	107,887

Benefits and Perquisites
Health and Welfare Benefits Continuation (8)	0	0	16,016	0	0	32,022
Tax Gross-up (9)	0	0	0	0	0	0
Total	0	0	410,763	583,718	224,933	1,627,150

Edward E. Abels, Jr. Executive Vice President– General Counsel and Secretary
Executive Benefits and Payments Upon Termination (1)	Voluntary Termination ($)	For Cause Termination ($)	Involuntary Not for Cause Termination ($)	Death or Disability ($)	Retirement ($)	After a Change in Control ($)
Compensation
Severance (2)	0	0	367,500	367,500	0	735,000
Annual Cash Incentive (3)	0	0	0	0	0	474,579
Long-term Equity Incentives
Stock Options (Unvested and Accelerated) (4)	0	0	0	421	421	421
Restricted Stock Units (Unvested and Accelerated) (5)	0	0	0	44,731	44,731	44,731
Phantom Stock Units (Unvested and Accelerated) (6)	0	0	0	119,879	119,879	119,879
Performance Units (Unvested and Accelerated) (7)	0	0	0	0	30,690	2,069

Benefits and Perquisites
Health and Welfare Benefits Continuation (8)	0	0	23,125	0	0	46,250
Tax Gross-up (9)	0	0	0	0	0	0
Total	0	0	390,625	532,531	195,721	1,512,929

(1)
For purposes of this analysis, we assumed that the effective date of termination is December 29, 2017, the price per share of our common stock on the date of termination is $1.89 per share and that the executive’s compensation is as follows: Mr. Goodson’s base salary is equal to $668,367 and annual incentive target opportunity is equal to 100% of base salary; Mr. Clement’s base salary is equal to $394,747 and short-term incentive target opportunity is equal to 100% of base salary; Mr. Mixon’s base salary is equal to $394,747 and short-term incentive target opportunity is equal to 100% of base salary; and Mr. Abel’s base salary is equal to $367,500 and short-term incentive target opportunity is equal to 100% of base salary;.

(2)
Under “Involuntary Not for Cause Termination” and “Death or Disability,” severance is calculated as 1x base salary and is payable in equal semi-monthly installments for 12 months following the date of termination. Under “After a Change in Control,” severance is calculated as 2x base salary and is payable in a lump sum not later than the fifth day following the date of termination.

(3)
Under “After a Change in Control,” short-term incentive is calculated as 2x the executive’s most recent annual bonus, which amount is payable in a lump sum not later than the fifth day following the date of termination, plus the executive’s target bonus under the Annual Incentive Bonus Plan pro-rated for the plan year in which the “change in control” occurs, which amount is payable on a date to be determined by the Compensation Committee in its sole discretion. See “– Compensation Discussion and Analysis – PetroQuest’s Compensation Program – Annual Cash Incentive Compensation” above for a description of the Annual Incentive Bonus Plan.

(4)
Pursuant to the terms of the 1998 Incentive Plan, the 2013 Incentive Plan, the 2016 Incentive Plan and the incentive agreements thereunder, under “Death or Disability,” “Retirement” or “After a Change in Control,” the vesting of all outstanding stock options will be accelerated and all stock options shall be 100% vested on the date of termination of employment or the date immediately preceding a “change in control.”

(5)
Pursuant to the terms of the 2013 Incentive Plan and incentive agreements thereunder, under “Death or Disability” or “After a Change in Control,” all restrictions and conditions on restricted stock units will be deemed satisfied and will be fully vested on the date of termination of employment or the date immediately preceding a “change in control.” Under “Retirement,” all restrictions and conditions on restricted stock units that would have vested within 12 months of the date of retirement will be deemed satisfied and will be fully vested on the date of retirement.

(6)
Pursuant to the terms of our Cash Incentive Plan and incentive agreements thereunder, under “Death or Disability” or “After a Change in Control,” all restrictions and conditions on phantom stock units will be deemed satisfied and will be fully vested on the date of termination of employment or the date immediately preceding a “change in control.” Under “Retirement,” all restrictions and conditions on phantom stock units that would have vested within 12 months of the date of retirement will be deemed satisfied and will be fully vested on the date of retirement

(7)
Pursuant to the terms of our Cash Incentive Plan and incentive agreements thereunder, under “After a Change in Control,” all performance units will be deemed fully vested and, in the event of a “change in control” prior to the end of the performance period, all performance goals will be deemed to be achieved at the target level. Under “Retirement,” all performance units that would have vested within 12 months of the date of retirement after the end of a performance period where the performance goals have be achieved will be deemed fully vested on the date of retirement.

(8)
Health and Welfare Benefits Continuation is calculated as 12 months under “Involuntary Not for Cause Termination” and as 24 months under “After a Change in Control.” Benefits payable under “After a Change in Control” will be reduced to the extent substantially similar benefits are actually received by or made available to the executive by any other employer during the 24-month period at a cost to the executive that is commensurate with the cost incurred by the executive immediately prior to the executive’s date of termination, subject to certain conditions. Amounts are based on COBRA rate.

(9)
In the event that the executive becomes entitled to the severance benefits under the termination agreement or any other agreement, plan, instrument or obligation, in whatever form, of ours, including by reason of the accelerated vesting of stock options or restricted stock hereunder or thereunder, and in the event that any of such benefits will be subject to an excise tax, we will pay to the executive an additional amount such that the net amount retained by the executive, after deduction of any excise tax on such benefits and any federal, state and local income tax, excise tax and FICA and Medicare withholding taxes upon such additional amount will be equal to the such benefits, subject to certain conditions.

CEO Pay Ratio. As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of employees of PetroQuest Energy, Inc. and the annual total compensation of Mr. Goodson, our CEO, for 2017:

Median Employee total annual compensation	$142,935
Mr. Goodson total annual compensation	$1,661,477
Ratio of CEO to Median Employee compensation	11.6 to 1

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our CEO, we took the following steps:

•
We determined that, as of December 31, 2017, our employee population consisted of 65 individuals with all of these individuals located in the U.S. This population consisted of our full-time and part-time employees, as we do not have temporary or seasonal workers. We selected December 31, 2017, as our identification date for determining our median employee because it enabled us to make such identification in a reasonably efficient and economic manner.

•
We used a consistently applied compensation measure to identify our median employee by comparing the amount of salary or wages, bonuses and restricted stock units (cash and stock settled) that vested in 2017 as reflected in our payroll records. We did not hire anyone in 2017, so it was not necessary to annualize anyone’s salary.

•
We identified our median employee by consistently applying this compensation measure to all of our employees included in our analysis. Since all of our employees, including our CEO, are located in the U.S., we did not make any cost of living adjustments in identifying the median employee.

•
After we identified our median employee, we combined all of the elements of such employee’s compensation for the 2017 year in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $142,935.

•
With respect to the annual total compensation of our CEO, we used Mr. Goodson’s salary, bonus, restricted stock units and performance unit awards that vested and all other compensation for the 2017 year in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $1,661,477.

Securities Authorized For Issuance Under Equity Compensation Plans
The following table sets forth information regarding our equity compensation plans as of December 31, 2017:

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (2)
	(a)	(b)	(c)

Equity compensation plans approved by security holders	1,608,646	$6.20	1,416,993

Equity compensation plans not approved by security holders	0	0	0

Total	1,608,646	$6.20	1,416,993

(1)
Includes options outstanding under the 1998 Incentive Plan, the 2013 Incentive Plan and the 2016 Incentive Plan. The 1998 Incentive Plan and the 2013 Incentive Plan were frozen in May 2013 and May 2016, respectively, and no new awards have been or will be issued under the 1998 Incentive Plan and the 2013 Incentive Plan. The total number of shares of common stock initially available for issuance under the 2016 Incentive Plan was 2,000,000.

(2)
Includes 109,015 shares of common stock available for issuance under the 2016 Incentive Plan and 1,307,978 shares of common stock available for purchase by the company’s employees pursuant to the 2012 Employee Stock Purchase Plan. The total number of shares of common stock initially available for purchase under the 2012 Employee Stock Purchase Plan was 1,500,000.

Certain Relationships and Related Transactions
Policies and Procedures with Respect to Related Party Transactions. The charter of the Audit Committee requires that the Audit Committee review and approve all insider and affiliated party transactions.
Working Interest and Overriding Royalty Interest Owners. Charles T. Goodson or his affiliates are working interest owners and overriding royalty interest owners in certain properties operated by us or certain properties in which we also hold a working interest. As working interest owners, they are required to pay their proportionate share of all costs and are entitled to receive their proportionate share of revenues in the normal course of business. As overriding royalty interest owners, they are entitled to receive their proportionate share of revenues in the normal course of business.
During 2017, in their capacities as a working interest owners or overriding royalty interest owners, revenues, net of costs, were received from Mr. Goodson or his affiliates in the amount of $107,000. With respect to Mr. Goodson, gross revenues attributable to interests, properties or participation rights held by him prior to joining us as an officer and director on September 1, 1998 represent all of the gross revenue received by him in 2017.
In our capacity as operator, we incur drilling and operating costs that are billed to our partners based on their respective working interests. At December 31, 2017, our joint interest billing receivable included approximately $89,000 from the related parties discussed above or their affiliates, attributable to their share of costs. This represents less than 1% of our total joint interest billing receivable at December 31, 2017.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who beneficially own more than 10% of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file.
To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2017, our officers, directors and greater than 10% beneficial owners timely filed all required Section 16(a) reports.
Other Matters
Our Annual Report to Stockholders on Form 10-K covering the fiscal year ended December 31, 2017, our Quarterly Reports on Form 10-Q and other information are available on our website (www.petroquest.com) and may also be obtained by calling (337) 232-7028 or writing to the address below:
PetroQuest Energy, Inc.
Corporate Communications
400 E. Kaliste Saloom Road, Suite 6000
Lafayette, Louisiana 70508
The persons designated to vote shares covered by our Board of Directors’ proxies intend to exercise their judgment in voting such shares on other matters that may properly come before the meeting or any adjournments or postponements thereof. Management does not expect that any matters other than those referred to in this proxy statement will be presented for action at the meeting or any adjournments or postponements thereof.
Deadline for Receipt of Stockholder Proposals
If you want us to consider including a proposal in our proxy statement for our 2019 annual meeting of stockholders you must deliver a copy of your proposal to PetroQuest’s Secretary at our corporate office at 400 E. Kaliste Saloom Road, Suite 6000, Lafayette, Louisiana 70508 no later than December 6, 2018, or, if the date of our 2019 annual meeting of stockholders is more than 30 days from the date of the 2018 annual meeting, then the deadline is a reasonable time before we begin to print and send our proxy materials for our 2019 annual meeting of stockholders.
If you intend to present a proposal at our 2019 annual meeting of stockholders, including director nominations, but you do not intend to have it included in our 2019 Proxy Statement, you must deliver a copy of your proposal to PetroQuest’s Secretary at our corporate office listed above no less than 60 days nor more than 120 days prior to the anniversary date of our 2018 annual meeting and it must contain certain information specified in our Bylaws; provided, however, that in the event that the date of our 2019 annual meeting of stockholders is changed by more than 30 days from such anniversary date, your notice will be timely if we receive it not later than the close of business on the tenth day following the earlier of the date on which a written statement setting forth the date of such meeting was mailed to stockholders or the date on which it is first disclosed to the public. If we do not receive notice of your proposal within this time frame, our management will use its discretionary authority to vote the shares it represents as our Board of Directors may recommend.
Stockholders Sharing the Same Address
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for stockholder meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are PetroQuest stockholders will be “householding” our proxy materials. A single set of meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of stockholder meeting materials, please notify your broker or PetroQuest. Direct your written request to PetroQuest Energy, Inc., Investor Communications, 400 E. Kaliste Saloom Road, Suite 6000, Lafayette, Louisiana 70508; (337) 232-7028. Stockholders who currently receive multiple copies of stockholder meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.
Sincerely,
/s/ Edward E. Abels, Jr.
Edward E. Abels, Jr.
Executive Vice President – General Counsel
and Secretary
April 5, 2018

AMENDED AND RESTATED
PETROQUEST ENERGY, INC.
2016 LONG TERM INCENTIVE PLAN
(Effective May 16, 2018)

TABLE OF CONTENTS

ESTABLISHMENT; PURPOSE AND TERM OF PLAN	1
1.1Establishment    1
1.2Purpose    1
1.3Term of Plan    1

DEFINITIONS AND CONSTRUCTION	1
2.1Definitions    1
2.2Construction    9

ADMINISTRATION	9
3.1Administration by the Committee    9
3.2Authority of Officers    9
3.3Powers of the Committee    9
3.4Administration with Respect to Insiders    11
3.5Indemnification    11

SHARES SUBJECT TO PLAN	12
4.1Maximum Number of Shares Issuable    12
4.2Adjustments for Changes in Capital Structure    13
4.3Shares Available for Awards and Payouts    14

ELIGIBILITY AND AWARD LIMITATIONS	15
5.1Persons Eligible for Awards    15
5.2Award Agreements    15
5.3Award Grant Restrictions    16
5.4Fair Market Value Limitations for Incentive Stock Options    16
5.5Repurchase Rights, Right of First Refusal and Other Restrictions on Stock    16
5.6Minimum Vesting Periods    17

TERMS AND CONDITIONS OF OPTIONS	17
6.1Exercise Price    17
6.2Exercisability, Vesting and Term of Options    17
6.3Payment of Exercise Price    18

RESTRICTED STOCK	19
7.1Award of Restricted Stock    19
7.2Restrictions    19
7.3Issuance of Stock    20
SECTION 8 OTHER STOCK-BASED AWARDS, PERFORMANCE AWARDS AND

DIVIDENDS, OR DIVIDEND EQUIVALENTS 21
8.1Grant of Other Stock-Based and Performance Awards    21
8.2Other Stock-Based Award and Performance Awards Terms    21
8.3Dividends or Dividend Equivalents.    24
8.4Limitations for Director Awards.    24

EFFECT OF TERMINATION OF SERVICE	24
9.1Option Exercisability and Award Vesting    25
9.2Extension of Option if Exercise Prevented by Law    25
9.3Extension if Participant Subject to Section 16(b)    26

WITHHOLDING TAXES	26
10.1Tax Withholding    26
10.2Share Withholding    26
10.3Incentive Stock Options    26

i

PROVISION OF INFORMATION	27
SECTION 12 COMPLIANCE WITH SECURITIES LAW, OTHER APPLICABLE
LAWS AND COMPANY POLICIES    27

NONTRANSFERABILITY OF AWARDS AND STOCK	28

NONCOMPETITIVE ACTIONS	28

TERMINATION OR AMENDMENT OF PLAN	28

STOCKHOLDER APPROVAL	29

NO GUARANTEE OF TAX CONSEQUENCES	29

SEVERABILITY	29

GOVERNING LAW	30

SUCCESSORS	30

RIGHTS AS A STOCKHOLDER	30

NO SPECIAL EMPLOYMENT OR SERVICE RIGHTS	30

REORGANIZATION OF COMPANY	30

CODE SECTION 409A	31
SECTION 25 ASSUMPTIONS OF AWARDS AND ADJUSTMENTS UPON A
CHANGE IN CONTROL    32

ii

AMENDED AND RESTATED
PETROQUEST ENERGY, INC.
2016 LONG TERM INCENTIVE PLAN
Section 1

ESTABLISHMENT; PURPOSE AND TERM OF PLAN
1.1    Establishment
PetroQuest Energy, Inc. established the PetroQuest Energy, Inc. 2016 Long Term Incentive Plan which was approved by the Company’s stockholders effective as of May 18, 2016, and the Board has authorized the amendment and restatement of the PetroQuest Energy, Inc. 2016 Long Term Incentive Plan, effective May 16, 2018 (the “Effective Date”) subject to the approval of the Company’s stockholders (the “Plan”) to increase the number of shares of Stock available for grants for Awards under the Plan and to provide such other changes as provided herein. This Plan shall not extend the term of any Award granted prior to the Effective Date.

1.2	Purpose
The purpose of the Plan is to advance the interests of the Company and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Company and by motivating such persons to contribute to the growth and profitability of the Company.
1.3    Term of Plan
The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued and all restrictions on such shares of Stock under the terms of the Plan and the agreements evidencing Awards granted under the Plan have lapsed. However, all Awards shall be granted on or before the date which is ten (10) years from the Effective Date. No future awards will be granted under the Company’s 2013 Incentive Plan (“2013 Plan”), but all outstanding awards under the 2013 Plan shall continue under the 2013 Plan until they expire according to their terms.
SECTION 2

DEFINITIONS AND CONSTRUCTION

2.1	Definitions
Whenever used herein, the following terms shall have their respective meanings set forth below:
(a)    “2013 Plan” shall have the meaning described in Section 1.3.

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(b)    “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, another Person and shall include a Subsidiary. The term “control” includes, without limitation, the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. With respect to any Award that is deferred compensation subject to Code Section 409A, for the purposes of applying Code Section 409A to such Award the term Affiliate shall mean all Persons with whom the Participant’s employer would be considered a single employer under Code Section 414(b) or 414(c) as defined and modified in Code Section 409 as determined by the Committee. Notwithstanding the foregoing, with respect to Nonstatutory Stock Options and Stock Appreciation Rights, if necessary for such Awards to be exempt from Code Section 409A, as determined by the Committee, for purposes of grants of such Awards, Affiliate shall only include an entity if the Stock would constitute “service recipient stock” within the meaning of Code Section 409A.
(c)    “Award” shall mean a grant of an Option, Restricted Stock, Other Stock-Based Award, including without limitation, Stock Appreciation Rights, Performance Awards, Dividends and Dividend Equivalents or Director Awards to a Participant under this Plan.
(d)    “Award Agreement” means a written agreement between the Company and a Participant setting forth the terms, conditions and restrictions of the Award granted to the Participant and any shares of Stock acquired upon the exercise thereof, and which may be in electronic form. The Award Agreement consists of the Award Agreement and the Notice of Grant of an Award incorporated therein by reference, or such other form or forms as the Committee may approve from time to time, and which may be in electronic form.
(e)    “Board” means the Board of Directors of the Company.
(f)    “Cashless Exercise” shall have the meaning set forth in Section 6.3(a) hereto.
(g)    “Cause” shall mean, except as otherwise defined in the Participant’s Award Agreement, when used in connection with the termination of a Participant’s Service, the termination of the Participant’s Service by the Company or any Company Affiliate by reason of (i) the conviction of the Participant by a court of competent jurisdiction as to which no further appeal can be taken of a crime involving moral turpitude or a felony; (ii) the commission by the Participant of a material act of fraud upon the Company or any Company Affiliate, or any customer or supplier thereof; (iii) the misappropriation of any funds or property of the Company or any Company Affiliate, or any customer or supplier thereof; (iv) the willful, continued and unreasonable failure by the Participant to perform the material duties assigned to him that is not cured to the reasonable satisfaction of the Company within 7 days after written notice of such failure is provided to Participant by the Board or Chief Executive Officer of the Company (the “CEO”) (or by another officer of the Company or a Company Affiliate who has been designated by the Board or CEO for such purpose); (v) the engagement by the Participant in any direct and material conflict of interest with the Company or any Company Affiliate without compliance with the Company’s or Company

2

Affiliate’s conflict of interest policy, if any, then in effect; or (vi) the engagement by the Participant, without the written approval of the Board or CEO, in any material activity which competes with the business of the Company or any Company Affiliate or which would result in a material injury to the business, reputation or goodwill of the Company or any Company Affiliate.
(h)    A “Change in Control” shall mean any of the following events occurring with respect to the Company:
(i)    The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of either (x) the then outstanding shares of Stock (the “Outstanding Company Stock”) or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control: any acquisition directly from the Company or any Subsidiary, any acquisition by the Company or any Subsidiary or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or any acquisition by any corporation pursuant to a reorganization, merger, consolidation or similar business combination involving the Company (a “Merger”), if, following such Merger, the conditions described in clauses (x) and (y) Section 2.1(h)(iii) (below) are satisfied;
(ii)    Individuals who, as of the Effective Date, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;
(iii)    A Merger, unless immediately following such Merger, (x) substantially all of the holders of the Outstanding Company Voting Securities immediately prior to Merger beneficially own, directly or indirectly, more than 50% of the common stock of the corporation resulting from such Merger (or its parent corporation) in substantially the same proportions as their ownership of Outstanding Company Voting Securities immediately prior to such Merger and (y) at least a majority of the members of the board of directors of the corporation resulting from

3

such Merger (or its parent corporation) were members of the Incumbent Board at the time of the execution of the initial agreement providing for such Merger;
(iv)    The sale or other disposition of all or substantially all of the assets of the Company, unless immediately following such sale or other disposition, (x) substantially all of the holders of the Outstanding Company Voting Securities immediately prior to the consummation of such sale or other disposition beneficially own, directly or indirectly, more than 50% of the common stock of the corporation acquiring such assets in substantially the same proportions as their ownership of Outstanding Company Voting Securities immediately prior to the consummation of such sale or disposition, and (y) at least a majority of the members of the board of directors of such corporation (or its parent corporation) were members of the Incumbent Board at the time of execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company; or
(v)    The liquidation or dissolution of the Company.
Notwithstanding the occurrence of any of the foregoing events set out in this Section 2.1(h) which would otherwise result in a Change in Control, the Board may determine in its discretion, if it deems it to be in the best interest of the Company, that an event or events otherwise constituting or reasonably leading to a Change in Control shall not be deemed a Change in Control hereunder except with respect to any Award subject to Code Section 409A. Such determination shall be effective only if it is made by the Board prior to the occurrence of an event that otherwise would be, or reasonably lead to, a Change in Control, or after such event only if made by the Board a majority of which is composed of directors who were members of the Board immediately prior to the event that otherwise would be, or reasonably lead to, a Change in Control.
(i)    “Code” means the Internal Revenue Code of 1986, as amended, and any applicable notices, rulings and regulations promulgated thereunder.
(j)    “Committee” means the Board or, if so appointed by the Board, the compensation committee of the Board or any other committee duly appointed by the Board to administer the Plan, which such committee may consist of one or more natural persons who are non-employee directors under the Rule 16b-3; provided however, that during any period that the performance-based exception is still available under Code Section 162(m) for any Award granted prior to the Effective Date and the Company is a Publicly Held Corporation within the meaning of Code Section 162(m) or applicable securities laws, the Committee shall consist of not less than two directors of the Board who fulfill the “outside director” requirements of Code Section 162(m) with respect to such Awards.
(k)    “Company” means PetroQuest Energy, Inc., a Delaware corporation, or any successor corporation thereto.
(l)    “Consultant” means an individual who is a natural person engaged to provide consulting or advisory services (other than as an Employee or a Director) to the Company or its Affiliates, including individuals who serve as directors of the Company or an Affiliate

4

of the Company but who are not a Director, provided that the identity of such individual, the nature of such services or the entity to which such services are provided are not in connection with the offer or sale of securities in a capital raising transaction, and do not directly or indirectly promote or maintain a market for the Company’s securities or would not preclude the Company from offering or selling securities to such individual pursuant to the Plan in reliance on either the exemption from registration provided under the Securities Act or, if the Company is required to file reports pursuant to Section 13 or 15(d) of the Exchange Act, registration on a Form S-8 Registration Statement under the Securities Act.
(m)    “Director” means a member of the Board who is not, at the time of grant of an Award, an Employee of the Company or any Company Affiliate, Parent of the Company or a Subsidiary (within the meaning of Rule 16b-3) and who is certified by the Board as an independent director; provided, however, that a person who is a control person or director of an entity that is the beneficial owner of twenty-five percent (25%) or more of outstanding shares of Stock shall not be deemed to be a “non-employee” director.
(n)    “Disability” means, unless otherwise defined in the Award Agreement, as determined by the Committee in its discretion exercised in good faith, a physical or mental condition of the Employee that would entitle him to payment of disability income payments under the Company’s long term disability insurance policy or plan for employees, as then effective, if any; or in the event that the Participant is not covered, for whatever reason, under the Company’s long-term disability insurance policy or plan, Disability means a permanent and total disability as defined in Section 22(e)(3) of the Code. A determination of Disability may be made by a physician selected or approved by the Committee and, in this respect, the Participant, by accepting an Award, agrees to submit to any reasonable examination by such physician upon request.
(o)    “Dividends or Dividend Equivalents” means an Award as specified in Section 8.3.
(p)    “Effective Date” shall have the meaning set forth in Section 1.1 hereto.
(q)    “Employee” means any individual treated as an employee (including a director of the Company or a Company Affiliate who is also treated as an employee) of the Company on the records of the Company or of any of the Company’s Affiliates on the records of such Affiliate and, with respect to any Incentive Stock Option granted to such individual, who is an employee of the Company or a “Parent” (which is a parent corporation of the Company within the meaning of Section 424(e) of the Code, whether now or hereinafter existing) or a Subsidiary of the Company for purposes of Sections 422, 424 and 3401(c) of the Code; provided, however, that neither service as a director of the Company or of a Company Affiliate nor payment of a director’s fee shall be sufficient to constitute employment for purposes of the Plan. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the Plan as of the time of the Company’s determination, all such determinations by the Company

5

shall be final, binding and conclusive, notwithstanding that the Company, the Board, the Committee or any court of law or governmental agency subsequently makes a contrary determination.
(r)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(s)    “Fair Market Value” means as follows:
If the Company is not a Publicly Held Corporation within the meaning of Code Section 162(m), Code Section 409A or applicable securities laws at the time a determination of the Fair Market Value of a share of Stock is required to be made hereunder, the determination of Fair Market Value for purposes of the Plan shall be made by the Committee in its discretion exercised in good faith, and to the extent any Award is intended to be exempt from Code Section 409A, consistent with Code Section 409A as it shall determine. In this respect, the Committee may rely on such financial data, appraisals, valuations, experts, and other sources as, in its sole and absolute discretion, it deems advisable under the circumstances.
While the Company is a Publicly Held Corporation within the meaning of Code Section 162(m), Code Section 409A or applicable securities laws, the Fair Market Value of one share of Stock on the date in question is deemed to be (i) the closing sales price on the immediately preceding trading day of a share of Stock as reported on the New York Stock Exchange or other principal securities exchange on which shares of Stock are then listed or admitted to trading, or (ii) if not quoted on the New York Stock Exchange or such other principal securities exchange, the average of the closing bid and asked prices on the immediately preceding trading day for a share of Stock as quoted by the National Quotation Bureau’s “pink sheets” or the National Association of Securities Dealers’ OTC Bulletin Board System, or (iii) any other method permitted by Code Section 409A as determined by the Committee in its discretion and consistently applied. If there was no public trade of Stock on the date in question, Fair Market Value shall be determined by reference to the last preceding date on which such a trade was so reported.
Notwithstanding the foregoing, from and after the Effective Date to the extent the performance-based exception under Code Section 162(m) is not available for a previously granted Award or for Awards granted after the Effective Date, the determination of Fair market Value shall not require compliance with the performance-based exception under Code Section 162(m).
(t)    “Incentive Stock Option” means an Option intended to be (as set forth in the Award Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.
(u)    “Insider” means an Officer, a Director or other person whose transactions in Stock are subject to Section 16 of the Exchange Act.
(v)    “New Shares” shall have the meaning set forth in Section 4.2 hereto.
(w)    “Nonstatutory Stock Option” means an Option not intended to be (as set forth in the Award Agreement) or which does not qualify as an Incentive Stock Option.

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(x)    “Notice of Grant of an Award” means the Notice of Grant of an Award executed by the Company and the Participant on the date of the grant of the Award. The Notice of Grant of an Award and the execution thereof may be effected by electronic form in accordance with Company policies.
(y)    “Officer” means any person designated by the Board as an officer of the Company.
(z)    “Option” means a right to purchase Stock pursuant to the terms and conditions of the Plan. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.
(aa)    “Option Expiration Date” shall have the meaning set forth in Section 9.1(a) hereto.
(bb)    “Other Stock-Based Awards” shall mean Awards described in Section 8 and shall include, without limitation, Stock Appreciation Rights.
(cc)    “Participant” means an Employee, Director or Consultant who has been granted one or more Awards hereunder.
(dd)    “Performance Awards” shall mean Awards described in Section 8.
(ee)    “Permitted Transferee” has the meaning provided such term in Section 13.
(ff)    “Person” means any individual or other natural person, partnership, corporation, limited liability company, group, trust or other legal entity.
(gg)    “Plan” shall have the meaning set forth in Section 1.1 hereto.
(hh)    “Publicly Held Corporation” shall have the meaning of such term in Code Section 162(m).
(ii)        “Retirement” means, unless otherwise defined in the Award Agreement, the Participant’s termination of employment after age 65 and 10 years of service with the Company or Company Affiliate.
(jj)    “Restricted Stock” shall mean an Award granted to a Participant pursuant to Section 7 hereof.
(kk)    “Restriction Period” means the period of time determined by the Committee and set forth in the Award Agreement during which the transfer of Restricted Stock by the Participant is restricted.
(ll)    “Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

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(mm)    “Securities Act” means the Securities Act of 1933, as amended.
(nn)    “Section 409A Plan” shall have the meaning described in Section 24.
(oo)    “Service” means a Participant’s employment or service with the Company or any of its Affiliates, whether in the capacity of an Employee, a Director or a Consultant. A Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders Service to the Company or Affiliate (or in the case of an Incentive Stock Option the parent or Subsidiary of the Company) or a change in the Company or Affiliate (or in the case of an Incentive Stock Option the parent or Subsidiary of the Company) for which the Participant renders such Service, provided that there is no interruption or termination of the Participant’s Service. Furthermore, a Participant’s Service with the Company or an Affiliate (or in the case of an Incentive Stock Option the parent or Subsidiary of the Company) shall not be deemed to have terminated if the Participant takes any military leave, temporary illness leave, authorized vacation or other bona fide leave of absence; provided, however, that if any such leave exceeds three (3) months, the Participant’s Service shall be deemed to have terminated unless the Participant’s right to return to Service with the Company is provided by either statute or contract or Board approval. Notwithstanding the foregoing, unless otherwise designated by the Company or provided by statute or contract, a leave of absence shall not be treated as Service. The Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the company for which the Participant performs Service ceasing to be the Company or an Affiliate (or in the case of an Incentive Stock Option the parent or Subsidiary of the Company). Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination, and provided further that respect to an Incentive Stock Option Service shall be consistent with the employment requirements of Code Sections 422 and 424 for tax treatment as an Incentive Stock Option. Notwithstanding the foregoing, with respect to any Award that is subject to 409A, separation from service shall be determined by the Committee under the applicable rules of Code Section 409A.
(pp)    “Stock” means the common stock of the Company, par value $0.001 per share, as adjusted from time to time in accordance with Section 4.2 or Section 25 hereto.
(qq)    “Stock Appreciation Right” or “SAR” Shall mean a stock-based right granted under Section 8.1.
(rr)    “Subsidiary” means any corporation (whether now or hereafter existing) which constitutes a “subsidiary” of the Company, as defined in Section 424(f) of the Code.
(ss)    “Substitute Awards” shall have the meaning in Section 4.1.
(tt)    “Ten Percent Owner Participant” means a Participant who, at the time an Option is granted to the Participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or parent or Subsidiary within the meaning of Section 422(b)(6) of the Code.

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(uu)    “Term” shall have the meaning described in Section 15.

2.2	Construction
Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Words of the masculine gender shall include the feminine and neuter, and vice versa. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise. Section headings as used herein are inserted solely for convenience and reference and do not constitute any part of the interpretation or construction of the Plan.
SECTION 3

ADMINISTRATION

3.1	Administration by the Committee
The Plan shall be administered by the Committee. All questions of interpretation of the Plan, construction of its terms, or of any Award shall be determined by the Committee, and such determinations shall be final and binding upon all persons having an interest in the Plan or such Award.

3.2	Authority of Officers
Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, determination or election.

3.3	Powers of the Committee
In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:
(a)    to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Stock to be subject to each Award;
(b)    to designate Awards as Restricted Stock or Options or Other Stock-Based Awards or Performance Awards or Dividends or Dividend Equivalents, and to designate Options as Incentive Stock Options or Nonstatutory Stock Options;
(c)    to determine the Fair Market Value of shares of Stock or other property;
(d)    to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares of Stock acquired upon the exercise and/or vesting thereof, including, without limitation, (i) the exercise price of the Option or Stock

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Appreciation Right, (ii) the method of payment for shares of Stock purchased upon the exercise and/or vesting of an Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with the Award or such shares of Stock, including by the withholding or delivery of shares of Stock, (iv) the timing, terms and conditions, including but not limited to performance goals, of the exercisability of the Award or the vesting of any shares of Stock, (v) the time of the expiration of the Award, (vi) the effect of the Participant’s termination of Service on any of the foregoing, (vii) the provision for electronic delivery of Awards and/or book entry, and (viii) all other terms, conditions and restrictions applicable to the Award or such shares of Stock not inconsistent with the terms of the Plan;
(e)    to approve one or more forms of the Award Agreement;
(f)    to amend, modify, extend, cancel, or renew any Award, or to waive any restrictions or conditions applicable to any Award or any shares acquired upon the exercise thereof; provided, however, that no such amendment, modification, extension or cancellation shall materially adversely affect a Participant’s Award without a Participant’s consent;
(g)    to accelerate, continue, extend or defer the exercisability and/or vesting of any Award, including with respect to the period following a Participant’s termination of Service;
(h)    to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws of, or to accommodate the tax policy or custom of, foreign jurisdictions whose citizens may be granted Awards;
(i)    to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law; and
(j)    notwithstanding the foregoing, except as provided in Sections 4.1, 4.2, 4.3 and Section 25, the terms of an outstanding Award may not be amended by the Committee, without approval of the Company’s stockholders, to: reprice an Award or otherwise (i) reduce the exercise price of an outstanding Option or to reduce the exercise price of an outstanding Stock Appreciation Right, (ii) cancel an outstanding Option or outstanding Stock Appreciation Right in exchange for other Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the cancelled Option or the cancelled Stock Appreciation Right, as applicable, or (iii) cancel an outstanding Option with an exercise price that is greater than the Fair Market Value of a share of Stock on the date of cancellation or cancel an outstanding Stock Appreciation Right with an exercise price that is greater than the Fair Market Value of a share of Stock on the date of cancellation in exchange for cash or another Award. In addition, no Option reloading will be permitted.

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3.4	Administration with Respect to Insiders
With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3 and all other applicable laws, including any required blackout periods. At any time the Company is required to comply with Securities Regulation BTR, all transactions under this Plan respecting the Company’s securities shall comply with Securities Regulation BTR and the Company’s insider trading policies, as revised from time to time, or such other similar Company policies, including but not limited to policies relating to blackout periods. Any ambiguities or inconsistencies in the construction of an Award shall be interpreted to give effect to such limitation. To the extent any provision of the Plan or Award Agreement or action by the Committee or Company fails to so comply, such provision or action shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee in its discretion.

3.5	Indemnification
EACH PERSON WHO IS OR WAS A MEMBER OF THE BOARD OR THE COMMITTEE SHALL BE INDEMNIFIED BY THE COMPANY AGAINST AND FROM ANY DAMAGE, LOSS, LIABILITY, COST AND EXPENSE THAT MAY BE IMPOSED UPON OR REASONABLY INCURRED BY HIM IN CONNECTION WITH OR RESULTING FROM ANY CLAIM, ACTION, SUIT, OR PROCEEDING TO WHICH HE MAY BE A PARTY OR IN WHICH HE MAY BE INVOLVED BY REASON OF ANY ACTION TAKEN OR FAILURE TO ACT UNDER THE PLAN (INCLUDING SUCH INDEMNIFICATION FOR A PERSON’S OWN, SOLE, CONCURRENT OR JOINT NEGLIGENCE OR STRICT LIABILITY), EXCEPT FOR ANY SUCH ACT OR OMISSION CONSTITUTING WILLFUL OR INTENTIONAL MISCONDUCT, FRAUD OR GROSS NEGLIGENCE. SUCH PERSON SHALL BE INDEMNIFIED BY THE COMPANY FOR ALL AMOUNTS PAID BY HIM IN SETTLEMENT THEREOF, WITH THE COMPANY’S APPROVAL, OR PAID BY HIM IN SATISFACTION OF ANY JUDGMENT IN ANY SUCH ACTION, SUIT, OR PROCEEDING AGAINST HIM, PROVIDED HE SHALL GIVE THE COMPANY AN OPPORTUNITY, AT ITS OWN EXPENSE, TO HANDLE AND DEFEND THE SAME BEFORE HE UNDERTAKES TO HANDLE AND DEFEND IT ON HIS OWN BEHALF. THE FOREGOING RIGHT OF INDEMNIFICATION SHALL NOT BE EXCLUSIVE OF ANY OTHER RIGHTS OF INDEMNIFICATION TO WHICH SUCH PERSONS MAY BE ENTITLED UNDER THE COMPANY’S CERTIFICATE OF INCORPORATION OR BYLAWS, AS A MATTER OF LAW, OR OTHERWISE, OR ANY POWER THAT THE COMPANY MAY HAVE TO INDEMNIFY THEM OR HOLD THEM HARMLESS.

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SECTION 4

SHARES SUBJECT TO PLAN

4.1	Maximum Number of Shares Issuable
Subject to adjustment as provided in Section 4.2, Section 4.3 and Section 25, the maximum aggregate number of shares of Stock that may be issued with respect to Awards under the Plan shall be four million eight hundred fifty thousand (4,950,000) and may consist of any of the following: shares of Stock held in treasury of the Company, shares of Stock authorized but unissued or shares of Stock reacquired by the Company or any combination of the foregoing. The maximum aggregate number of such shares of Stock authorized for issuance in the foregoing sentence that may be issued as Incentive Stock Options shall be four million (4,000,000) shares of Stock. Shares of Stock of an outstanding Award that for any reason expire or are terminated, forfeited or canceled shall again be available for issuance under the Plan; provided, however, that amounts withheld for taxes or are withheld for the purchase price for Options or SARs shall not again be available for issuance under the Plan, but shares withheld for the purchase price or for taxes for Restricted Stock, Performance Awards or Other Stock-Based Awards (other than an Option or SAR) shall be available for issuance under the Plan. Awards that by their terms are to be settled solely in cash shall not be counted against the number of shares of Stock available for the issuance of Awards under the Plan. Shares of stock issued under Awards granted in assumption, substitution or exchange for previously granted awards of a company acquired by the Company (“Substitute Awards”) do not reduce the shares of Stock available under the Plan and available shares under a stockholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for Awards under the Plan and do not reduce the Plan’s shares of Stock reserved as provided herein (subject to New York Stock Exchange listing requirements, as long as the Stock is listed on this exchange or the applicable other exchange requirements on which the Stock is listed).
Solely for the purposes of the performance-based exception under Code Section 162(m), and subject to the maximum number of shares of Stock available for Awards under the Plan as provided in the preceding paragraph of this Section 4.1, the following rules shall apply to grants of Awards that are intended to meet the performance-based exception under Code Section 162(m) and for which the performance-based exception under Code Section 162(m) is still available for Awards granted prior to the effective date of changes in Code Section 162(m) under the Tax Cuts and Jobs Act:
(a)    Subject to adjustment as provided in Section 4.2, Section 4.3 and Section 25, the maximum aggregate number of shares of Stock that may be subject to Options and Stock Appreciation Rights with respect to Awards granted in any calendar year to any Participant shall be one million seven hundred fifty thousand (1,750,000) shares of Stock, and the exercise price per share of Stock for an Option or Stock Appreciation Right shall be equal to at least the Fair Market Value per share of Stock on the grant date of the Award. If such an Award may be settled in cash as permitted under the terms of the Award, the number of shares of Stock for the cash amount shall be counted toward the individual share limit provided in this subsection (a) calculated as of the date of grant.

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(b)    Subject to adjustment as provided in Section 4.2, Section 4.3 and Section 25, the maximum aggregate number of shares of Stock subject to Awards, other than Options and Stock Appreciation Rights, that may be settled in Stock including, without limitation, Restricted Stock or any Other Stock-Based Award with respect to Awards granted in any calendar year to any Participant shall be one million seven hundred fifty thousand (1,750,000). If such an Award is to be settled in cash rather than Stock pursuant to its terms, the number of shares of Stock that could be issued for the cash amount shall be counted toward the individual share limit in this subsection (b) calculated as of the date of grant.
(c)    Subject to adjustment as permitted under Section 4.2, Section 4.3 or Section 25, the maximum aggregate cash subject to Awards, including, without limitation, Performance Awards intended to meet the performance-based exception under Code Section 162(m) to be settled solely in cash with respect to Awards granted in any calendar year that may be made to any Participant shall be one million two hundred fifty thousand dollars ($1,250,000) calculated as of the date of grant.
(d)    With respect to any Option or Stock Appreciation Right granted to a Participant that is canceled or repriced, the number of shares of Stock subject to such Option or Stock Appreciation Right shall continue to count against the maximum number of shares of Stock that may be the subject of Options or Stock Appreciation Rights granted to such Participant hereunder but only to the extent such is required in accordance with Section 162(m) of the Code.
(e)    The limitations of subsections (a), (b), (c) and (d) above shall be construed and administered so as to comply with the performance-based exception in Code Section 162(m) for Awards granted prior to the Effective Date and shall only apply to the extent required to meet the performance-based exception under Code Section 162(m) for Awards intended by the Committee to meet the performance-based exception under Code Section 162(m) to the extent it is still available for such Awards.

4.2	Adjustments for Changes in Capital Structure
In the event of any stock dividend or extraordinary cash dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, appropriate adjustments shall be made in the number and class of shares of Stock subject to the Plan and to any outstanding Awards, and in the exercise price per share of any outstanding Awards and with respect to Options, if applicable, in accordance with Code Sections 424 and 409A. If a majority of the shares of Stock, which are of the same class as the shares of Stock that are subject to outstanding Awards, are exchanged for, converted into, or otherwise become (whether or not pursuant to a change in control) shares of another company (the “New Shares”), the Committee may, in its sole discretion, unilaterally amend the outstanding Awards to provide that such Awards are exercisable for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise price per share of, the outstanding Awards shall be adjusted in a fair and equitable manner as determined by the Committee, in its discretion, and with respect to Options in accordance with Code Sections 424 and 409A and the regulations thereunder. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this

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Section 4.2 shall be rounded down to the nearest whole number, and in no event may the exercise price of any Award be decreased to an amount less than the par value, if any, of the stock subject to the Award. The adjustments determined by the Committee pursuant to this Section 4.2 shall be final, binding and conclusive.

a.	- PShares Available for Awards and Payouts
(a)    The following Awards and payouts shall reduce, on a one share for one share basis, the number of shares of Stock authorized for issuance under Section 4.1 of the Plan:
(i)    Options; and
(ii)    SARs (except a tandem SAR).
(b)    The following Awards and payouts shall reduce, on a 1.2 share for one share basis, the number of shares of Stock authorized for issuance under Section 4.1 of the Plan:
(i)    Restricted Stock;
(ii)    A payout of an Other Stock-Based Award in shares of Stock (other than for a SAR or Option);
(iii)    A payout of Performance Awards in shares of Stock; and
(iv)    A payout of Dividends or Dividend Equivalents in Stock.
Notwithstanding the foregoing, any Award that is payable solely in cash shall not reduce the number of shares of Stock authorized under Section 4.1.
(c)    Shares of Stock shall be restored to the Plan on the same basis for which the type of Award reduced the number of shares of Stock authorized for issuance under Section 4.1 as follows:
(i)    A payout of a SAR, tandem SAR, Restricted Stock Award, Performance Award or Other Stock-Based Award in the form of cash;
(ii)    Except as expressly provided in Section 4.1, a cancellation, termination, expiration, forfeiture, or lapse for any reason (with the exception of the termination of a tandem SAR upon exercise of the related Option, or the termination of a related Option upon exercise of the corresponding tandem SAR) of any shares of Stock subject to an Award;
(iii)    Payment for the purchase price or the withholding of shares of Stock for taxes under a Restricted Stock Award, Performance Award or Other Stock-Based Award (other than an Option or a SAR); and
(iv)    Notwithstanding the foregoing, shares of Stock not issued or delivered as a result of net settlement of an Award that is a SAR or Option or shares used to pay the

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exercise price or withholding taxes related to an outstanding SAR or Option or shares of Stock repurchased on the open market with the proceeds of an exercise price for a SAR or Option shall not be restored to the Plan or made available for issuance for Awards under the Plan.
SECTION 5

ELIGIBILITY AND AWARD LIMITATIONS

5.1	Persons Eligible for Awards
Awards may be granted only to Employees, Consultants, and Directors. For purposes of the foregoing sentence, “Employees,” “Consultants,” and “Directors” shall include prospective Employees, prospective Consultants and prospective Directors to whom Awards are granted in connection with written offers of employment or other service relationships with the Company subject to their actual commencement of Service. Eligible Persons may be granted more than one (1) Award. Eligibility in accordance with this Section shall not entitle any Person to be granted an Award, or, having been granted an Award, to be granted an additional Award.

5.2	Award Agreements
Each Participant to whom an Award is granted shall be required to enter into an Award Agreement with the Company, in such a form as is provided by the Committee. The Award Agreement shall contain specific terms as determined by the Committee, in its discretion, with respect to the Participant’s particular Award. Such terms need not be uniform among all Participants or any similarly situated Participants. The Award Agreement may include, without limitation, vesting, forfeiture and other provisions specific to the particular Participant’s Award, as well as, for example, provisions to the effect that the Participant (i) shall not disclose any confidential information acquired during employment with the Company or while providing service to the Company, (ii) shall abide by all the terms and conditions of the Plan and such other terms and conditions as may be imposed by the Committee, (iii) shall not interfere with the employment or other Service of any Employee or service provider of the Company, (iv) shall not compete with the Company or become involved in a conflict of interest with the interests of the Company, (v) shall forfeit an Award if terminated for Cause, (vi) shall not be permitted to make an election under Section 83(b) of the Code when applicable, (vii) shall be subject to transfer restrictions respecting the Award or Stock, (viii) shall be subject to any other agreement between the Participant and the Company regarding shares of Stock that may be acquired under an Award including, without limitation, an agreement restricting the transferability of the Award or shares of Stock by Participant or any other restrictions or requirements of any stockholders’ agreement that is in effect from time to time, or (ix) shall abide by any Company clawback policies as may be in effect from time to time, or that the Award shall be subject to any provisions or definitions the Committee deems necessary or desirable to comply with Code Section 409A. An Award Agreement shall include such terms and conditions as are determined by the Committee, in its discretion, to be appropriate with respect to any individual Participant.

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5.3	Award Grant Restrictions
Any person who is not an Employee on the effective date of the grant of an Award to such person may be granted only a Nonstatutory Stock Option, Restricted Stock or Other Stock-Based Award. An Incentive Stock Option Award granted to an Employee of the Company, or its Parent or Subsidiary as defined in Code Section 424(f), or to a prospective Employee of the Company, or its Parent or its Subsidiary as defined in Code Section 424(f) upon the condition that such person become an Employee shall be deemed granted effective on the date such person commences service as an Employee with the Company, with an exercise price determined as of such date in accordance with Section 6.1.

5.4	Fair Market Value Limitations for Incentive Stock Options
To the extent that Options designated as Incentive Stock Options (granted under all stock option plans of the Company or Parent or Subsidiary as defined in Code Section 422, including the Plan) become exercisable by a Participant for the first time during any calendar year for Stock having an aggregate Fair Market Value greater than one hundred thousand dollars ($100,000), the portion of such options which exceeds such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section 5.4, Options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of Stock shall be determined as of the time the Option with respect to such Stock is granted. If the Code is amended to provide for a different limitation from that set forth in this Section 5.4, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section 5.4, the Company at the request of the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Separate shares of Stock representing each such portion shall be issued upon the exercise of the Option.

5.5	Repurchase Rights, Right of First Refusal and Other Restrictions on Stock
Shares of Stock under the Plan may be subject to a right of first refusal, one or more repurchase options, or other conditions and restrictions pursuant to a contract entered into by the Company and its stockholders or otherwise as determined by the Committee or as provided in the Award Agreement, in the Committee’s discretion. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Participant shall execute any agreement, including but not limited to, the Award Agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all shares of Stock acquired hereunder for the placement of appropriate legends evidencing any such transfer restrictions, if applicable.

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5.6	Minimum Vesting Periods
All Awards shall have a minimum of a one (1) year of Service vesting period for exercise and/or payment for Awards that vest solely based on the Participant’s provision of Services; provided however that with respect to Director Awards such minimum vesting shall be the earlier of one (1) year of Service or the date of Company’s next annual stockholders’ meeting following the date of the grant of the Award.
SECTION 6

TERMS AND CONDITIONS OF OPTIONS
Options shall be evidenced by Award Agreements specifying the number of shares of Stock covered thereby, in such form as the Committee shall from time to time establish. No Option or purported Option shall be a valid and binding obligation of the Company unless evidenced by an Award Agreement. Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

6.1	Exercise Price
The exercise price for each Option shall be established in the discretion of the Committee; provided, however, that (a) subject to adjustments permitted under the Plan under Section 4.2 and Section 25, and other than with respect to Substitute Awards, the exercise price per share for an Option shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option, (b) no Incentive Stock Option granted to a Ten Percent Owner Participant shall have an exercise price per share of Stock less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Sections 424 and 409A of the Code.

6.2	Exercisability, Vesting and Term of Options
(a)    Exercisability. Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such Option; provided, however, that (i) no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option provided that an Option, that is not an Incentive Stock Option, may be exercised for the thirty (30)-day period after the expiration of a limitation on the Participant’s ability to exercise due to Section 16(b), the Company’s insider trading policy or other applicable law which may extend beyond the ten (10)-year term for this limited purpose, (ii) no Incentive Stock Option granted to a Ten Percent Owner Participant shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option, and (iii) no Option granted to a prospective Employee, prospective Consultant or prospective Director may become exercisable prior

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to the date on which such person commences Service. Subject to the foregoing, unless otherwise specified by the Committee in the grant of an Option, any Option granted hereunder shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.
(b)    Vesting. The Committee shall specify the vesting schedule, if any, in the applicable Award Agreement.
(c)    Incentive Stock Options. Unless otherwise provided in the Option Agreement with respect to death or Disability of the Participant, the Incentive Stock Options may only be exercised within three (3) months after the Participant’s termination of Service.

6.3	Payment of Exercise Price
(a)    Forms of Consideration Authorized. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made in cash, by check or cash equivalent or upon approval by the Committee in its sole discretion by any of the following (i) subject to Section 6.3(b)(i) below, by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant having a Fair Market Value not less than the exercise price; (ii) subject to the Company’s rights set forth in Section 6.3(b)(ii) below, by causing the Company to withhold from the shares of Stock issuable upon the exercise of the Option the number of whole shares of Stock having a Fair Market Value, as determined by the Company, not less than the exercise price (a “Cashless Exercise”); (iii) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law; or (iv) by any combination of cash or any of the foregoing or any combination of (i-iii) thereof. The Committee may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.
(b)    Limitations on Forms of Consideration.
(i)    Tender of Stock. Notwithstanding the foregoing, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock.
(ii)    Cashless Exercise. The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise in order to comply with applicable law.

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SECTION 7

RESTRICTED STOCK

7.1	Award of Restricted Stock
(a)    Grant. In consideration of the performance of Service by any Participant who is an Employee, Consultant or Director, Stock may be awarded under the Plan by the Committee as Restricted Stock with such restrictions during the Restriction Period as the Committee may designate in its discretion, any of which restrictions may differ with respect to each particular Participant. Restricted Stock may also be awarded as an Other Stock-Based Award subject to performance goals under Section 8.2. Restricted Stock shall be awarded for no additional consideration or such additional consideration as the Committee may determine, which consideration may be equal to or more than the Fair Market Value of the shares of Restricted Stock on the grant date. The terms and conditions of each grant of Restricted Stock shall be evidenced by an Award Agreement.
(b)    Immediate Transfer Without Immediate Delivery of Restricted Stock. Unless otherwise specified in the Participant’s Award Agreement, each Restricted Stock Award shall constitute an immediate transfer of the record and beneficial ownership of the shares of Restricted Stock to the Participant in consideration of the performance of Service as an Employee, Consultant or Director, as applicable, entitling such Participant to all voting, dividends and other ownership rights in such shares of Stock.
As specified in the Award Agreement, a Restricted Stock Award may limit the Participant’s dividend and voting rights during the Restriction Period in which the shares of Restricted Stock are subject to a “substantial risk of forfeiture” (within the meaning given to such term under Code Section 83) and restrictions on transfer. In the Award Agreement, the Committee may apply any restrictions to the dividends that the Committee deems appropriate.

7.2	Restrictions
(a)    Forfeiture of Restricted Stock. Restricted Stock awarded to a Participant may be subject to the following restrictions until the expiration of the Restriction Period: (i) a restriction that constitutes a substantial risk of forfeiture (as defined in Code Section 83), and a restriction on transferability; and (ii) any other restrictions, including restrictions that do not constitute a substantial risk of forfeiture restriction or a restriction on transferability that the Committee determines in advance are appropriate, and may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee. Any such restrictions shall be set forth in the particular Participant’s Award Agreement. Unless otherwise specified by the Committee in the Award Agreement, the Restricted Stock that is subject to restrictions which are not satisfied shall be forfeited and all rights of the Participant to such Stock shall terminate.

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(b)    Issuance of Restricted Stock. Reasonably promptly after the date of grant with respect to shares of Restricted Stock, the Company shall take the actions as it determines necessary in its sole discretion to cause the Stock to be issued subject to the forfeiture provisions and other requirements as the Committee determines necessary. Stock awarded pursuant to a grant of Restricted Stock may be evidenced in a manner as the Committee shall deem appropriate, including without limitation book entry, shares of Restricted Stock issued in the name of the Participant and held, together with a stock power endorsed in blank, by the Committee or Company (or their delegates), or in trust or in escrow pursuant to an agreement satisfactory to the Committee, as determined by the Committee, until such time as the restrictions on transfer have expired or the Committee may provide for the transfer of the shares of the Restricted Stock to a transfer agent on behalf of the Participant pursuant to terms as determined by the Committee to maintain the restricted status of the shares until vested. If the Company issues a Stock certificate, registered in the name of the Participant to whom such shares of Restricted Stock were granted, evidencing such shares, the Company shall not cause to be issued such a Stock certificate unless it has received a stock power duly endorsed in blank with respect to such shares of Stock. Each such Stock certificate shall bear the following legend or any other legend approved by the Company:
The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture and restrictions against transfer) contained in the Plan and an Award Agreement entered into between the registered owner of such shares and PetroQuest Energy, Inc. A copy of the Plan and Award Agreement are on file in the corporate offices of PetroQuest Energy, Inc.
Such legend shall not be removed from the certificate evidencing such shares of Restricted Stock until such shares vest pursuant to the terms of the Award Agreement.
(c)    Vesting. The Award Agreement shall specify the vesting schedule.
(d)    Removal of Restrictions. The Committee, in its discretion, shall have the authority to remove any or all of the restrictions on the Restricted Stock if it determines that, by reason of a change in applicable law or another change in circumstance arising after the grant date of the Restricted Stock, such action is appropriate.

7.3	Issuance of Stock
Subject to withholding taxes under Section 10 and to the terms of the Award Agreement, upon the lapse of the forfeiture restrictions as set forth in the Agreement, the unrestricted shares of Stock shall be evidenced in such manner as determined by the Committee and shall be issued to the Participant promptly after the restrictions have lapsed in a manner as determined by the Committee in its sole discretion.

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SECTION 8

OTHER STOCK-BASED AWARDS, PERFORMANCE AWARDS AND DIVIDENDS, OR DIVIDEND EQUIVALENTS

8.1	Grant of Other Stock-Based and Performance Awards
Other Stock-Based Awards may be awarded by the Committee to selected Participants that are denominated or payable in, valued in whole or in part by reference to, or otherwise related to, shares of Stock, as deemed by the Committee to be consistent with the purposes of the Plan and the goals of the Company. Performance Awards may be granted by the Committee in its sole discretion awarding cash or Stock (including Restricted Stock) or a combination thereof based upon the achievement of goals as determined by the Committee. Types of Other Stock-Based Awards or Performance Awards include, without limitation, purchase rights, phantom stock, Stock Appreciation Rights, restricted Stock units, performance units, Restricted Stock or Stock subject to performance goals, shares of Stock awarded that are not subject to any restrictions or conditions, convertible or exchangeable debentures related to the Stock, other rights convertible into shares of Stock, Awards valued by reference to the value of Stock or the performance of the Company or a specified Subsidiary, Affiliate division or department, Awards based upon performance goals established by the Committee and settlement in cancellation of rights of any person with a vested interest in any other plan, fund, program or arrangement that is or was sponsored, maintained or participated in by the Company or any Subsidiary. Stock Appreciation Rights will be subject to the same terms respecting Nonstatutory Stock Options as provided in Sections 6.2 and 6.3 hereof unless otherwise provided in the Award Agreement. Other Stock-Based Awards may be awarded either alone or in addition to or in tandem with any other Awards. Other Stock Based Awards and Performance Awards may be paid in Stock, cash or a combination thereof.

8.2	Other Stock-Based Award and Performance Awards Terms
(a)    Written Agreement. The terms and conditions of each grant of an Other Stock-Based Award or Performance Award shall be evidenced by an Award Agreement.
(b)    Purchase Price. To the extent that a Stock Appreciation Right is intended to be exempt from Code Section 409A, or for Awards granted prior to the Effective Date if the Company is a Publicly Held Corporation and the Stock Appreciation Right is intended to meet the performance-based exception in Code Section 162(m) and such exception is still available for such Awards, the exercise price per share of Stock shall not be less than one hundred percent (100%) of Fair Market Value of a share of Stock on the date of the grant of the Stock Appreciation Right and shall otherwise comply with Code Section 409A and/or, for Awards prior to the Effective Date, Code Section 162(m) with respect to Awards intended to meet the performance-based exception and such exception is still available.
(c)    Performance Goals and Other Terms. In its discretion, the Committee may specify such criteria, periods or performance goals for vesting in Other Stock-Based Awards or Performance Awards and payment thereof to the Participant as it shall determine; and the extent to which such criteria, periods or goals have been met shall be determined by the

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Committee. All terms and conditions of Other Stock-Based Awards and Performance Awards shall be determined by the Committee and set forth in the Award Agreement.
If any Other Stock-Based Award or Performance Award granted prior to the Effective Date is intended by the Committee to meet the performance-based exception in Code Section 162(m) and such exception is still available under Code Section 162(m), the following shall apply:
(i)    Performance Period. The Committee shall establish a performance period which shall be a period of time, as may be determined in the discretion of the Committee and set out in the Award Agreement, over which performance is measured for the purpose of determining a Participant’s right to and the payment value of an Other Stock-Based Award or Performance Award in accordance with Code Section 162(m). For each performance period, the Committee shall establish the number of Other Stock-Based Awards or Performance Awards and their contingent values which may vary depending on the degree to which performance criteria established by the Committee are met and shall establish the Awards and performance criteria within the time period required under Code Section 162(m) if such Awards are intended to meet the performance-based exception under Code Section 162(m).
(ii)    Performance Criteria. The Committee may establish performance goals applicable to Other Stock-Based Awards or Performance Awards based upon performance criteria specified in item (iii) below in one or more of the following categories: (x) performance of the Company as a whole and/or any Company Affiliate, (y) performance of a segment of the Company’s or its Affiliates’ business, business unit or division, and (z) individual performance. Performance criteria for the Company shall relate to the achievement of predetermined financial, operational or strategic objectives for the Company, as a whole and/or a Company Affiliate, and performance criteria for a segment of the Company’s business or business unit or division shall relate to the achievement of financial, operational or strategic objectives of the segment for which the Participant is accountable. The performance criteria in Section 8.2(c)(iii) may be used on an absolute or relative basis to measure the performance of the Company as a whole and/or a Company Affiliate or any business unit, division or segment of the Company and/or an Affiliate or any combination thereof as determined by the Committee or as compared to the performance of a group of comparable companies or published or special index or as compared to various stock market indices as the Committee may determine appropriate in its sole discretion.
(iii)    Performance criteria shall include any of the following (alone or in any combination): pre-tax or after tax profit levels, earnings per share, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, gross profit or gross profit growth, net operating profits before or after tax, and net income; share price, including, without limitation, growth measures and total stockholder return; return on assets, equity, capital or investment; return on

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capital; align cash flows with expenditures, maintain liquidity, reduce debt, cash flow and cash flow return on investment; economic value added and economic profit; growth in earnings per share; stock price performance, sales, costs, gross revenue, net revenue or revenue growth, margins, maintain reserve life index, growth in oil inventory and production, growth in production reserves or production volumes or reserves added, (and any of the foregoing as compared to a peer group as established by the Committee in its discretion); improvement in capital structure, levels of operating efficiency or expense, maintenance expense, productivity ratios, economic value or other added value, working capital targets, enterprise value, safety records; completion of acquisitions or business expansion or measures of customer satisfaction and customer service as determined from time to time including the relative improvement therein; and merger and acquisitions for value added opportunities. Individual performance criteria shall relate to a Participant’s overall performance, taking into account, among other measures of performance, the attainment of individual goals and objectives. The performance goals may differ among Participants and shall be established in accordance with Code Section 162(m) to the extent an Award is intended to comply with Code Section 162(m). To the extent permitted under Code Section 162(m) with respect to Awards intended to meet the performance-based exception under Code Section 162(m), the Committee is authorized at any time during the first ninety (90) days of a performance period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), or at any time thereafter (but only to the extent the exercise of such authority after such period would not cause the Awards granted to any Participant for the performance period to fail to qualify as “performance-based compensation” under Section 162(m) of the Code), in its sole and absolute discretion, to adjust or modify the calculation of a performance goal for such performance period to the extent permitted under Section 162(m) of the Code in order to prevent the dilution or enlargement of the rights of Participants based on the following events: asset write-downs; litigation or claim judgments or settlements; the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; any reorganization and restructuring programs; extraordinary, unusual or infrequently occurring items as described in Accounting Principles Board Opinion No. 30 (or any successor or pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; acquisitions or divestitures; any other specific unusual or nonrecurring events, or objectively determinable category thereof; and a change in the Company’s fiscal year. The Committee may also specify the application of any of the foregoing in the Award if necessary to comply with Code Section 162(m).
(iv)    Modification. If the Committee determines, in its discretion exercised in good faith, that the established performance measures or objectives are no longer suitable to the Company’s objectives because of a change in the Company’s business, operations, corporate structure, capital structure, or other conditions the Committee deems to be appropriate, the Committee may modify the performance

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measures and objectives to the extent it considers such modification to be necessary, provided, however, that with respect to Awards granted prior to the Effective Date intended to qualify for the performance-based exception of Code Section 162(m) and for which the performance-based exception is still available under Code Section 162(m), the Committee shall not permit any such modification that would cause the Awards to fail to qualify for the performance-based exception.
(v)    Compliance with Code Section 162(m). With respect to Awards granted prior to the Effective Date intended to meet the performance-based exception of Code Section 162(m) and if the Code Section 162(m) performance-based pay exception is still available under Code Section 162(m), the Committee shall administer the Awards and take all action that it determines are necessary, including but not limited to certifying that performance goals have been met, so that Awards intended to meet the performance-based exception comply with Code Section 162(m).
(d)    Payment. Other Stock-Based Awards or Performance Awards may be paid in shares of Stock, cash or other consideration or a combination thereof related to such shares, in a single payment or in installments on such dates as determined by the Committee, all as specified in the Award Agreement.

8.3	Dividends or Dividend Equivalents.
The terms of any Award granted under the Plan shall be set forth in an Award Agreement which shall provide, as determined by the Committee in its sole discretion, whether such Awards (other than Options and Stock Appreciation Rights) shall receive dividends or amounts equivalent to cash, Stock or other property as dividends on Stock (“Dividend Equivalents”) with respect to the number of shares of Stock covered by the Award; provided, however, any Dividends or Dividend Equivalents with respect to shares of Stock covered by an Award shall be subject to restrictions and risk of forfeiture to the same extent as those shares of Stock covered by the Award with respect to such Dividends or Dividend Equivalents. Notwithstanding the foregoing, in no event will dividends or Dividend Equivalents be awarded with respect to an Option or Stock Appreciation Rights.

8.4	Limitations for Director Awards.
Subject to adjustments pursuant to Sections 4.2, 4.3 and 25, the amount of an Award granted to each Director in a calendar year shall not exceed five hundred thousand dollars ($500,000) in value of the aggregate of Stock and cash Awards.
SECTION 9

EFFECT OF TERMINATION OF SERVICE

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9.1	Option Exercisability and Award Vesting
Subject to earlier termination of the Option or other Award as otherwise provided herein and unless otherwise provided by the Committee in the Award Agreement, an Award and Option shall be vested and an Option shall be exercisable after a Participant’s termination of Service only during the applicable time period determined in accordance with this Section 9.1 and thereafter shall terminate:
(a)    Disability or Death. If the Participant’s Service terminates because of the Disability or death of the Participant, the unvested portion of any Award shall be forfeited and terminated and the vested portion of an Option may be exercised by the Participant or the applicable of his guardian or legal representative or estate for a period of three (3) months after the date on which the Participant’s Service terminated due to Disability or one (1) year after the date on which the Participant’s Service terminated due to death, respectively, but in any event no later than the date of expiration of the Option’s term, which in no event shall exceed ten (10) years from the date of grant, as set forth in the Award Agreement evidencing such Option, except as provided in Section 6.2(a)(i) for a Nonstatutory Stock Option or SAR (the “Option Expiration Date”).
(b)    Change in Control. Upon a Change in Control then (i) the vested portion of the Option, to the extent unexercised and exercisable on the date on which the Participant’s Service terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of three (3) months after the date on which the Participant’s Service terminated without Cause, but in any event no later than the Option Expiration Date, and (ii) the exercisability and vesting of the Option or other Award and any shares of Stock acquired upon the exercise thereof may otherwise be accelerated effective as of the date on which the Participant’s Service terminated to such extent, if any, as shall have been determined by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Option or other Award.
(c)    Termination for Cause. The effect of a termination for Cause shall be specified in the Award Agreement.
(d)    Other Termination of Service. If the Participant’s Service terminates for any other reason (including Retirement), except Disability, death, termination after a Change in Control, or Cause, any Award or Option, to the extent unvested shall be forfeited by the Participant on the date on which the Participant’s Service is terminated, and any vested Option may be exercised by the Participant at any time prior to the expiration of three (3) months after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.

9.2	Extension of Option if Exercise Prevented by Law
Notwithstanding the foregoing, other than termination for Cause, if the exercise of an Option within the applicable time periods set forth in Section 9.1 is prevented by the provisions of Section 12 below, the Option shall remain exercisable until thirty (30) days (or such longer period of time

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as determined by the Committee, in its discretion) after the date the Participant is notified by the Company that the Option is exercisable, but in any event no later than the Option Expiration Date subject to the limited mandatory extension as provided in Section 6.2(a)(i).

9.3	Extension if Participant Subject to Section 16(b)
Notwithstanding the foregoing, other than termination for Cause, if a sale within the applicable time periods set forth in Section 9.1 of shares of Stock acquired upon the exercise of the Option would subject the Participant to liability under Section 16(b) of the Exchange Act, the Option (if exercisable) shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the Participant would no longer be subject to such liability, (ii) three (3) months after the Participant’s termination of Service, or (iii) the Option Expiration Date subject to the limited mandatory extension as provided in Section 6.2(a)(i).
SECTION 10

WITHHOLDING TAXES

10.1	Tax Withholding
All Awards are subject to, and the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan or an Award hereunder and all Awards are subject to the Company’s right hereunder.

10.2	Share Withholding
With respect to tax withholding required upon the exercise of Options, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of any Awards, the Committee in its discretion, may elect to satisfy the withholding requirement, in whole or in part, by having the Company withhold shares of Stock having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction (or such higher amount if consistent with the equity treatment of the Award under the applicable accounting rules). All such elections shall be subject to any restrictions or limitations that the Committee, in its discretion, deems appropriate. Any fraction of a share of Stock required to satisfy such obligation shall be disregarded and the amount due shall instead be paid in cash by the Participant or rounded up as determined by the Committee to the extent consistent with accounting rules.

10.3	Incentive Stock Options
With respect to shares of Stock received by a Participant pursuant to the exercise of an Incentive Stock Option, if such Participant disposes of any such shares within (i) two (2) years from the date of grant of such Option or (ii) one (1) year after the transfer of such shares to the Participant, the Company shall have the right to withhold from any salary, wages or other compensation payable

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by the Company to the Participant an amount sufficient to satisfy federal, state and local tax withholding requirements attributable to such disqualifying disposition.
SECTION 11

PROVISION OF INFORMATION
Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company’s common stockholders.
SECTION 12

COMPLIANCE WITH SECURITIES LAW,
OTHER APPLICABLE LAWS AND COMPANY POLICIES
The Plan, Award Agreements, the grant of Awards and the issuance of shares of Stock shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to securities and all other applicable laws, regulations and requirements of any stock exchange or market system upon which the stock is listed or traded. Options may not be exercised and Stock may not be issued if the issuance of shares of Stock would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Option may be exercised and no shares of Stock may be issued unless (a) a registration statement under the Securities Act shall at the time be in effect with respect to the shares issuable or (b) in the opinion of legal counsel to the Company, the shares issuable may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. If the shares of Stock issuable pursuant to an Award are not registered under the Securities Act, the Company may imprint on the certificate for such shares the following legend or any other legend which legal counsel for the Company considers necessary or advisable to comply with the Securities Act:
THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT UPON SUCH REGISTRATION OR UPON RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED FOR SUCH SALE OR TRANSFER.
The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of any Option or the issuance of shares of Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

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Unless otherwise specifically provided in an Award Agreement, all Awards and all shares of stock issued and any payments are subject to the Company’s clawback policies adopted by the Company at any time and as amended from time to time.
SECTION 13

NONTRANSFERABILITY OF AWARDS AND STOCK
During the lifetime of the Participant, an Award shall be exercisable only by the Participant or the Participant’s guardian or legal representative. Subject to the provisions in this Section 13, an Award may be assignable or transferable by the Participant only by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in Section 414(p) of the Code, and only if it is so specified in the Award Agreement; provided, however, that an Incentive Stock Option may only be assignable or transferable by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee in the Award Agreement, and in accordance with applicable law, in its discretion, and set forth in the Award Agreement evidencing such Option, a Nonstatutory Stock Option shall be assignable or transferable subject to the applicable limitations, if any, under the Securities Act, and the General Instructions to Form S-8 Registration Statement under the Securities Act. However, the transferee or transferees must be any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, in each case with respect to the Participant, any person sharing the Participant’s household (other than a tenant or employee of the Company), a trust in which these persons have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, or any other entity in which these persons (or the Participant) own more than fifty percent (50%) of the voting interests (collectively, “Permitted Transferees”); provided further that, (a) there may be no consideration for any such transfer and (b) subsequent transfers of Options transferred as provided above shall be prohibited except subsequent transfers back to the original holder of the Option and transfers to other Permitted Transferees of the original holder.
SECTION 14

NONCOMPETITIVE ACTIONS
The Committee may provide in an Award Agreement a requirement to enter into a noncompetition agreement in connection with the Award or the effect of a violation of a noncompetition agreement on an Award.
SECTION 15

TERMINATION OR AMENDMENT OF PLAN
The Committee may terminate or amend the Plan at any time. However, no grant of Awards shall be made after the tenth (10th) anniversary of the Effective Date (the “Term”). Subject to changes in applicable law, regulations or rules that would permit otherwise, without the approval

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of the Company’s stockholders within the time required, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4 and Section 25), (b) no change in the class of persons eligible to receive Awards or purchase Stock under the Plan or to extend the Term of the Plan, (c) no repricing of an Option or SAR or other amendment as provided in Section 3.3(j) (except by operation of Sections 4 or 25 hereof) and (d) no other amendment of the Plan that would require approval of the Company’s stockholders under any applicable law, regulation or rule or the stock exchange or market system on which the Stock is traded. No termination or amendment of the Plan shall affect any then outstanding Award unless expressly provided by the Committee or otherwise provided in the Plan. In any event, no termination or amendment of the Plan may materially adversely affect any then outstanding Award without the consent of the Participant, unless such termination or amendment is required to enable an Award designated as an Incentive Stock Option to qualify as an Incentive Stock Option or is necessary to comply with any applicable law, regulation or rule, including Code Section 409A or as otherwise permitted under the Plan, including upon a Change in Control.
SECTION 16

STOCKHOLDER APPROVAL
The PetroQuest Energy, Inc. 2016 Long Term Incentive Plan was originally adopted by the Board as of May 18, 2016 and approved by the stockholders of the Company on said date. The Plan as hereby amended and restated was approved by the Board effective as of the Effective Date subject to Company stockholder approval on the Effective Date. Options or Awards in excess of the Stock previously approved by the stockholders on May 18, 2016 shall not become exercisable and otherwise shall not be paid or payable, and no Stock shall be issued with respect thereto earlier than the date of stockholder approval of this amended and restated Plan.
SECTION 17

NO GUARANTEE OF TAX CONSEQUENCES
Neither the Company, the Board nor the Committee makes any commitment or guarantee that any federal, state or local tax treatment will apply or be available to any person participating or eligible to participate hereunder.
SECTION 18

SEVERABILITY
In the event that any provision of this Plan shall be held illegal, invalid or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal, invalid, or unenforceable provision was not included herein.

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SECTION 19

GOVERNING LAW
The Plan and Awards shall be interpreted, construed and constructed in accordance with the laws of the State of Delaware without regard to its conflicts of law provisions, except as may be superseded by applicable laws of the United States.
SECTION 20

SUCCESSORS
All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
SECTION 21

RIGHTS AS A STOCKHOLDER
The holder of an Award shall have no rights as a stockholder with respect to any shares of Stock covered by the Award until the date the stock is issued to him or her for such shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock is issued.
SECTION 22

NO SPECIAL EMPLOYMENT OR SERVICE RIGHTS
Nothing contained in the Plan or Award Agreement shall confer upon any Participant receiving a grant of any Award any right with respect to the continuation of his or her Service or interfere in any way with the right of the Company (or a Company Affiliate), subject to the terms of any separate employment agreement to the contrary, at any time to terminate such Service or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of any Award.
SECTION 23

REORGANIZATION OF COMPANY
The existence of an Award shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the shares of Stock or the rights thereof, or the dissolution or liquidation of the Company,

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or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
SECTION 24

CODE SECTION 409A
To the extent that any Award is deferred compensation subject to Code Section 409A, the Award Agreement shall comply and all such Awards shall be interpreted to comply with the requirements of Code Section 409A including, without limitation, to the extent required using applicable definitions from Code Section 409A, and to the extent required by Code Section 409A, using a more restrictive definition of Change in Control to comply with Code Section 409A or a more restrictive definition of Disability as provided in Code Section 409A. To the extent an Award is deferred compensation subject to Code Section 409A, the Award shall specify a time and form of payment schedule. In addition if any Award constitutes deferred compensation under Section 409A of the Code (a “Section 409A Plan”), then the Award shall be subject to the following requirements, if and to the extent required to comply with Code Section 409A, and as determined by the Committee and specified in the Award Agreement:
(a)    Payments under the Section 409A Plan may not be made earlier than (i) the Participant’s separation from service, (ii) the date of the Participant’s Disability, (iii) the Participant’s death, (iv) a specified time (or pursuant to a fixed schedule) specified in the Award Notice at the date of the deferral of such compensation, (v) a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, or (vi) the occurrence of an unforeseeable emergency;
(b)    The time or schedule for any payment of the deferred compensation may not be accelerated, except to the extent provided in applicable Treasury Regulations or other applicable guidance issued by the Internal Revenue Service; and
(c)    Any elections with respect to the deferral of such compensation or the time and form of distribution of such deferred compensation shall comply with the requirements of Section 409A(a)(4) of the Code.
With respect to any Award that is subject to Code Section 409A, in the case of any Participant who is specified employee, a distribution on account of a separation from service may not be made before the date which is six (6) months after the date of the Participant’s separation from service (or, if earlier, the date of the Participant’s death). For purposes of the foregoing, the terms “separation from service” and “specified employee”, all shall be defined in the same manner as those terms are defined for purposes of Section 409A of the Code, and the limitations set forth herein shall be applied in such manner (and only to the extent) as shall be necessary to comply with any requirements of Section 409A of the Code that are applicable to the Award as determined by the Committee. If an Award is subject to Code Section 409A, as determined by the Committee, the Committee may interpret or amend any Award to comply with Code Section 409A without a Participant’s consent even if such amendment would have an adverse effect on a Participant’s Award. With respect to an Award that is subject to Code Section 409A, the Board may amend or interpret the Plan as it

31

deems necessary to comply with Section 409A, including, without limitation, limiting the Committee’s or Company’s discretion with respect to an Award that constitutes deferred compensation to the extent it would violate Code Section 409A, and no Participant consent shall be required even if such an amendment would have an adverse effect on a Participant’s Award. Notwithstanding the foregoing, none of the Company, the Committee, any Company Affiliate or their directors, members, officers, employees or agents of any of the foregoing guarantee or are responsible for the tax consequences to a Participant for an Award including, without limitation, an excise tax under Code Section 409A.
SECTION 25

ASSUMPTIONS OF AWARDS AND ADJUSTMENTS
UPON A CHANGE IN CONTROL
(a)    Assumption under the Plan of Outstanding Substitute Awards. Notwithstanding any other provision of the Plan, the Committee, in its absolute discretion, may authorize the assumption and continuation under the Plan of outstanding and unexercised stock options or other types of stock-based Substitute Awards. Any such action shall be upon such terms and conditions as the Committee, in its discretion, may deem appropriate, including provisions to preserve the holder’s rights under the previously granted and unexercised option or other stock-based Substitute Award, such as, for example, retaining the treatment as an Option under this Plan.
(b)    Assumption of Awards by a Successor. Subject to the accelerated vesting in any Award Agreement that applies in the event of a Change in Control, in the event of a Corporate Event (defined below), each Participant shall be entitled to receive, in lieu of the number of shares of Stock subject to Awards, such shares of capital stock or other securities or property as may be issuable or payable with respect to or in exchange for the number of shares of Stock which Participant would have received had he exercised the Award immediately prior to such Corporate Event, together with any adjustments (including, without limitation, adjustments to the option price and the number of Shares issuable on exercise of outstanding Options). For this purpose, shares of Restricted Stock shall be treated the same as unrestricted outstanding shares of Stock. A “Corporate Event” means any of the following: (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company’s assets, (iii) a merger, consolidation or combination involving the Company (other than a merger, consolidation or combination (A) in which the Company is the continuing or surviving corporation and (B) which does not result in the outstanding shares of Stock being converted into or exchanged for different securities, cash or other property, or any combination thereof), or (iv) if so determined by the Committee, any other “corporate transaction” as defined in Code Sections 424 or Code Section 409A. The Committee shall take whatever other action it deems appropriate to preserve the rights of Participants holding outstanding Awards, including, without limitation, to continue the exemption from deferred compensation treatment under Code Section 409A.
(c)    Notwithstanding Section 25(b) if a Change in Control occurs, except a Change in Control solely on account of Section 2.1(h)(ii), then the Committee, at its sole

32

discretion, shall have the power and right to (but subject to any accelerated vesting specified in an Award Agreement).
(i)    cancel, effective immediately prior to the occurrence of the Change in Control, each outstanding Award (whether or not then exercisable) (including the cancellation of any Options for which the exercise price is greater than the consideration to be received), and with respect to Options and SARs that currently have an exercise price less than the consideration to be received immediately prior to the Change in Control, pay to the Participant an amount in cash equal to the excess of (i) the value, as determined by the Committee, of the property (including cash) received by the holders of Stock as a result of such Change in Control over (ii) the exercise price of such Award, if any; provided, however, this subsection shall be inapplicable to an Award granted within six (6) months before the occurrence of the Change in Control but only if the Participant is an Insider and such disposition is not exempt under Rule 16b-3 (or other rules preventing liability of the Insider under Section 16(b) of the Exchange Act) and, in that event, the provisions hereof shall be applicable to such Award after the expiration of six (6) months from the date of grant; or
(ii)    provide for the exchange or substitution of each Award outstanding immediately prior to such Change in Control (whether or not then exercisable) for another award with respect to the Stock or other property for which such Award is exchangeable and, incident thereto, make an equitable adjustment as determined by the Committee, in its discretion, in the exercise price of the Award, if any, or in the number of shares of Stock or amount of property (including cash) subject to the Award; or
(iii)    provide for assumption of the Plan and such outstanding Awards by the surviving entity or its parent.
The Committee, in its discretion, shall have the authority to take whatever action it deems to be necessary or appropriate to effectuate the provisions of this Section 25.
[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the undersigned Officer of the Company certifies that the foregoing sets forth the Amended and Restated PetroQuest Energy, Inc. 2016 Long Term Incentive Plan effective as of the Effective Date as duly adopted by the Board.
PETROQUEST ENERGY, INC.

By:
Name:    [_______________]
Title:    [_______________]

*** Exercise Your Right to Vote ***
Important Notice Regarding the Availability of Proxy Materials for the
Stockholder Meeting to Be Held on May 16, 2018

PETROQUEST ENERGY, INC.
Meeting Information
Meeting Type: Annual Meeting
For holders as of: March 22, 2018
Date: May 16, 2018
Location: City Club at River Ranch
1100 Camellia Blvd
Lafayette, LA 70508
Time: 9:00 AM CDT

PETROQUEST ENERGY, INC.
400 E. KALISTE SALOOM RD. STE. 6000
LAFAYETTE, LA 70508
You are receiving this communication because you hold
shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

Before You Vote

How to Access the Proxy Materials
Proxy Materials Available to VIEW or RECEIVE:
1. Annual Report    2. Notice & Proxy Statement
How to View Online:
Have the information that is printed in the box marked by the arrow following page) and visit: www.proxyvote.com.
How to Request and Receive a PAPER or E-MAIL Copy:
(located on the
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:
1) BY INTERNET:    www.proxyvote.com
2) BY TELEPHONE:    1-800-579-1639
3) BY E-MAIL*:    sendmaterial@proxyvote.com
* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow
(located on the following page) in the subject line.
Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 02, 2018 to facilitate timely delivery.

How To Vote
Please Choose One of the Following Voting Methods

Vote In Person: Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.
Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow
available and follow the instructions.
Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting items
The Board of Directors recommends you vote FOR all of the nominees for director in proposal 1.

1. Election of Directors

Nominees

01 Charles T. Goodson    02 William W. Rucks, IV    03 E. Wayne Nordberg    04 W.J. Gordon, III    05 Charles F. Mitchell, II
06 J. Gerard Jolly

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

2. Adoption of the amended and restated 2016 Long Term Incentive Plan.

3. Ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2018.

4. Advisory approval of the Company's executive compensation.

NOTE: The undersigned also authorizes the named proxies to vote in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

PETROQUEST ENERGY, INC.
400 E. KALISTE SALOOM RD.
STE. 6000
LAFAYETTE, LA 70508

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/15/2018 for shares held directly and by 11:59
P.M. ET on 05/11/2018 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59
P.M. ET 05/15/2018 for shares held directly and by 11:59 P.M. ET on 05/11/2018 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR
all of the nominees for director in proposal 1.
For Withhold For All
All    All    Except
To withhold authority to vote for any
individual nominee(s), mark “For All
Except” and write the number(s) of the
nominee(s) on the line below.

1. Election of Directors
Nominees

01 Charles T. Goodson    02 William W. Rucks, IV    03 E. Wayne Nordberg    04 W.J. Gordon, III    05 Charles F. Mitchell, II
06 J. Gerard Jolly

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.    For    Against Abstain

2. Adoption of the amended and restated 2016 Long Term Incentive Plan.

3. Ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2018.

4. Advisory approval of the Company's executive compensation.

NOTE: The undersigned also authorizes the named proxies to vote in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]
Date
Signature (Joint Owners)
Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report and Notice & Proxy Statement
are available at www.proxyvote.com

PETROQUEST ENERGY, INC.
Annual Meeting of Stockholders
May 16, 2018 9:00 AM
This proxy is solicited by the Board of Directors

The undersigned stockholder of PetroQuest Energy, Inc. (the "Company"), revoking all prior proxies, hereby appoints Charles T. Goodson and Edward E. Abels, Jr., and each of them, the true and lawful attorneys, agents and proxies of the undersigned, each with full power of substitution, to vote on behalf of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the City Club at River Ranch, located at 1100 Camellia Blvd., Lafayette, Louisiana 70508, on Wednesday, May 16, 2018, at 9:00 a.m., Lafayette time, and at any postponement or adjournment of said meeting, all of the shares of the Company's common stock in the name of the undersigned or which the undersigned may be entitled to vote.

This Proxy, when properly executed, will be voted in the manner specified by the undersigned stockholder on the reverse side. If no direction is made, this Proxy will be voted FOR the election of all of the nominees for director in proposal 1 and FOR proposals 2, 3 and 4, and in accordance with the discretion of the persons designated above with respect to any other business properly before the meeting and at any postponement or adjournment of said meeting.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the
Proxy Statement furnished herewith.

(Continued and to be marked, dated and signed on reverse side)